Exhibit 10.102

CREDIT AGREEMENT

among
RIO GRANDE LNG PHASE 1 SUPER FINCO, LLC,
as P1 Super FinCo Borrower
RIO GRANDE LNG PHASE 2 SUPER FINCO, LLC,
as P2 Super FinCo Borrower
GLAS USA LLC
as Administrative Agent
GLAS USA LLC,
as Collateral Agent
THE FINANCIAL INSTITUTIONS AND OTHER ENTITIES
party hereto as Lenders from time to time
and
Each other Person that may become party hereto from time to time
Dated as of September 9, 2025
as amended by Amendment No. 1, dated as of October 16, 2025

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11.22 Joint and Several Liability	62
11.23 Certain Matters with respect to the T5 Project and Series B Loans	63

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SCHEDULES
I    Definitions
II    Commitments
III    Borrowers’ Knowledge
4.6    Environmental Matters
4.10    Ownership
4.11    Litigation
4.23    Transactions with Affiliates
4.24    Super FinCo Accounts
8.1(c)        Example Make Whole Premium Calculation
10.3    Addresses for Notices
11.15(i)    Disqualified Institutions

EXHIBITS
A    Form of Compliance Certificate
B-1    Form of Assignment and Assumption
B-2    Form of Restricted Lender Assignment and Assumption
C    Form of Closing Certificate
D    Form of A&R Cost Overrun Guaranty
E    Form of Interest Election Notice
F-1    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax purposes)
F-2    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax purposes)
F-3    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax purposes)
F-4    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are Partnerships for U.S. Federal Income Tax purposes)
G    Form of Note
H-1    Series A Closing Date Financial Model
H-2    Series B Closing Date Financial Model
I        Form of ESG Questionnaire
J    Dutch Auction Procedures
K        Permitted Tax Distributions

    v

CREDIT AGREEMENT, dated as of September 9, 2025 (this “Agreement”), among RIO GRANDE LNG PHASE 1 SUPER FINCO, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “P1 Super FinCo Borrower”); RIO GRANDE LNG PHASE 2 SUPER FINCO, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “P2 Super FinCo Borrower”, and together with the P1 Super FinCo Borrower, the “Super FinCo Borrowers”); GLAS USA LLC, as Administrative Agent for the Lenders; GLAS USA LLC, as Collateral Agent for the Secured Parties; the Lenders signatory hereto or who subsequently become party hereto pursuant to the terms hereof; and each other Person that may become party hereto from time to time.
W I T N E S S E T H :
WHEREAS, the Sponsor is developing the Rio Grande Facility, a natural gas liquefaction and LNG export facility located at the Port of Brownsville, Texas comprised of multiple Train Facilities and certain associated Common Facilities;
WHEREAS, Rio Grande LNG, LLC, a limited liability company incorporated under the laws of the State of Texas (the “P1 Liquefaction Owner”) is designing, engineering, developing, procuring, constructing, and installing the P1 Train Facilities, comprising the first, second, and third Train Facilities, and the P1 Common Facilities, comprising those Common Facilities necessary for three-train operations (collectively, the “P1 Project”);
WHEREAS, Rio Grande LNG Train 4, LLC, a limited liability company incorporated under the laws of the State of Delaware (the “T4 Liquefaction Owner”) will design, engineer, develop, procure, construct, and install the fourth Train Facility (the “Train 4 Facility”) and the additional Common Facilities (the “T4 Common Facilities”) necessary for four-train operations (collectively, the “T4 Project”);
WHEREAS, Rio Grande LNG Train 5, LLC, a limited liability company incorporated under the laws of the State of Delaware (the “T5 Liquefaction Owner”) will design, engineer, develop, procure, construct, and install the fifth Train Facility (the “Train 5 Facility”) and the additional Common Facilities (the “T5 Common Facilities”) necessary for five-train operations (collectively, the “T5 Project”);
WHEREAS, the P1 Common Facilities ~~and~~, the T4 Common Facilities, and the T5 Common Facilities will be owned by Rio Grande LNG Common Facilities LLC (“CFCo”) in accordance with the RG Facility Agreements;
WHEREAS, upon the design, engineering, development, procurement, construction, installation and testing thereof, the Sponsor will operate and maintain the Rio Grande Facility;
WHEREAS, the Super FinCo Borrowers have requested that the Series A Lenders establish a senior secured credit facility, pursuant to which the Series A Lenders will make available and provide, upon the terms and conditions set forth herein, the Series A Loans contemplated hereby on the terms and subject to the conditions herein specified, to be drawn in a single drawing on the Series A Closing Date;
WHEREAS, the Super FinCo Borrowers have requested that the Series B Lenders establish a senior secured credit facility, pursuant to which the Series B Lenders will make available and provide, upon the terms and conditions set forth herein, the Series B Loans contemplated hereby on the terms and subject to the conditions herein specified, to be drawn in a single drawing on the Series B Closing Date;
WHEREAS, the P1 Super FinCo Borrower is the indirect owner of certain Equity Interests in the P1 Liquefaction Owner;
WHEREAS, the P2 Super FinCo Borrower is the indirect owner of certain Equity Interests in the T4 Liquefaction Owner and the T5 Liquefaction Owner;

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WHEREAS, the P1 Liquefaction Owner ~~and~~, the T4 Liquefaction Owner, and the T5 Liquefaction Owner are or will be direct owners of CFCo and the other RG Facility Subsidiaries; and
WHEREAS, the Super FinCo Borrowers, the Administrative Agent, the Collateral Agent, the Series A Lenders constituting the Majority Lenders and the Series B Lenders entered into that certain Amendment No. 1 to Credit Agreement, dated as of the Series B Closing Date to make certain amendments to the Credit Agreement to reflect the addition of the Series B Loans and pursuant to which the Series B Lenders became parties hereto;
NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:
Article 1.
DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1Defined Terms. For all purposes of this Agreement (including the recitals hereto), capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule I.
1.2Rules of Construction. For all purposes of this Agreement (including the recitals hereto), the principles of construction set forth in Schedule I shall apply.
Article 2.
TERMS OF THE LOAN
2.1The Series A Loan.
(a)Loan. A senior secured loan in an aggregate initial principal amount of $600,000,000 (together with PIK Interest in respect thereof, the “Series A Loan”).
(b)Drawing. Subject to the terms and conditions set forth in this Agreement, each Series A Lender severally agrees to make to the Super FinCo Borrowers in a single draw on the Series A Closing Date its pro rata portion of the Series A Loan based on the aggregate amount of its respective Series A Commitment.
(c)Maturity. The principal amount of the Series A Loan (including PIK Interest) together with all other Obligations will become due and payable on the earlier of (x) the eighth anniversary of the Series A Closing Date and (y) the 85th day prior to the maturity of the FinCo Indebtedness, as extended in accordance with the FinCo Credit Agreement and Section 6.18(e) (unless all FinCo Indebtedness is prepaid in full prior to such date, in which case this prong (y) shall not apply) (such earlier date, the “Maturity Date”); provided, that, if such date does not occur on a Business Day, the Maturity Date shall be deemed to be the immediately preceding Business Day.
(d)Obligations of Lenders. The Series A Loan shall be made by the Series A Lenders ratably in accordance with their respective Series A Commitments. The failure of any Series A Lender to make its pro rata portion of the Series A Loan required to be made by it shall not relieve any other Series A Lender of its obligations hereunder; provided, that the Series A Commitments of the Series A Lenders are several and no Series A Lender shall be responsible for any other Series A Lender’s failure to make Series A Loans as required.
(e)Interest Rate. The Series A Loan shall bear interest at a fixed rate of 13.0% per annum, paid quarterly in arrears.
2.2The Series B Loan.
(a)Loan. A senior secured loan in an aggregate initial principal amount of $600,000,000 (together with PIK Interest in respect thereof, the “Series B Loan”).
(b)Drawing. Subject to the terms and conditions set forth in this Agreement, each Series B Lender severally agrees to make to the Super FinCo Borrowers in a single draw on the

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Series B Closing Date its pro rata portion of the Series B Loan based on the aggregate amount of its respective Series B Commitment.
(c)Maturity. The principal amount of the Series B Loan (including PIK Interest) together with all other Obligations will become due and payable on the Maturity Date.
(d)Obligations of Lenders. The Series B Loan shall be made by the Series B Lenders ratably in accordance with their respective Series B Commitments. The failure of any Series B Lender to make its pro rata portion of the Series B Loan required to be made by it shall not relieve any other Series B Lender of its obligations hereunder; provided, that the Series B Commitments of the Series B Lenders are several and no Series B Lender shall be responsible for any other Series B Lender’s failure to make Series B Loans as required.
(e)Interest Rate. The Series B Loan shall bear interest at a fixed rate of 13.0% per annum, paid quarterly in arrears.
(f)Consolidation. Following the first Interest Payment Date, the Series B Loans shall be consolidated with the Series A Loans and the Loans shall be treated as a single class pro rata. The Series A Loans shall be the surviving single class of pro rata Loans.
2.3Funding of the Loans.
(a)Each Series A Lender shall make its pro rata portion of the Series A Loan on the Series A Closing Date by wire transfer of immediately available funds by 2:00 p.m., New York City time, to such accounts as are specified in the irrevocable funds flow direction letter signed by an Authorized Officer of the Super FinCo Borrowers and delivered to the Administrative Agent by 12:00 p.m., New York City time at least three Business Days prior to the Series A Closing Date.
(b)Each Series B Lender shall make its pro rata portion of the Series B Loan on the Series B Closing Date by wire transfer of immediately available funds by 2:00 p.m., New York City time, to such accounts as are specified in the irrevocable funds flow direction letter signed by an Authorized Officer of the Super FinCo Borrowers and delivered to the Administrative Agent by 12:00 p.m., New York City time at least three Business Days prior to the Series B Closing Date.
2.4Fees; Original Issue Discount. Without limiting the provisions of Section 11.1, the Super FinCo Borrowers shall pay all fees (including upfront fees and agency fees), costs, expenses and other amounts (including, without limitation, fees and charges of counsel) payable to the Lenders and the Agents in the amounts, at the times agreed upon and otherwise in accordance with the Fee Letters.
2.5Repayment of Loans; Evidence of Debt.
(a)Repayment. The Super FinCo Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of the Lenders the aggregate principal amount of the Loans on the Maturity Date. There will be no scheduled amortization of the Loans prior to the Maturity Date.
(b)Evidence of Debt. Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Super FinCo Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be prima facie evidence of such Indebtedness of the Super FinCo Borrowers absent manifest error; provided, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Super FinCo Borrowers hereunder. Any Lender may request that Loans made by it to the Super FinCo Borrowers be evidenced by a promissory note substantially in the form of Exhibit G. In the event a Lender so requests the Super FinCo Borrowers in writing, the Super FinCo Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the relevant form, evidencing such Lender’s Loans.

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2.6Interest
(a)Payment of Interest. Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accrued pursuant to Section 2.6(f) (Default Interest) below shall be payable on demand.
(b)Form of Payment. If, as of any Quarterly Date, there is not sufficient Available Cash to pay the interest payable on such Quarterly Date, then the Super FinCo Borrowers may, by written notice to the Administrative Agent as specified below, pay such interest (solely with respect to the amounts for which there is not sufficient Available Cash), in-kind by adding the amount of such interest to the principal balance of the Loans (such interest, “PIK Interest”). On any Quarterly Date falling (x) prior to the first anniversary of the T4 Term Conversion Date, the Super FinCo Borrowers may pay up to 100% of the interest payable on such Quarterly Date as PIK Interest and (y) on or after the first anniversary of the T4 Term Conversion Date and prior to the Maturity Date, the Super FinCo Borrowers may pay up to 50% of the interest payable on such applicable Quarterly Date as PIK Interest, in each case in accordance with the prior sentence. All PIK Interest shall be deemed capitalized on the applicable Quarterly Date and an extension of Loans pursuant to the terms of, and subject to, the Finance Documents. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of Loans refers to the original face amount of the Loans plus any increase in the principal amount of the outstanding Loans on account of PIK Interest. The entire unpaid balance of all PIK Interest shall be immediately due and payable in full in immediately available funds on the Maturity Date. Other than to the extent constituting PIK Interest, as notified pursuant to an Interest Election Notice properly executed and delivered in accordance with the provisions of this Section 2.6, all interest payable on any Quarterly Date shall be payable in cash.
(c)Notice of PIK Interest. Each election pursuant to Section 2.6(b) shall be made upon the Super FinCo Borrowers’ irrevocable written notice to the Administrative Agent of its intention to pay such interest as PIK Interest. Each such notice shall be in the form of a written Interest Election Notice, appropriately completed and signed by an Authorized Officer of the Super FinCo Borrowers, which shall set forth the amount of Available Cash as of such Quarterly Date, the amount of interest due as of such Quarterly Date that shall be paid in cash and the amount of interest due as of such Quarterly Date that shall be paid as PIK Interest, along with supporting calculations therefor, and must be received by the Administrative Agent not later than the fifth Business Day prior to the relevant Quarterly Date.
(d)Notice by the Administrative Agent to the Lenders. The Administrative Agent shall advise each applicable Lender of the details of an Interest Election Notice and such Lender’s portion of such resulting PIK Interest (if any) at least one Business Day before the effective date set forth in such Interest Election Notice or otherwise promptly following receipt of such Interest Election Notice.
(e)Failure to Make an Interest Election Notice. Without limiting the obligation of the Super FinCo Borrowers to provide Interest Election Notices, if the Super FinCo Borrowers nevertheless fail to deliver a timely and complete Interest Election Notice in accordance with Section 2.6(c), then the Super FinCo Borrowers shall be deemed to have irrevocably elected to pay PIK Interest with respect to such interest payment to the maximum amount permitted by Section 2.6(b).
(f)Default Interest. Notwithstanding the foregoing, (i) any principal of or interest on any Loan or any fee or other amount payable by the Super FinCo Borrowers hereunder that is overdue and (ii) if an Event of Default shall have occurred and be continuing, any principal of or interest on any Loan or any fee or other amount payable by the Super FinCo Borrowers hereunder shall bear interest at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement.
(g)Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount (including PIK Interest) of such Loan as of the applicable date of determination.
2.7Payments.
(a)Unless otherwise specified, the Super FinCo Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or under Section 9.1, Section 9.2, or otherwise) or under any other Finance Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-

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off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 3 Second Street, Suite 206, Jersey City, NJ 07311, Attn: Client Services, except as otherwise expressly provided in the relevant Finance Document and except payments pursuant to Sections 9.1, 9.2, and Section 11.1, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (other than as contemplated in Section 2.1(c)), in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Finance Document are payable in Dollars.
(b)Each payment received by the Administrative Agent under this Agreement for account of a Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender at such Lender’s applicable lending office.
2.8Pro Rata Treatment. Except as otherwise provided in this Agreement, (a) the Loan shall be made from the Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments, (b) each payment or prepayment of principal of Loans by the Super FinCo Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, and (c) each payment of interest on Loans (including PIK Interest) by the Super FinCo Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
2.9Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Super FinCo Borrowers prior to the date on which any payment is due to the Administrative Agent for account of any Lender hereunder that the Super FinCo Borrowers will not make such payment, the Administrative Agent may assume that the Super FinCo Borrowers have made such payment on such date in accordance herewith and may, but in no event shall the Administrative Agent be obligated to, in reliance upon such assumption, distribute to such Lender the amount due. In such event, if the Super FinCo Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
2.10Sharing of Payments, Etc. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 2.10 shall not be construed to apply to any payment made by the Super FinCo Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Super FinCo Borrowers or any Affiliate thereof (as to which the provisions of this Section 2.10 shall apply). The Super FinCo Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable Government Rule, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Super FinCo Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Super FinCo Borrowers in the amount of such participation.
2.11AHYDO Sweep. Notwithstanding anything herein to the contrary (including Section 2.5(c)), if at the end of any accrual period (as defined in Section 1272(a)(5) of the Code) after its No Call Date, the amount of accrued and unpaid interest and original issue discount (as defined in Section 1273(a)(1) of the Code), if any, on the Loans would, but for this paragraph, exceed an amount equal to the product of the “issue price” of the Loans and the Loans’ “yield to maturity” (in each case, within the meaning of Section 163(i)(2)(B)(ii) of the Code) (such product, the “Maximum Accrual”), all accrued and unpaid interest and original issue discount (if any) on the Loans in excess of the Maximum Accrual shall be paid in cash by the Super FinCo Borrowers prior to the close of such accrual period. The immediately preceding sentence is intended to prevent the Loans from being classified as a “applicable

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high yield discount obligation” as defined in Section 163(i) of the Code and shall be interpreted in a manner consistent with such intent.
Article 3.
CONDITIONS PRECEDENT
3.1Conditions Precedent to the Series A Loans. The effectiveness of this Agreement and the occurrence of Series A Financial Close are subject to satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Series A Lender (unless otherwise specified below) (unless waived in accordance with Section 11.7) and confirmed to the Administrative Agent by the Majority Lenders as of the Series A Closing Date in writing:
(a)Corporate Documents. The Administrative Agent shall have received an officer’s certificate from each Credit Party and the Sponsor, signed by an Authorized Officer of such Credit Party or the Sponsor, as applicable, dated as of the Series A Closing Date, certifying:
(i)that attached to such certificate is, as applicable, a true and complete copy of one or more certificates of the Secretary of State (or its jurisdictional equivalent, as applicable) of the jurisdiction of formation of such Person, dated reasonably near Financial Close certifying (A) as to a true and correct copy of the certificate of formation of such Person and each amendment thereto on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (B) that (1) such amendments are the only amendments to such Person’s Organic Documents on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (2) such Person is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the applicable jurisdiction of formation;
(ii)that attached to such certificate is a true and complete copy of the Organic Documents of such Person including, as applicable, evidence of registration thereof in the public registry corresponding to the corporate domicile of such Person;
(iii)that attached to such certificate is a true and complete copy of the valid resolutions from the board of directors, managers, shareholders or members, and any other necessary corporate or other applicable authorizations and consents duly authorizing or ratifying: (A) the financing and other transactions contemplated by this Agreement, (B) to the extent applicable, the granting of Liens by it in connection therewith in accordance with the Security Documents, and (C) its execution of, delivery of and performance under each Finance Document to which it is or is to be party as of the Series A Closing Date and each other document or instrument required to be executed and delivered by it in accordance with the provisions hereof or thereof, and the granting of any necessary powers of attorney; and
(iv)that attached to such certificate is a true and complete copy of the incumbency and signature of such Person authorized to execute and deliver on its behalf the Finance Documents to which it is or is to be a party and any other documents in connection with the transactions contemplated hereby and thereby.
(b)Closing Certificates. Delivery to the Administrative Agent of a certificate, signed by an Authorized Officer of the Super FinCo Borrowers, in substantially the form of Exhibit C;
(c)Transaction Documents. The Administrative Agent shall have received copies of each of:
(i)the Finance Documents (except for the Control Agreement), duly executed and delivered by the parties thereto and in full force and effect and no default by any party thereto shall have occurred and be continuing;
(ii)each P1 Financing Document, T4 Financing Document and FinCo Financing Document (and, in each case, any supplements or amendments thereto), and a certificate from an Authorized Officer of the Super FinCo Borrowers to the effect that (A) the copies of such documents delivered pursuant to this clause (ii) are true, correct and complete and (B) each such document is (or upon Series A Financial Close will be), to the Borrowers’ Knowledge, in full force and effect and enforceable against each party thereto in accordance with its terms;

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(iii)each deliverable (other than any legal opinion) to (A) the conditions precedent to “Closing Date” and the effectiveness of the commitments under each T4 Financing Document and (B) the conditions precedent to “Closing Date” under the FinCo Financing Document and (without limiting Section 8.2 of the FinCo Credit Agreement (as in effect as of the Series A Closing Date)) to the effectiveness of the commitments thereunder; and
(iv)each Material Project Document executed as of Series A Financial Close, certified by an Authorized Officer of the Super FinCo Borrowers as being a true, complete and correct copy thereof, each of which shall be in full force and effect and no default by any RG Entity that is a party thereto and, to the Borrowers’ Knowledge, no default by any other party thereto shall have occurred and be continuing.
(d)Opinions of Counsel. The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York counsel to the Credit Parties and the Sponsor, addressed to each Series A Lender and each Agent, dated as of the Series A Closing Date;
(e)Know-Your-Customer Documentation. The Series A Lenders and the Agents shall have received documentation in reasonably satisfactory form, scope and substance requested by any Series A Lender or Agent in order to enable such Series A Lender or Agent to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those reasonably required to ensure compliance with applicable and anti-money laundering rules and regulations in such Series A Lender’s or Agent’s jurisdiction, including the PATRIOT Act;
(f)Compliance with Applicable Government Rules. Each of the Super FinCo Borrowers and their respective Subsidiaries shall be in compliance in all material respects with all material Government Rules applicable to such Person;
(g)Absence of Pending Litigation. Except for the matter set forth on Schedule 4.11 hereof, there shall be no pending or to the Borrowers’ Knowledge, threatened material litigation or material proceeding against any RG Entity or the Sponsor that has a reasonable likelihood of being adversely determined;
(h)Lien Search; Perfection of Security Interests. The Administrative Agent shall have received copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral: (A) completed requests for information or lien, judgment and litigation search reports, dated reasonably near the Series A Financial Close, for the State of Delaware and any other jurisdiction reasonably requested by the Administrative Agent that name the Credit Parties or other RG Entities as debtors, together, as applicable, with copies of each UCC-1 financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens and (B) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by each Super FinCo Pledgor to the Collateral Agent of the original certificates representing all limited liability company or other ownership interests in the applicable Super FinCo Borrower, together with transfer powers duly executed in blank or with appropriate endorsements;
(i)Financial Statements. The Administrative Agent shall have received (i) the most recent quarterly financial statements of each Liquefaction Owner, each FinCo Borrower and each Super FinCo Borrower (or to the extent any FinCo Borrower or Super FinCo Borrower has not prepared quarterly financial statements in respect of such quarter, a pro forma balance sheet of such FinCo Borrower or Super FinCo Borrower, as applicable), (ii) the most recent quarterly consolidated financial statements of NEXT, which financial statements need not be audited, and (iii) the most recent audited annual consolidated financial statements of NEXT; provided that, any information required to be delivered pursuant to subparts (ii) and (iii) of this Section 3.1(i) shall be deemed to have been delivered to the Administrative Agent so long as such information is publicly available via the Internet on NEXT’s website (which website is located as of the Series A Closing Date at https://www.next-decade.com/) or the SEC website accessible through http://www.sec.gov/edgar;
(j)No Default. (i) No Default or Event of Default shall have occurred and be continuing, and (ii) no “Default” or “Event of Default” under and as defined in any Project Financing Document, FinCo Financing Document or JVCo LLC Agreement shall have occurred and be continuing;
(k)Representations and Warranties. All representations and warranties of the Credit Parties and Sponsor under the Finance Documents are true and correct in all material respects (or, if qualified by

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“materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the Series A Closing Date (after giving effect to the Series A Financial Close); provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date; and
(l)Payment of Fees and Expenses. The Super FinCo Borrowers have paid or have arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable (or reimbursable) by them to the Secured Parties (including, without limitation, fees and disbursements of legal counsel to each of the Administrative Agent and Series A Lenders) under the Finance Documents as of the Series A Closing Date.
(m)Cost Overrun Guaranty. Delivery to the Administrative Agent of the Original Cost Overrun Guaranty, duly authorized and delivered by an Authorized Officer of the Sponsor.
(n)Train 4 FID. The Administrative Agent and the Series A Lenders shall have received evidence reasonably acceptable to the Administrative Agent and the Series A Lenders that (i) the Sponsor has taken a FID with respect to the ~~Train 4~~ T4 Project, (ii) all conditions precedent to the “Closing Date” and the effectiveness of the commitments under each T4 Financing Documents have been (or concurrently with the “Closing Date” will be) satisfied without any waiver thereof and the “Closing Date” will occur simultaneously with Financial Close, (iii) all conditions precedent to the “Closing Date” and (without limiting Section 8.2 of the FinCo Credit Agreement (as in effect as of the Series A Closing Date)) the effectiveness of the commitments under, and as defined in, the FinCo Financing Documents have been (or concurrently with the “Closing Date” will be) satisfied without any waiver thereof and the “Closing Date” will occur simultaneously with Financial Close, and (iv) all conditions precedent to “Closing” under, and as defined in, each T4 Subscription Agreement (including, for the avoidance of doubt, the posting of “Equity Credit Support” (as defined therein)) have been (or concurrently with such “Closing” will be) satisfied without any waiver thereof and such “Closing” will occur simultaneously with Series A Financial Close.
(o)Series A Closing Date Financial Model. The Administrative Agent and the Series A Lenders shall have received a copy of the Series A Closing Date Financial Model in form and substance satisfactory to the Administrative Agent and the Series A Lenders, which shall be accompanied by a duly executed certificate executed by an Authorized Officer of the Super FinCo Borrowers certifying that (i) the projections in the Series A Closing Date Financial Model were made in good faith and (ii) the assumptions on the basis of which such projections were made were believed by the Super FinCo Borrowers (when made and delivered) to be reasonable and consistent with the Finance Documents.
3.2Conditions Precedent to the Series B Loans. The occurrence of Series B Financial Close is subject to satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Series B Lender (unless otherwise specified below) (unless waived in accordance with Section 11.7) and confirmed to the Administrative Agent by the Majority Lenders in writing:
(a)Corporate Documents. The Administrative Agent shall have received an officer’s certificate from each Credit Party and the Sponsor, signed by an Authorized Officer of such Credit Party or the Sponsor, as applicable, dated as of the Series B Closing Date, certifying:
(i)that attached to such certificate is, as applicable, a true and complete copy of one or more certificates of the Secretary of State (or its jurisdictional equivalent, as applicable) of the jurisdiction of formation of such Person, dated reasonably near Series B Financial Close certifying (A) as to a true and correct copy of the certificate of formation of such Person and each amendment thereto on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (B) that (1) such amendments are the only amendments to such Person’s Organic Documents on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (2) such Person is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the applicable jurisdiction of formation;
(ii)that attached to such certificate is a true and complete copy of the Organic Documents of such Person including, as applicable, evidence of registration thereof in the public registry corresponding to the corporate domicile of such Person;

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(iii)that attached to such certificate is a true and complete copy of the valid resolutions from the board of directors, managers, shareholders or members, and any other necessary corporate or other applicable authorizations and consents duly authorizing or ratifying: (A) the financing and other transactions contemplated by this Agreement and (B) its execution of, delivery of and performance under each Finance Document to which it is or is to be party as of the Series B Closing Date and each other document or instrument required to be executed and delivered by it in accordance with the provisions hereof or thereof, and the granting of any necessary powers of attorney; and
(iv)that attached to such certificate is a true and complete copy of the incumbency and signature of such Person authorized to execute and deliver on its behalf the Finance Documents to which it is or is to be a party and any other documents in connection with the transactions contemplated hereby and thereby.
(b)Closing Certificates. Delivery to the Administrative Agent of a certificate, signed by an Authorized Officer of the Super FinCo Borrowers, in substantially the form of Exhibit C;
(c)Transaction Documents. The Administrative Agent shall have received (including pursuant to Section 3.1(c)) copies of each of:
(i)the Finance Documents, duly executed and delivered by the parties thereto and in full force and effect and no default by any party thereto shall have occurred and be continuing;
(ii)each P1 Financing Document, T4 Financing Document, T5 Financing Document, and FinCo Financing Document (and, in each case, any supplements, amendments or modifications thereto), and a certificate from an Authorized Officer of the Super FinCo Borrowers to the effect that (A) the copies of such documents delivered pursuant to this clause (ii) are true, correct and complete and (B) each such document is (or upon Series B Financial Close will be), to the Borrowers’ Knowledge, in full force and effect and enforceable against each party thereto in accordance with its terms;
(iii)each deliverable (other than any legal opinion) to (A) the conditions precedent to “Closing Date” or “Initial Closing”, as applicable, and the effectiveness of the commitments under each T5 Financing Document and (B) the conditions precedent to “Closing Date” under the FinCo Financing Document and (without limiting Section 8.2 of the FinCo Credit Agreement) to the effectiveness of the commitments thereunder; and
(iv)each Material Project Document and each amendment and/or supplement to any Material Project Document, in each case, executed after Series A Financial Close and on or prior to Series B Financial Close, certified by an Authorized Officer of the Super FinCo Borrowers as being a true, complete and correct copy thereof, each of which shall be in full force and effect and no default by any RG Entity that is a party thereto and, to the Borrowers’ Knowledge, no default by any other party thereto shall have occurred and be continuing.
(d)Opinions of Counsel. The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York counsel to the Credit Parties and the Sponsor, addressed to each Series B Lender and each Agent, dated as of the Series B Closing Date;
(e)Know-Your-Customer Documentation. The Series B Lenders and the Agents shall have received documentation in reasonably satisfactory form, scope and substance requested by any Series B Lender or Agent in order to enable such Series B Lender or Agent to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those reasonably required to ensure compliance with applicable and anti-money laundering rules and regulations in such Series B Lender’s or Agent’s jurisdiction, including the PATRIOT Act;
(f)Compliance with Applicable Government Rules. Each of the Super FinCo Borrowers and their respective Subsidiaries shall be in compliance in all material respects with all material Government Rules applicable to such Person;

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(g)Absence of Pending Litigation. Except for the matter set forth on Schedule 4.11 hereof, there shall be no pending or to the Borrowers’ Knowledge, threatened material litigation or material proceeding against any RG Entity or the Sponsor that has a reasonable likelihood of being adversely determined;
(h)Lien Search; Perfection of Security Interests. The Administrative Agent shall have received copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral: (A) completed requests for information or lien, judgment and litigation search reports, dated reasonably near the Series B Financial Close, for the State of Delaware and any other jurisdiction reasonably requested by the Administrative Agent that name the Credit Parties or other RG Entities as debtors, together, as applicable, with copies of each UCC-1 financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens and (B) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder (if any);
(i)Financial Statements. The Administrative Agent shall have received (i) the most recent quarterly financial statements of each Liquefaction Owner, each FinCo Borrower and each Super FinCo Borrower (or to the extent any FinCo Borrower or Super FinCo Borrower has not prepared quarterly financial statements in respect of such quarter, a pro forma balance sheet of such FinCo Borrower or Super FinCo Borrower, as applicable), (ii) the most recent quarterly consolidated financial statements of NEXT, which financial statements need not be audited, and (iii) the most recent audited annual consolidated financial statements of NEXT; provided that, any information required to be delivered pursuant to subparts (ii) and (iii) of this Section 3.2(i) shall be deemed to have been delivered to the Administrative Agent so long as such information is publicly available via the Internet on NEXT’s website (which website is located as of the Series B Closing Date at https://www.next-decade.com/) or the SEC website accessible through http://www.sec.gov/edgar;
(j)No Default. (i) No Default or Event of Default shall have occurred and be continuing, and (ii) no “Default” or “Event of Default” under and as defined in any Project Financing Document, FinCo Financing Document or JVCo LLC Agreement shall have occurred and be continuing;
(k)Representations and Warranties. All representations and warranties of the Credit Parties and Sponsor under the Finance Documents are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the Series B Closing Date (after giving effect to the Series B Financial Close); provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date; and
(l)Payment of Fees and Expenses. The Super FinCo Borrowers have paid or have arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable (or reimbursable) by them to the Secured Parties (including, without limitation, fees and disbursements of legal counsel to each of the Administrative Agent and Series B Lenders) under the Finance Documents as of the Series B Closing Date.
(m)A&R Cost Overrun Guaranty. Delivery to the Administrative Agent of the A&R Cost Overrun Guaranty, duly authorized and delivered by an Authorized Officer of the Sponsor.
(n)Train 5 FID. The Administrative Agent and the Series B Lenders shall have received evidence reasonably acceptable to the Administrative Agent and Series B Lenders that (i) the Sponsor has taken a FID with respect to the T5 Project, (ii) all conditions precedent to the “Closing Date” or “Initial Closing”, as applicable, and the effectiveness of the commitments under each T5 Financing Documents have been (or concurrently with the “Closing Date” will be) satisfied without any waiver thereof and the “Closing Date” will occur simultaneously with Series B Financial Close, (iii) all conditions precedent to the “Closing Date” and (without limiting Section 8.2 of the FinCo Credit Agreement) the effectiveness of the commitments under, and as defined in, the FinCo Financing Documents have been (or concurrently with the “Closing Date” will be) satisfied without any waiver thereof and the “Closing Date” will occur simultaneously with Series B Financial Close, and (iv) all conditions precedent to “Closing” under, and as defined in, each T5 Subscription Agreement (including, for the avoidance of doubt, the posting of “Equity Credit Support” (as defined

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therein)) have been (or concurrently with such “Closing” will be) satisfied without any waiver thereof and such “Closing” will occur simultaneously with Series B Financial Close.
(o)Series B Closing Date Financial Model. The Administrative Agent and the Series B Lenders shall have received a copy of the Series B Closing Date Financial Model in form and substance satisfactory to the Administrative Agent and the Series B Lenders, which shall be accompanied by a duly executed certificate executed by an Authorized Officer of the Super FinCo Borrowers certifying that (i) the projections in the Series B Closing Date Financial Model were made in good faith and (ii) the assumptions on the basis of which such projections were made were believed by the Super FinCo Borrowers (when made and delivered) to be reasonable and consistent with the Finance Documents.
(p)Cash Equity Contributions. The Administrative Agent and the Series B Lenders shall have received evidence reasonably acceptable to the Administrative Agent and Series B Lenders that the Super FinCo Pledgors shall have made an equity contribution to the Super FinCo Borrowers in an amount no less than $233 million on or immediately prior to the Series B Closing Date.
Article 4.
REPRESENTATIONS AND WARRANTIES
Each Super FinCo Borrower, jointly and severally, makes the representations and warranties contained in this Article 4 to each Agent and each Lender. Unless a representation and warranty is expressly made solely as of a specific date, each such representation and warranty shall be deemed made as of each Financial Close. The representations and warranties contained herein shall survive the execution and delivery of this Agreement.
4.1Corporate Status. Each Super FinCo Borrower (a) is a limited liability company duly formed and validly existing under the laws of the State of Delaware, (b) is duly qualified and in good standing (where relevant) under the laws of each jurisdiction where the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to perform all its Obligations under the Finance Documents to which it is or may become party, including the granting of security interests and Liens pursuant to the Security Documents.
4.2Borrower Power and Authority. Each Super FinCo Borrower has taken all necessary action to authorize or ratify the execution, delivery and performance by it of each of the Finance Documents to which it is a party as have been executed and delivered by it as of each date this representation and warranty is made or deemed to be made. Each Super FinCo Borrower has duly authorized, executed and delivered each of the Finance Documents to which, as of the relevant date that this representation and warranty is made or deemed made, it is a party.
4.3Government Approval. As of the applicable Financial Close, each Super FinCo Borrower has obtained all material Government Approvals necessary under applicable Government Rule as of such Financial Close in connection with such Super FinCo Borrower’s execution, delivery and performance of the Finance Documents to which it is a party.
4.4Compliance with Applicable Government Rules. Each Credit Party and each other RG Entity is in compliance in all material respects with all material Government Rules applicable to such Person or its business or assets.
4.5Legality and Enforceability. Assuming due execution and delivery thereof by each other party thereto, each Finance Document to which any Super FinCo Borrower is a party constitutes or, when executed and delivered by such Super FinCo Borrower and all other parties to the relevant Finance Document, will constitute, the legal, valid and binding obligation of such Super FinCo Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.
4.6Environmental Matters. As of the applicable Financial Close, except as set forth in Schedule 4.6 or as could not reasonably be expected to result in a Material Adverse Effect, each Super FinCo Borrower, each Liquefaction Owner, each other RG Entity and each Project are, and have been, in compliance with all applicable Environmental Laws.

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4.7Security. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Liens and any exceptions permitted under the Security Documents).
4.8Event of Default. No Default or Event of Default has occurred and is continuing. No PF Default or PF Event of Default, and no FinCo Default or FinCo Event of Default, has occurred and is continuing, or shall have occurred or be continuing after the making of the representations at the “Closing Date” or “Initial Closing”, as applicable, under the T4 Financing Documents, the T5 Financing Documents, and the FinCo Financing Documents, respectively. No “default” or “event of default” has occurred and is continuing, or shall have occurred or be continuing, under the JVCo LLC Agreements.
4.9No Breach. The execution by each Super FinCo Borrower of the Finance Documents to which it is a party or the consummation of the transactions contemplated thereby or the compliance with the terms thereof does not or will not (i) conflict with or violate such Super FinCo Borrower’s Organic Documents, any other RG Entity’s Organic Documents, or the Organic Documents of NEXT (ii) violate any material Government Rule applicable to it where such violation could reasonably be expected to have a Material Adverse Effect, (iii) result in or create any Lien upon any of the revenues, properties or assets of such Super FinCo Borrower (other than Permitted Liens), or (iv) contravene or conflict with any material agreement which is binding upon such Super FinCo Borrower or any of its revenues, properties or assets, except where such contravention or conflict does not have and could not reasonably be expected to have a Material Adverse Effect.
4.10Ownership.
(a)As of Series A Financial Close, as set forth on Schedule 4.10 hereto: (i) (A) the P1 Super FinCo Pledgor directly owns 100% of the limited liability company interests of the P1 Super FinCo Borrower, (B) the P1 Super FinCo Borrower directly owns 100% of the limited liability company interests of P1 FinCo Pledgor, (C) P1 FinCo Pledgor directly owns 100% of the limited liability company interests of P1 FinCo Borrower, (D) P1 FinCo Borrower directly owns 100% of the limited liability company interests of P1 Holdings, (E) P1 Holdings directly owns 100% of the limited liability company interests of P1 Member, (F) P1 Member directly owns 100% of the Class A Units of P1 JVCo, (G) P1 JVCo directly owns 100% of the limited liability company interests of P1 Pledgor, and (H) P1 Pledgor directly owns 100% of the limited liability company interests of the P1 Liquefaction Owner; and (ii) (A) the P2 Super FinCo Pledgor directly owns 100% of the limited liability company interests of the P2 Super FinCo Borrower, (B) the P2 Super FinCo Borrower directly owns 100% of the limited liability company interests of P2 FinCo Pledgor, (C) P2 FinCo Pledgor directly owns 100% of the limited liability company interests of P2 FinCo Borrower, (D) P2 FinCo Borrower directly owns 100% of the limited liability company interests of P2 Member, (E) P2 Member directly owns 100% of the Class A Units of T4 JVCo, (F) T4 JVCo directly owns 100% of the limited liability company interests of T4 Pledgor, and (G) T4 Pledgor directly owns 100% of the limited liability company interests of the T4 Liquefaction Owner.
(b)As of Series B Financial Close, as set forth on Schedule 4.10 hereto: (i) (A) the P1 Super FinCo Pledgor directly owns 100% of the limited liability company interests of the P1 Super FinCo Borrower, (B) the P1 Super FinCo Borrower directly owns 100% of the limited liability company interests of P1 FinCo Pledgor, (C) P1 FinCo Pledgor directly owns 100% of the limited liability company interests of P1 FinCo Borrower, (D) P1 FinCo Borrower directly owns 100% of the limited liability company interests of P1 Holdings, (E) P1 Holdings directly owns 100% of the limited liability company interests of P1 Member, (F) P1 Member directly owns 100% of the Class A Units of P1 JVCo, (G) P1 JVCo directly owns 100% of the limited liability company interests of P1 Pledgor, and (H) P1 Pledgor directly owns 100% of the limited liability company interests of the P1 Liquefaction Owner; (ii) (A) the P2 Super FinCo Pledgor directly owns 100% of the limited liability company interests of the P2 Super FinCo Borrower, (B) the P2 Super FinCo Borrower directly owns 100% of the limited liability company interests of P2 FinCo Pledgor, (C) P2 FinCo Pledgor directly owns 100% of the limited liability company interests of P2 FinCo Borrower, and (D) P2 FinCo Borrower directly owns 100% of the limited liability company interests of P2 Member; (iii) (A) P2 Member directly owns 100% of the Class A Units of T4 JVCo, (B) T4 JVCo directly owns 100% of the limited liability company interests of T4 Pledgor, and (C) T4 Pledgor directly owns 100% of the limited liability company interests of the T4 Liquefaction Owner; and (iv) (A) P2 Member directly owns 100% of the Class A Units of T5 JVCo, (B) T5 JVCo directly owns 100% of the limited liability company interests of T5 Pledgor, and (C) T5 Pledgor directly owns 100% of the limited liability company interests of the T5 Liquefaction Owner.

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(c)As of the applicable Financial Close, there are no call options, purchase options or similar rights of any Person in respect of such Equity Interests described in paragraphs (a) and (b) above other than as set forth in the Project Financing Documents, FinCo Financing Documents or the Organic Documents of such Person.
4.11Litigation. As of the applicable Financial Close, except for the matter set forth in Schedule 4.11, there is no pending, or to the Borrowers’ Knowledge, threatened in writing, litigation, investigation, action or proceeding, of or before any court, arbitrator or Government Authority which could reasonably be expected to have a Material Adverse Effect.
4.12Permitted Business. As of the applicable Financial Close, no Credit Party and no Upper-Tier Intermediate Entity has engaged in any business activity other than the ownership of the RG Entities and other Permitted Business.
4.13Accuracy of Disclosure. Except as otherwise disclosed by the Super FinCo Borrowers to the Administrative Agent in writing on or prior to each Financial Close, neither this Agreement nor any Finance Document nor any reports, financial statements, certificates or other written information furnished to the Administrative Agent or the Lenders by or on behalf of any Super FinCo Borrower in connection with the negotiation of, and the extension of credit under the Finance Documents or delivered to the Lenders or the Administrative Agent (or their respective counsel), when taken as a whole, contains, as of the applicable Financial Close, any untrue statement of a material fact pertaining to any Super FinCo Borrower, any other Credit Party, any other RG Entity, Sponsor, NEXT or any Project, or omits to state a material fact pertaining to any Super FinCo Borrower, any other Credit Party, any other RG Entity, Sponsor, NEXT or any Project necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, in any material respect; provided, that (a) with respect to any projected financial information, forecasts, estimates, or forward-looking information, information of a general economic or general industry nature or pro forma calculation made in this Agreement, the applicable Closing Date Financial Model, including with respect to the start of operations of any Project, the applicable Term Conversion Date (as defined in the applicable Project Financing Documents as in effect as of the applicable Closing Date), final capital costs or operating costs of ~~the~~ any Development (as defined in the applicable Project Financing Documents), oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, the Super FinCo Borrowers represent only that such information was based on assumptions made in good faith and believed to be reasonable at the time made in light of the legal and factual circumstances then applicable to the Super FinCo Borrowers, the other Credit Parties, any other RG Entity, Sponsor, NEXT and the Projects, and neither Super FinCo Borrower makes any representation as to the actual attainability of any projections set forth in either Closing Date Financial Model or any such other items listed in this clause (a) and (b) and neither Super FinCo Borrowers makes any representation with respect to any information or material provided by a consultant (except to the extent such information or material originated with the Super FinCo Borrowers).
4.14Tax Status; Payments of Taxes. Neither any Credit Party nor any of its Subsidiaries are classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby shall affect such status. Each Super FinCo Borrower and each of its Subsidiaries has timely filed, or caused to be timely filed, all material Tax returns required by applicable Government Rule to be filed. Each Super FinCo Borrower and each of its Subsidiaries has paid, or caused to be timely paid, (a) all Taxes due and payable by Super FinCo Borrower or its Subsidiaries or any of its or their property and (b) all material Taxes imposed on such Super FinCo Borrower or its Subsidiaries or its or their property by any Government Authority (other than Taxes the payment of which are not yet due, giving effect to any applicable extensions or the permitted period for payment prior to the Tax becoming delinquent or incurring interest or penalties, or which are being Contested), and no tax Liens (other than Liens for Taxes not yet due and payable) have been filed and no material actions, suits, proceedings, investigations, audits, or claims are being asserted with respect to any such Taxes (other than claims which are being Contested).
4.15Financial Statements. The financial statements furnished to the Administrative Agent pursuant to Section 3.1(i) and Section 3.2(i), as applicable, were prepared in accordance with GAAP and fairly present, in all material respects in each case, its financial condition as at the date thereof, subject to the qualifications noted therein and subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

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4.16Sanctions.
(a)As of the applicable Financial Close, neither the making of the Loans nor the use of proceeds of the Loans by the Super FinCo Borrowers, the other RG Entities or their respective Affiliates will violate or cause any violation by any Person of applicable Sanctions Regulations.
(b)None of the Subject Compliance Persons is a Restricted Person.
(c)The Super FinCo Borrowers and their Subsidiaries have instituted and maintain policies and procedures, including appropriate controls, reasonably designed to promote compliance by such Persons and their directors, officers, employees, and authorized agents with Sanctions Regulations.
4.17Investment Company Act. Neither any Super FinCo Borrower nor any of its Subsidiaries is, or after giving effect to the transactions contemplated hereby, will be, an “investment company” required to be registered under the Investment Company Act of 1940.
4.18Margin Regulations. Neither any Super FinCo Borrower nor any of its Subsidiaries is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder) and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, or any regulations substituted therefore, as from time to time in effect.
4.19Solvency. As of the applicable Financial Close, the Credit Parties and their respective RG Entities are, on a consolidated basis, and immediately after the incurrence of Indebtedness hereunder on such Financial Close, will be, Solvent.
4.20ERISA/Employee Matters.
(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the Borrowers’ Knowledge, nothing has occurred that would cause the loss of such tax-qualified status.
(b)There are no pending or, to the Borrowers’ Knowledge, threatened claims, actions or lawsuits, or action by any Government Authority, with respect to any Plan that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)No ERISA Event has occurred, and neither Super FinCo Borrower is aware of any fact, event or circumstance that, individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of each Credit Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero.

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(e)Neither any Super FinCo Borrower nor any of its Subsidiaries employs any current or former employees. sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan. Without limiting the generality of the foregoing, neither any Super FinCo Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or liability under any Pension Plan or Multiemployer Plan.
4.21Ranking. The Finance Documents and the obligations evidenced thereby (a) are and will at all times be direct and unconditional general obligations of the Super FinCo Borrowers, (b) will at all times constitute senior secured obligations of the Super FinCo Borrowers, (c) rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured obligations of the Super FinCo Borrowers, and (d) are and at all times will be senior in right of payment to all other Indebtedness of the Super FinCo Borrowers whether now existing or hereafter outstanding.
4.22AML Laws, Anti-Terrorism Laws, and Anti-Corruption Laws.
(a)None of the Subject Compliance Persons (i) is in violation of any Anti-Terrorism Laws or AML Laws, (ii) is in violation of any Anti-Corruption Laws, or (iii) to the Borrowers’ Knowledge, has taken any action directly or indirectly that any Super FinCo Borrower reasonably believes gives rise to circumstances presently in existence that could constitute a violation of any Anti-Corruption Laws or Anti-Terrorism Laws or AML Laws.
(b)Each Super FinCo Borrower and its Subsidiaries have instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by Super FinCo Borrower and its Subsidiaries, and its and their directors, officers, employees, and authorized agents with Anti-Corruption Laws and Anti-Terrorism Laws and AML Laws (to the extent applicable).
4.23Transactions with Affiliates. As of the applicable Financial Close, other than as set forth on Schedule 4.23, neither Super FinCo Borrower is a party to any material contract or agreement that is not in compliance with Section 6.8.
4.24Accounts. No Credit Party has any deposit accounts, securities accounts, commodity accounts, or other bank accounts other than the Super FinCo Accounts on Schedule 4.24.
Article 5.
AFFIRMATIVE COVENANTS
The Super FinCo Borrowers, jointly and severally, covenant and agree as follows, until the Discharge Date:
5.1Information and Related Covenants. The Super FinCo Borrowers shall furnish to the Administrative Agent:
(a)Notice of Certain Occurrences, Etc.
(i)Forthwith upon becoming aware of them, written notice, including reasonable details and, with respect to clauses (C), (D), (F) and (G), copies, of:
(A)any event which constitutes a Default or Event of Default (and the Administrative Agent shall promptly provide any such notice to the Lenders); provided, that, in any event the Super FinCo Borrowers shall provide such notice within three Business Days of becoming aware of such event;
(B)(i) any material litigation, arbitration, administrative proceeding, investigation, claim or proceeding and any material developments with respect thereto, in each case, relating to any (1) (x) Project in which the amount involved is in excess of $150,000,000 or (y) Upper-Tier Intermediate Entity in which the amount involved is in excess of $1,000,000 or (2) that could reasonably be expected to have a Material Adverse Effect (as such term is defined in the applicable Project Financing Document), and (ii) any other event specific to a Credit Party, any Subsidiary thereof, or any Project which is reasonably likely to have a Material Adverse Effect;

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(C)concurrently with the delivery to the relevant creditors under the Project Financing Documents or FinCo Financing Documents (i) all other events or circumstances for which notice is required to be delivered under Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the CD Credit Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof, (ii) all other events or circumstances for which notice is required to be delivered under Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T4 Credit Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof, ~~and~~ (iii) all other events or circumstances for which notice is required to be delivered under Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T5 Credit Agreement (as such provisions were in effect on the Closing Date) and under Section 4.4(b) (Compliance Certificate) of the T5 Indenture (as such provisions were in effect on the Closing Date), whether or not each such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof, and (iv) all other events or circumstances for which notice is required to be delivered under Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the FinCo Credit Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof;
(D)concurrently with the delivery to the relevant agents, (i) all reports and notices delivered to the P1 Intercreditor Agent pursuant to Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the P1 Common Terms Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof, ~~and~~ (ii) all reports and notices delivered to the T4 Intercreditor Agent pursuant to Section 6.2 (Notice of CTA Default and CTA Event of Default) of the T4 Common Terms Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof, and (iii) all reports and notices delivered to the T5 Intercreditor Agent pursuant to Section 6.2 (Notice of CTA Default and CTA Event of Default) of the T5 Common Terms Agreement (as such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof;
(E)without limiting any obligations of the Super FinCo Borrowers under the Security Documents, (i) any Investment in any Upper-Tier Intermediate Entity by any Super FinCo Borrower or its Subsidiaries; (ii) any contribution by Sponsor to the Super FinCo Borrowers in respect of Guaranteed Obligations (as defined in the Cost Overrun Guaranty) pursuant to the Cost Overrun Guaranty and (iii) any notices or requests delivered to the Sponsor, any Super FinCo Borrower or any Upper-Tier Intermediate Entity in respect of Cost Overrun Contributions (as defined in the Cost Overrun Guaranty) including pursuant to any JVCo LLC Agreement or the Cost Overrun Guaranty;
(F)(x) the incurrence or issuance of any Indebtedness (including any extension, renewal, replacement or refinancing of Indebtedness) of, or capital raise at, any RG Entity or involving the P1 Project ~~or~~, the T4 Project, or the T5 Project, including, in each case, a summary of the terms and conditions thereof, and (y) the occurrence of any default or event of default under any document or instrument governing or evidencing the same;

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(G)any (x) material amendment, amendment and restatement, supplement or modification to, or waiver, forbearance or consent with respect to, any Material Project Document and (y) non-ministerial amendment, amendment and restatement, supplement or modification to, or waiver, forbearance or consent with respect to, any FinCo Financing Document or any Project Financing Document;
(H)any ERISA Event that could reasonably be expected to result in any liability to any Credit Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan;
(I)any change in the Fiscal Year of any Super FinCo Borrower;
(J)any material change in accounting or financial reporting policies of any Super FinCo Borrower;
(K)any change in the independent external auditors of any Super FinCo Borrower;
(L)any change in the members of any JVCo;
(M)the occurrence of the initial borrowing under the T4 Financing Documents, the T5 Financing Documents, and the FinCo Financing Documents
(N)the occurrence of the Second Subsequent Closing, Third Subsequent Closing and Fourth Subsequent Closing (each as defined in the T5 Note Purchase Agreement) under the T5 Note Purchase Agreement;
(O)any addition of a new member to any RG Entity;
(P)any abandonment, suspension or cessation of all or a material portion of the activities related to the Development, and the Super FinCo Borrowers shall (and shall cause the other RG Entities to) consult with, and reasonably take into account the feedback of, the GIP Lender with respect to resuming such activities related to such Development, which consultations shall occur at least monthly (or more frequently upon the occurrence of material developments).
(b)Financial Statements.
(i)Annual Audited Financial Statements. As soon as available, but in any event within 120 days after the end of the Fiscal Year in which the Series A Financial Close occurs and each Fiscal Year thereafter, the Super FinCo Borrowers shall deliver to the Administrative Agent a compliance certificate in the form attached as Exhibit A and the audited consolidated statements of income, member’s equity or shareholder’s equity, as applicable, and cash flows of each Super FinCo Borrower and NEXT for such year and the related audited balance sheets as at the end of such Fiscal Year, and accompanied by an opinion of KPMG or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of such Super FinCo Borrower or NEXT, as applicable, as at the end of, and for, such Fiscal Year on a consolidated basis in accordance with GAAP.
(ii)Quarterly Financial Statements. As soon as available, but in any event within sixty days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Super FinCo Borrowers shall deliver to the Administrative Agent (i) unaudited consolidated financial statements (including cash flow statements) of each Super FinCo Borrower and NEXT for such quarter and (ii) a certificate of an Authorized Officer of the Super FinCo Borrowers, which certificate shall state that such financial statements fairly represent the financial condition and results of operations of such Super FinCo Borrower or NEXT, as applicable, in accordance with GAAP, subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.
(iii)Any information required to be delivered pursuant to this Section 5.1(b) with respect to NEXT shall be deemed to have been delivered to the Administrative Agent on the date

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that such information has been posted (and is publicly available) on the Super FinCo Borrowers’ (or their direct or indirect parent’s) website on the Internet (which website is located as of the Series B Closing Date at https://www.next-decade.com/) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).
(c)PF and FinCo Reporting. Concurrently with the delivery to the relevant creditors under the Project Financing Documents or FinCo Financing Documents, the Super FinCo Borrowers shall deliver to the Administrative Agent (i) all financial statements, certifications and reports (including, for the avoidance of doubt, historical gas supply reporting) required to be delivered by (A) the P1 Liquefaction Owner pursuant to (1) Article 10 of the CD Credit Agreement (Reporting Covenants) other than Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the CD Credit Agreement (as all such provisions were in effect on the Closing Date), whether or not such agreement is then in effect or (2) any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof, (B) the T4 Liquefaction Owner pursuant to (1) Article 9 of the T4 Credit Agreement (Reporting Covenants) other than Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T4 Credit Agreement (as all such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or (2) any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof, (C) the T5 Liquefaction Owner pursuant to (1) Article 9 (Reporting Covenants) of the T5 Credit Agreement other than Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T5 Credit Agreement (as all such provisions were in effect on the Closing Date) and Sections 4.3 (Reports) and Section 4.4(a) (Compliance Certificate) of the T5 Indenture (as all such provisions were in effect on the Closing Date), whether or not each such agreement is then in effect, or (2) any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof, and (~~C~~ D) the FinCo Borrowers pursuant to (1) Article 10 (Reporting Covenants) of the FinCo Credit Agreement other than Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the FinCo Credit Agreement (as all such provisions were in effect on the Closing Date), whether or not such agreement is then in effect, or (2) any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof and (ii) all default notices and other material notices and reports delivered to any relevant RG Entity from the relevant lenders under the Project Financing Documents or FinCo Financing Documents.
(d)Know-Your-Customer Documentation. As soon as practicable and in any event within five Business Days after the Borrowers’ Knowledge thereof, the Super FinCo Borrowers shall deliver to the Administrative Agent, written notice of any change in ultimate beneficial ownership information of such Super FinCo Borrowers required to be provided in the Beneficial Ownership Certification (or any updates thereto) most recently delivered to the Administrative Agent.
(e)ESG Questionnaire. Concurrently with the delivery of the audited financial statements pursuant to Section 5.1(b)(i), the Super FinCo Borrowers shall complete and provide the Administrative Agent with an environmental, social and governance questionnaire for each Fiscal Year substantially in the form attached hereto as Exhibit I.
(f)T4 Project; T5 Project.
(i)Prior to T4 Substantial Completion, the Super FinCo Borrowers shall (i) deliver a certification confirming that the RG Entities have sufficient funds to achieve the T4 Substantial Completion by the T4 Guaranteed Substantial Completion Date under and as defined in the T4 EPC Contract concurrently with the delivery of such certification under the T4 Financing Documents and (ii) hold one conference call per calendar month with the Lenders, the Facility Independent Engineer, and the Sponsor’s management team to discuss the status of the ~~Train 4~~ T4 Project construction progress. Following T4 Substantial Completion, the Super FinCo Borrowers shall hold one conference call per quarter with the Lenders, the Facility Independent Engineer (if any), and the Sponsor’s management team to discuss the status of the ~~Train 4~~ T4 Project operations.
(ii)Prior to T5 Substantial Completion, the Super FinCo Borrowers shall (i) deliver a certification confirming that the RG Entities have sufficient funds to achieve the T5 Substantial Completion by the T5 Guaranteed Substantial Completion Date under and as defined in the T5 EPC Contract concurrently with the delivery of such certification under the T5 Financing Documents and (ii) hold one conference call per calendar month with the Lenders, the Facility Independent Engineer, and the Sponsor’s management team to discuss the status of the T5 Project construction progress. Following T5 Substantial Completion, the Super FinCo Borrowers shall hold one conference call per quarter with the Lenders, the

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Facility Independent Engineer (if any), and the Sponsor’s management team to discuss the status of the T5 Project operations.
(g)Annual Valuation Report. Concurrently with the delivery of the audited financial statements pursuant to Section 5.1(b)(i), the Super FinCo Borrowers shall deliver a valuation report prepared by WoodMackenzie or another reputable firm that is agreed between the Super FinCo Borrowers and the Majority Lenders.
(h)Financial Covenant Compliance; ECF Sweep. Within ten Business Days of any relevant Quarterly Date, commencing with the first Quarterly Date to occur following T4 Substantial Completion, the Super FinCo Borrowers shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Super FinCo Borrowers, which certificate shall set forth in reasonable detail, along with supporting calculations therefore, (i) the Consolidated Net Leverage Ratio as of such Quarterly Date and (ii) the Net Available Cash as of such Quarterly Date.
(i)Other Information. As soon as reasonably practicable, such other information in relation to the business, financial, legal or corporate affairs of any Super FinCo Pledgor, any RG Entity or any of their respective Subsidiaries or compliance with the terms of the Finance Documents, the Project Financing Documents or the FinCo Financing Documents as may be reasonably requested from time to time by the Administrative Agent or the Lenders (including copies of any applicable notices given to any Credit Party or any applicable Intermediate Entity as a requirement of applicable Government Rule).
5.2Legal Existence. Each Super FinCo Borrower shall preserve and maintain its legal existence, legal form and the power and authority to conduct its business.
5.3Further Assurances in Respect of Collateral. The Super FinCo Borrowers will, at their own expense, promptly perform or cause to be performed any and all acts (including payment of applicable registration or filing fees) and authorize or cause to be authorized, and execute and deliver or cause to be executed and delivered, any and all documents and instruments (including UCC financing statements and UCC continuation statements) (a) as are required under the provisions of the UCC or any other Government Rule to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting, preserving, maintaining and continuing the perfection of the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the Collateral Agent and the Secured Parties under any Security Document, (b) as are required or reasonably requested for the purposes of ensuring the validity, enforceability and legality of any Security Document, and the rights of the Collateral Agent and the Secured Parties thereunder, (c) as are required or reasonably requested by the Collateral Agent for the purposes of enabling or facilitating the proper exercise of the rights and powers granted to the Collateral Agent and the Secured Parties under any Security Document and the other Security Documents, (d) as are reasonably requested by the Collateral Agent or the Administrative Agent to carry out the intent of, and transactions contemplated by, the Security Documents, (e) otherwise to maintain and preserve the Liens created, or purported to be created, by the Security Documents and the priority of such Liens, and (f) to discharge at the Super FinCo Borrowers’ cost and expense any Lien (other than Permitted Liens) on the Collateral.
5.4Books, Records and Inspections; Accounting and Audit Matters.
(a)The Super FinCo Borrowers shall keep proper books of record in accordance with GAAP in all material respects and permit representatives and advisors of the Administrative Agent and the Lenders, upon reasonable notice, no more than twice per calendar year (unless a Default or an Event of Default has occurred and is continuing), to examine, excerpts from its books, records and documents and to make copies thereof, all at such times during normal business hours as such representatives may reasonably request upon written advance notice.
(b)Site visits to the Projects may be conducted at the reasonable cost and expense of the Super FinCo Borrowers upon a request by (i) the Administrative Agent (or its representative) or the Majority Lenders (or their representatives), with any such visits to be coordinated between the Administrative Agent and the Majority Lenders up to two times per calendar year, except to the extent additional visits may be required in connection with the occurrence of a Default or an Event of Default. Site visits shall only be conducted during normal business hours, in a manner that does not unreasonably disrupt the construction or operation of the applicable Project in any respect, and subject to the terms and conditions of the Material Project Documents (if any), the confidentiality provisions of Section 11.18 (Termination of Certain Information; Confidentiality) of this Agreement and observance of all applicable environmental, health and safety, and industrial site visit policies.

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5.5Compliance with Applicable Government Rule; Taxes.
(a)Each Super FinCo Borrower, each Super FinCo Pledgor, and each Upper-Tier Intermediate Entity shall:
(i)comply in all material respects with all material Government Rules applicable to such Persons;
(ii)pay and discharge (or caused to be paid and discharged), before the same shall become due and payable, after giving effect to any applicable extensions, all Taxes imposed on such Persons or their Properties unless such Taxes are subject to a Contest, to the extent the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect; and
(iii)comply in all material respects with Sanctions Regulations.
(b)If any Super FinCo Borrower obtains Borrowers’ Knowledge or receives any written notice that any Super FinCo Borrower, or any Person holding a legal or beneficial interest therein (whether directly or indirectly), or any RG Entity, is or becomes a Restricted Person (such occurrence, a “Sanctions Violation”), such Super FinCo Borrower shall promptly (i) give written notice to the Administrative Agent of such Sanctions Violation and (ii) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States), and each Super FinCo Borrower hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
5.6Use of Proceeds.
(a)The Super FinCo Borrowers will use the proceeds of the Series A Loans only (i) to make a capital contribution at or immediately following Series A Financial Close through the T4 Upper-Tier Intermediate Entities to fund an equity contribution by the P2 Member to the T4 JVCo for further contribution through the T4 Lower-Tier Intermediate Entities to the T4 Liquefaction Owner for the Development of the ~~Train 4~~ T4 Project and other uses required or permitted by the T4 Financing Documents, (ii) to finance interest during construction, financing fees (including original issue discount), transaction costs, and transaction expenses payable by the Super FinCo Borrowers under the Finance Documents, (iii) to make capital contributions through certain Upper-Tier Intermediate Entities to the FinCo Borrowers to finance interest during construction, financing fees (including up-front fees), transaction costs, and transaction expenses payable by the FinCo Borrowers under the FinCo Financing Documents and (iv) to fund, consistent with the Series A Closing Date Financial Model, certain other costs and expenses of the Super FinCo Borrowers and the Upper-Tier Intermediate Entities related to the ~~Train 4~~ Projects.
(b)The Super FinCo Borrowers will use the proceeds of the Series B Loans only to make a capital contribution at or immediately following Series B Financial Close through the T5 Upper-Tier Intermediate Entities to fund an equity contribution by the P2 Member to the T5 JVCo for further contribution through the T5 Lower-Tier Intermediate Entities to the T5 Liquefaction Owner for the Development of the T5 Project and other uses required or permitted by the T5 Financing Documents.
(c)The proceeds of the Loans will not be used by any Super FinCo Borrower, the Upper-Tier Intermediate Entities, the Sponsor, NEXT, or (to the extent of the Borrower Power) any other RG Entity, directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism Laws and AML Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
5.7ERISA. The Super FinCo Borrowers shall not and shall not permit (to the extent of the Borrower Power) its Subsidiaries to employ any employees. Each Super FinCo Borrower shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan. Each Super FinCo Borrower shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, each Super FinCo Borrower shall ensure that no ERISA

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Affiliate of such Super FinCo Borrower has control, sponsors, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan.
5.8[Reserved]. ~~T5 JVCo Disposition. Unless the GIP Lender is providing debt financing with respect to the Train 5 Facility, the Super FinCo Borrowers shall cause the P2 Member to assign, sell or otherwise transfer its Equity Interests in T5 JVCo to a Person that is not directly or indirectly owned by any Super FinCo Borrower prior to FID with respect to the Train 5 Facility. For the elimination of doubt, no Loan other than the Series A Loan may be extended hereunderwithout the consent of the GIP Lender.~~
5.9Sufficiency of Funds.
(a)If any commitment under the Finance Documents, T4 Financing Documents, or FinCo Financing Documents is cancelled, the Super FinCo Borrowers shall deliver a certification from the independent engineer appointed pursuant to the T4 Financing Documents confirming the existence of sufficient funds needed to achieve T4 Substantial Completion under the T4 EPC Contract by the T4 Date Certain.
(b)If (i) any commitment under the Finance Documents, T5 Financing Documents, or FinCo Financing Documents is cancelled, the Super FinCo Borrowers shall deliver a certification from the independent engineer appointed pursuant to the T5 Financing Documents confirming the existence of sufficient funds needed to achieve T5 Substantial Completion under the T5 EPC Contract by the T5 Date Certain or (ii) the conditions precedent to any Subsequent Closing (as defined in the T5 Note Purchase Agreement) shall fail to occur by the applicable closing date specified in Section 3 (Closings) as required by Section 4.2 (Conditions Precedent to each Subsequent Closing) of the T5 Note Purchase Agreement, the Super FinCo Borrowers shall deliver a certification from the independent engineer appointed pursuant to the T5 Financing Documents confirming the existence of sufficient funds needed to achieve T5 Substantial Completion under the T5 EPC Contract by the T5 Date Certain.
5.10Required Distributions. At all times, each Super FinCo Borrower shall cause each other RG Entity directly or indirectly owned by it to distribute (to the extent of its Borrower Power with respect to any Joint Subsidiary), directly or indirectly, to such Super FinCo Borrower the maximum amount of cash that such RG Entity is permitted to distribute (net of reserves and accruals for liabilities approved by the respective boards of the JVCos in accordance with their Organic Documents; provided that, for the avoidance of doubt, such netted amounts shall not be used to fund development or expansion costs or other amounts that would require the consent of the GIP Lender or the Majority Lenders under this Agreement unless such consent has been given in accordance with Section 6.18 or otherwise in accordance with the terms hereof), directly or indirectly, to such Super FinCo Borrower under the applicable Government Rule, the terms of its Organic Documents and the applicable Project Financing Documents or FinCo Financing Documents, as applicable.
~~5.11Super FinCo Accounts. Within thirty days following the Closing Date, the Super FinCo Borrowers shall enter into a Control Agreement in respect of each Super FinCo Account.~~
Article 6.
NEGATIVE COVENANTS
The Super FinCo Borrowers jointly and severally covenant and agree as follows, until the Discharge Date:
6.1Other Business.
(a)Neither Super FinCo Borrower shall engage in any business or activity other than (i) the direct or indirect ownership of other the RG Entities ~~and (subject to Section 5.8) the T5 Entities~~, (ii) the Permitted Business and (iii) the transactions contemplated by the Finance Documents.
(b)Neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to engage in any business or activity other than (i) the direct or indirect ownership of other Intermediate Entities and RG Subsidiaries ~~and (subject to Section 5.8) the T5 Entities~~, (ii) the Permitted Business and (iii) the transactions contemplated by the Finance Documents, Project Financing Documents and the FinCo Financing Documents, as applicable.
6.2Indebtedness. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit any other RG Entity to (to the extent of its Borrower Power with respect to any Joint Subsidiary) contract,

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create, incur, become liable for, assume or permit to subsist any Indebtedness of such Person except for the following (each such category listed below, “Permitted Indebtedness”) such that no Indebtedness counted under a category shall be counted under any other category:
(a)Indebtedness under the Finance Documents;
(b)solely with respect to the FinCo Borrowers:
(i)FinCo Indebtedness to fund (A) construction of (including payment of project costs) the ~~Train 4~~ T4 Project pursuant to and to the extent permitted by the FinCo Financing Documents as in effect at the Closing Date or (B) construction of (including payment of project costs) the T5 Project pursuant to and to the extent permitted by the FinCo Financing Documents as in effect at the Closing Date;
(ii)FinCo Indebtedness to refinance existing FinCo Indebtedness subject to the following conditions:
(A)such refinancing is permitted by the FinCo Financing Documents and is effected in accordance therewith;
(B)the proceeds of such FinCo Indebtedness shall be used to refinance the funded or unfunded commitments of existing FinCo Indebtedness and for the other purposes described in this Section 6.2(b)(ii);
(C)the maximum principal amount of the proposed new FinCo Indebtedness does not exceed the sum of: (1) the unfunded commitments of the FinCo Indebtedness being cancelled concurrently with the incurrence thereof, plus (2) the outstanding principal amount of the FinCo Indebtedness being repaid concurrently with the incurrence thereof, plus (3) all premiums, fees, costs, expenses and reserves associated with arranging, issuing, and incurring such FinCo Indebtedness, plus (4) all interest, premiums, fees, costs, expenses, and any other amounts required to be paid to the ~~T4~~ “FinCo Lenders” (as defined in the FinCo Financing Documents) being prepaid with the proceeds of the FinCo Indebtedness, plus (5) any interest rate hedge termination amount that is or will be due and payable in accordance with any Permitted Interest Rate Swap Agreements upon such prepayment or repayment of FinCo Indebtedness;
(D)concurrently with the incurrence of the proposed new FinCo Indebtedness, the Super FinCo Borrowers shall (A) cancel the unfunded commitments of the FinCo Indebtedness being replaced by such new FinCo Indebtedness and (B) apply the funded proceeds of such new FinCo Indebtedness to the payment of the amounts specified in Section 6.2(b)(ii)(C)(2)-(5) or to reserve for such payment (if applicable);
(E)any refinancing pursuant to clause (C) above shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and
(F)no Default or Event of Default (other than PF Defaults and PF Events of Default that are not yet Events of Default hereunder) shall have occurred and be continuing or shall result from the incurrence of such new FinCo Indebtedness; and
(iii)Permitted Interest Rate Swap Agreements;
(c)solely with respect to the P1 Liquefaction Owner:
(i)P1 Project Indebtedness (A) to fund construction and operation of (including payment of project costs and capital expenditures) the P1 Project and (B) to refinance such P1 Project Indebtedness, in each case, pursuant to and to the extent permitted by the P1 Financing Documents as in effect at the Closing Date (including the CD Senior Loans, the Revolving Loans, Replacement Debt, Working Capital Debt, Reinstatement Debt, and Relevering Debt but excluding, without the prior consent of the GIP Lender, Supplemental Debt (in each case, as defined in the P1 Financing Documents as in effect at the Closing Date)); provided that, Relevering Debt (as defined in the P1 Financing Documents as in effect at the Closing Date) may

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only be incurred to the extent (x) the proceeds thereof are applied (1) prior to the ~~Series A~~ No Call Date, to the mandatory prepayment of the FinCo Indebtedness and/or the Loans pursuant to Section 8.3(a)(i) and (2) on and after the ~~Series A~~ No Call Date (I) first, to the mandatory prepayment of the FinCo Indebtedness to the extent (and solely to the extent) required by the FinCo Financing Documents as in effect at the Closing Date and (II) to the mandatory prepayment of the Loans pursuant to Section 8.3(a)(i) and (y) any of Moody’s, S&P, or Fitch shall have confirmed in writing that, after giving effect to the incurrence of Relevering Debt, the P1 Liquefaction Owner’s senior secured debt rating is rated by at least one of S&P, Moody’s, or Fitch and at least one such rating is equal to or better than “Baa3” by Moody’s or “BBB-” by S&P or Fitch; provided, further, that such Relevering Debt may not be incurred to fund development or expansion costs; provided, further that (w) with respect to any Working Capital Debt, such Working Capital Debt is provided by one or more commercial banks and is entered into on market terms, (x) with respect to any Reinstatement Debt, such Reinstatement Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral as compared to the P1 Project Indebtedness previously prepaid that is being reinstated; (y) with respect to any Relevering Debt, such Relevering Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and (z) with respect to any Replacement Debt, such Replacement Debt shall not have a Detrimental Effect or (except to the extent arising solely from an Economic Effect) otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral;
(ii)Permitted Interest Rate Swap Agreements; and
(iii)such other Indebtedness (x) as is permitted by clauses (b), (e), (f), (g), (h), (i), (j), (k) or (l) of the definition of “Permitted Indebtedness” in the P1 Common Terms Agreement as in effect on the Closing Date and (y) such other Indebtedness as is permitted by the definition of “Permitted Indebtedness” in the P1 Common Terms Agreement as in effect on the Closing Date (other than clause (a)) which, so long as there is a GIP Lender, has been consented to by the GIP Lender;
(d)solely with respect to the T4 Liquefaction Owner:
(i)T4 Project Indebtedness (A) to fund construction and operation of (including payment of project costs and capital expenditures) the ~~Train 4~~ T4 Project and (B) to refinance such T4 Project Indebtedness, in each case, pursuant to and to the extent permitted by the T4 Financing Documents as in effect at the Closing Date (including the Construction/Term Loans, Replacement Debt, Working Capital Debt, Reinstatement Debt and Incremental Debt but excluding, without the prior consent of the GIP Lender, Supplemental Debt and Funding Shortfall Debt (in each case, as defined in the T4 Financing Documents as in effect at the Closing Date)); provided that, Incremental Debt (as defined in the T4 Financing Documents as in effect at the Closing Date) may only be incurred to the extent the proceeds thereof are applied (x) to fund construction and operation of (including payment of project costs and capital expenditures) the ~~Train 4~~ T4 Project or (y) (1) prior to the ~~Series A~~ No Call Date, to the mandatory prepayment of the FinCo Indebtedness and/or the Loans pursuant to Section 8.3(a)(i) and (2) on and after the ~~Series A~~ No Call Date (I) first, to the mandatory prepayment of the FinCo Indebtedness to the extent (and solely to the extent) required by the FinCo Financing Documents as in effect at the Closing Date and (II) to the mandatory prepayment of the Loans pursuant to Section 8.3(a)(i); provided, further, that such Incremental Debt may not be incurred to fund development or expansion costs; provided, further that (w) with respect to any Working Capital Debt, such Working Capital Debt is provided by one or more commercial banks and is entered into on market terms, (x) with respect to any Reinstatement Debt, such Reinstatement Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral as compared to the T4 Project Indebtedness previously prepaid that is being reinstated; (y) with respect to any Incremental Debt, such Incremental Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and (z) with respect to any Replacement Debt, such Replacement Debt shall not have a Detrimental Effect or (except to the extent arising solely from an Economic Effect) otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and

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(ii)Permitted Interest Rate Swap Agreements; and
(iii)such other Indebtedness as is permitted by clauses (b), (e), (f), (g), (h), (i), (j), (k) or (l) of the definition of “Permitted Indebtedness” in the T4 Common Terms Agreement as in effect on the Closing Date and (y) such other Indebtedness as is permitted by the definition of “Permitted Indebtedness” in the T4 Common Terms Agreement as in effect on the Closing Date (other than clause (a)) which, so long as there is a GIP Lender, has been consented to by the GIP Lender; and
(e)solely with respect to the T5 Liquefaction Owner:
(i)T5 Project Indebtedness (A) to fund construction and operation of (including payment of project costs and capital expenditures) the T5 Project and (B) to refinance such T5 Project Indebtedness, in each case, pursuant to and to the extent permitted by the T5 Financing Documents as in effect at the Closing Date (including the Construction/Term Loans, Replacement Debt, Working Capital Debt, Reinstatement Debt and Incremental Debt but excluding, without the prior consent of the GIP Lender, Supplemental Debt and Funding Shortfall Debt (in each case, as defined in the T5 Financing Documents as in effect at the Closing Date)); provided that, Incremental Debt (as defined in the T5 Financing Documents as in effect at the Closing Date) may only be incurred to the extent the proceeds thereof are applied (x) to fund construction and operation of (including payment of project costs and capital expenditures) the T5 Project or (y) (1) prior to the No Call Date, to the mandatory prepayment of the FinCo Indebtedness and/or the Loans pursuant to Section 8.3(a)(i) and (2) on and after the No Call Date (I) first, to the mandatory prepayment of the FinCo Indebtedness to the extent (and solely to the extent) required by the FinCo Financing Documents as in effect at the Closing Date and (II) to the mandatory prepayment of the Series A Loans pursuant to Section 8.3(a)(i); provided, further, that such Incremental Debt may not be incurred to fund development or expansion costs; provided, further that (w) with respect to any Working Capital Debt, such Working Capital Debt is provided by one or more commercial banks and is entered into on market terms, (x) with respect to any Reinstatement Debt, such Reinstatement Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral as compared to the T5 Project Indebtedness previously prepaid that is being reinstated; (y) with respect to any Incremental Debt, such Incremental Debt shall not have a Detrimental Effect, material Economic Effect or otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and (z) with respect to any Replacement Debt, such Replacement Debt shall not have a Detrimental Effect or (except to the extent arising solely from an Economic Effect) otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral; and
(ii)Permitted Interest Rate Swap Agreements; and
(iii)such other Indebtedness as is permitted by clauses (b), (e), (f), (g), (h), (i), (j), (k) or (l) of the definition of “Permitted Indebtedness” in the ~~P1~~ T5 Common Terms Agreement as in effect on the Closing Date and (y) such other Indebtedness as is permitted by the definition of “Permitted Indebtedness” in the ~~P1~~ T5 Common Terms Agreement as in effect on the Closing Date (other than clause (a)) which, so long as there is a GIP Lender, has been consented to by the GIP Lender.
6.3Liens. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit any other RG Entity to (to the extent of its Borrower Power with respect to any Joint Subsidiary) create, incur, assume, suffer to occur or permit to subsist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired, except for the following (each, a “Permitted Lien”):
(a)Liens created under the Finance Documents or otherwise in favor of the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Finance Documents;
(b)Liens securing the Permitted Indebtedness described in Sections 6.2(b), 6.2(c)(i), 6.2(c)(ii), 6.2(d)(i), and 6.2(d)(ii) and such other Liens as are permitted by the FinCo Financing Documents and the Project Financing Documents on the Closing Date;

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(c)Liens securing Taxes of the Super FinCo Borrowers that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which such Super FinCo Borrower has established appropriate reserves in accordance with GAAP and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;
(d)judgment Liens securing judgments not constituting an Event of Default under Article 7; and
(e)Permitted Priority Liens (other than Liens with respect to Taxes).
6.4Disposal of Certain Assets.
(a)Neither Super FinCo Borrower shall sell, lease, transfer or otherwise dispose of, and neither Super FinCo Borrower shall permit any other RG Entity to (to the extent of its Borrower Power with respect to any Joint Subsidiary) sell, lease, transfer or otherwise dispose of any Property of such Super FinCo Borrower except:
(i)any Distributions expressly permitted by Section 6.10;
(ii)the liquidation, sale or use of Cash Equivalents; provided that any proceeds thereof shall be subject to Section 6.10;
(iii)any Super FinCo Borrower may make any asset disposition to any Upper-Tier Intermediate Entity of any asset contributed to such Super FinCo Borrower by the relevant Super FinCo Pledgor; and
(iv)either Liquefaction Owner may dispose of Property to the extent permitted by the Project Financing Documents as of the Closing Date~~; and~~.
~~(v)the P2 Super FinCo Borrower may assign, sell or otherwise transfer its Equity Interests in T5 JVCo in accordance with Section 5.8.~~
(b)Neither Super FinCo Borrower shall sell, lease, transfer or otherwise dispose of, and neither Super FinCo Borrower shall permit any other RG Entity to (to the extent of its Borrower Power with respect to any Joint Subsidiary) permit or suffer to exist any sale, lease, transfer or other disposition of, all or substantially all of the assets comprising the P1 Project, the T4 Project, or the T5 Project (excluding, for the elimination of doubt, any internal restructuring whereby the indirect interest of the Super FinCo Borrowers after giving pro forma effect to such restructuring is the same as it was prior to such restructuring so long as such internal restructuring shall not have a Detrimental Effect, material Economic Effect, otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral or require any amendment to any Organic Documents (except in accordance with Section 6.18). Notwithstanding anything to the contrary herein or in any other Finance Document, nothing herein shall be deemed to constitute consent or approval with respect to any transaction or series of transactions constituting a “Change of Control.”
6.5Consolidation; Merger; Fundamental Changes. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to (a) enter into any consolidation, amalgamation, demerger, or merger with any other Person, (b) wind up, liquidate or dissolve or take any action that would (or fail to take any action where such failure would) result in the liquidation or dissolution of such Person or (c) change its legal form.
6.6Investments. Neither Super FinCo Borrower shall make Investments in any Person except Investments in Intermediate Entities; provided that this Section 6.6 shall not permit Investments to fund development or expansion costs or other amounts that would require the consent of the GIP Lender or the Majority Lenders under this Agreement unless such consent has been given in accordance with Section 6.18 or otherwise in accordance with the terms hereof.
6.7Subsidiaries. Neither Super FinCo Borrower shall form, own or have any Subsidiaries or otherwise own beneficially an ownership interest in any Person other than other RG Entities ~~and (subject to Section 5.8) the T5 Entities~~.

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6.8Transactions with Affiliates.
(a)Other than the agreements set forth on Schedule 4.23, directly or indirectly, neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to, directly or indirectly enter into any transaction with, or otherwise for the benefit of, any of its Affiliates involving aggregate payments or consideration with respect to a single transaction or a series of related transactions, in excess of $1,000,000 per year except: (i) Investments in other RG Entities; (ii) to the extent required by Government Rules or Government Approvals; (iii) than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Rio Grande Facility and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms determined by the Super FinCo Borrowers in good faith to be fair and reasonable; (iv) any officer or director indemnification agreement or any similar arrangement entered into by the Super FinCo Borrowers in the ordinary course of business and payments pursuant thereto; and (v) Distributions made in accordance with the Finance Documents~~; and (vi) the assignment, sale or other transfer by P2 Super FinCo Borrower of its Equity Intersts in T5 JVCo in accordance with Section 5.8~~.
(b)Neither Super FinCo Borrower shall agree, authorize or otherwise consent to or permit any Intermediate Entity to agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Affiliate with a liability of in excess of $250,000 in any Fiscal Year or $500,000 in the aggregate without the prior written authorization of the Majority Lenders.
6.9Equity Issuance.
(a)Neither Super FinCo Borrower shall issue any limited liability company or beneficial interests or any other security convertible into any limited liability company or beneficial interests in such Super FinCo Borrower.
(b)Neither Super FinCo Borrower shall permit any Upper-Tier Intermediate Entity to issue any limited liability company or beneficial interests in such Upper-Tier Intermediate Entity except to the extent, after giving pro forma effect thereto, such Upper-Tier Intermediate Entity remains wholly-owned by the Super FinCo Borrowers.
(c)Neither Super FinCo Borrower shall (to the extent of its Borrower Power) permit any JVCo or any other Lower-Tier Intermediate Entity to issue any limited liability company or beneficial interests in such Lower-Tier Intermediate Entity except in accordance with its Organic Documents and Section 6.18(b).
6.10Distributions. Neither Super FinCo Borrower shall, directly or indirectly, declare or make any Distributions except for the following:
(a)Permitted Tax Distributions if no Event of Default has occurred and is continuing;
(b)Distributions of any proceeds of SFC LD Distributions to reimburse NEXT and its Subsidiaries if each of the following conditions has been satisfied: (i) the relevant Facilities have achieved completion or have been Restored to the level shown in the applicable Closing Date Financial Model (as confirmed by (x) the Facility Independent Engineer in accordance with the RG Facility Agreements and (y) delivery of the applicable updated Closing Date Financial Model); (ii) such Distributions do not exceed (x) the actual amount of voluntary equity contributions made by the Sponsor and (y) the actual amount of cash with respect to such voluntary equity contributions received by a FinCo Borrower indirectly from the relevant Liquefaction Owner; and (iii) no Default or Event of Default has occurred and is continuing;
(c)Distributions of any proceeds of SFC Restoration Distributions to reimburse NEXT and its Subsidiaries if each of the following conditions has been satisfied: (i) the relevant Facilities have been Restored to the level shown in the applicable Closing Date Financial Model (as confirmed by (x) the Facility Independent Engineer in accordance with the RG Facility Agreements and (y) delivery of the applicable updated Closing Date Financial Model); (ii) such Distributions do not exceed the actual amount of voluntary equity contributions made by the Sponsor; (iii) such Distributions do not exceed the actual

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amount of cash with respect to such insurance or condemnation proceeds actually received by a FinCo Borrower indirectly from the relevant Liquefaction Owner and (iv) no Default or Event of Default has occurred and is continuing;
(d)Distributions of any proceeds of SFC LNGSPMPE Distributions to reimburse NEXT and its Subsidiaries if each of the following conditions has been satisfied: (i) the LNG Sales Mandatory Prepayment Event shall have been cured pursuant to the applicable Project Financing Documents and to the level shown in the applicable Closing Date Financial Model, (ii) the amount of any such SFC LNGSMPE Distribution does not exceed the relevant Super FinCo Borrower’s pro rata share of the Reinstatement Debt extended in accordance with the applicable Project Financing Documents; (iii) such Distributions do not exceed (x) the actual amount of voluntary equity contributions made by the Sponsor and (y) the actual amount of cash with respect to such voluntary equity contributions received by a FinCo Borrower indirectly from the relevant Liquefaction Owner; and (iv) no Default or Event of Default has occurred and is continuing; and
(e)Distributions in an amount not to exceed (x) $20,000,000 in the aggregate during the term of this Agreement and (y) $10,000,000 in any twelve-month period if each of the following conditions has been satisfied: (i) the “Date of First Commercial Delivery” or an equivalent term under, and as defined in, each T4 Designated Offtake Agreement and each T5 Designated Offtake Agreement has occurred; (ii) all interest on the Loans that have accrued in respect of the applicable Fiscal Quarter shall have been paid in full and all accrued or capitalized PIK Interest shall have been paid; (iii) no Default or Event of Default shall have occurred and be continuing; (iv) no FinCo Default or FinCo Event of Default shall have occurred and be continuing under the FinCo Financing Documents; (v) no PF Default or PF Event of Default shall have occurred and be continuing under the applicable Project Financing Documents; (vi) no drawstop shall have occurred and be continuing under any of this Agreement, the FinCo Financing Documents or the Project Financing Documents and (vii) on the date of such Distribution none of the Foundation Customers party to any Designated Offtake Agreements shall have exercised their cancellation rights to cancel any portion of the ACQs (as defined in and under such Designated Offtake Agreements).
6.11Sale and Lease Backs. Neither Super FinCo Borrower shall directly or indirectly become or remain liable or permit any Intermediate Entity to become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or capital lease obligations of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person (other than the Super FinCo Borrowers) or (ii) which such Person intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Person to any other Person.
6.12Accounting Changes. No Credit Party shall change and neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to change its Fiscal Year without the prior written consent of the Administrative Agent. No Credit Party shall and neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to change its accounting or financial reporting policies other than as permitted in accordance with GAAP.
6.13Tax Status. No Credit Party shall take and neither Super FinCo Borrower shall permit any other RG Entity (to the extent of its Borrower Power with respect to any Joint Subsidiary) to take any affirmative action, nor consent to or permit any action (including the filing of an Internal Revenue Service Form 8832 electing to be classified as an association taxable as a corporation), which would cause any Super FinCo Borrower or other RG Entity to be treated as other than a disregarded entity or a partnership for U.S. federal income tax purposes.
6.14Sanctions. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit or authorize any Person to, directly or knowingly indirectly, have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the Loans or other transactions contemplated by this Agreement or any other Finance Document), with any Person if such investment or transaction (a) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (b) would cause any Lender or any Affiliate thereof to be in violation of, or the subject of, applicable Sanctions Regulations, or (c) in any other manner that could reasonably be expected to result in any Person (including any Person participating in the Loans) being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
6.15Accounts. No Credit Party shall at any time open, maintain or otherwise have any deposit accounts, securities accounts, commodity accounts, or other bank accounts other than the Super FinCo Accounts.

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6.16Speculative Transactions. Neither Super FinCo Borrower shall engage in any transaction involving commodity swaps, options or futures contracts or any similar transactions (including take-or-pay contracts, long term fixed price off take contracts, and contracts for the sale of power on either a financial or physical basis) or otherwise have any obligations under any Hedging Agreement.
6.17No Restriction on Distributions. Neither Super FinCo Borrower shall cause or permit (to the extent of its Borrower Power with respect to any Joint Subsidiary) to exist any restriction on the ability of any other RG Entity to make, directly or indirectly, distributions of cash to such Super FinCo Borrower, except as set forth in the Project Financing Documents, FinCo Financing Documents and the Organic Documents of the RG Entities, in each case as in existence as of the Closing Date.
6.18Intermediate Entity Covenants.
(a)Organic Documents. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, amend or modify its Organic Documents in any material respect, including in a manner that would have a Detrimental Effect.
(b)JVCo Organic Documents. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo in any manner that would allow for any termination, amendment, modification, supplement or waiver of any provision of the Organic Documents of such JVCo or its Subsidiaries in a manner that would have a Detrimental Effect or would otherwise be materially adverse to any Super FinCo Borrower, any Upper-Tier Intermediate Entity or the Lenders (as Lenders under this Agreement).
(c)Negative Pledge; Anti-Layering. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for such JVCo or any such Lower-Tier Intermediate Entity to (i) incur any Indebtedness (including to the extent constituting credit support obligations) other than Permitted Indebtedness or (ii) create or incur any Liens on its properties other than Permitted Liens.
(d)Project Financing Documents. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for any such Person or any Liquefaction Owner to amend, modify, supplement, waive or terminate, or consent to the amendment, modification, supplement, waiver or termination of, any provision of any Project Financing Document in a manner that (i) would have a Detrimental Effect, (ii) have a material Economic Effect, (c) is not permitted under the FinCo Financing Documents, as in existence as of the Closing Date, or (d) would otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral. For the elimination of doubt, increasing the principal amount of the PF Indebtedness (except as permitted in accordance with Section 6.2), increasing the margin or the commitment or other fees of PF Indebtedness, shortening the maturity of the PF Indebtedness or waiving a LNG SPA Mandatory Prepayment Event will in each case be deemed to have a Detrimental Effect.
(e)FinCo Financing Documents. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any Upper-Tier Intermediate Entity in any manner that would allow for any such entity to amend, modify, supplement, waive or terminate, or consent to the amendment, modification, supplement, waiver or termination of, any provision of any FinCo Financing Document in a manner that (i) would have a Detrimental Effect, (ii) would have a material Economic Effect, or (iii) would otherwise be material and adverse to the Lenders (as Lenders under this Agreement) or to the value of the Collateral. For the elimination of doubt, increasing the principal amount of the FinCo Indebtedness (except as permitted in accordance with Section 6.2), shortening the maturity of the FinCo Indebtedness, or increasing the margin or the commitment or other fees of FinCo Indebtedness will in each case be deemed to have a Detrimental Effect.
(f)Designated Offtake Agreements. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for any Liquefaction Owner to amend, modify, supplement, waive or terminate or consent to the amendment, modification, supplement, waiver or termination of any provision of any Designated Offtake Agreement in a manner that would (i) amend the tenor, price or quantity provisions of such Designated Offtake Agreement such that the minimum projected debt service coverage ratio of such Liquefaction Owner (as calculated in accordance with its Project Financing Documents as in effect on the Closing Date (assuming no lifting), and after

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giving effect to such amendment, modification, supplement, waiver or termination) through the notional tenor thereof is less than 1.40:1.00, (ii) increase the risk of termination thereof or increase the risk of liability to, or diminish any protection afforded to, such Liquefaction Owner in any material respect, or (iii) in a manner that is not permitted under the PF Indebtedness or FinCo Indebtedness, in each case as in existence as of the Closing Date.
(g)EPC Contracts. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for any Liquefaction Owner or other RG Entity to enter into, amend, modify, supplement, waive, or terminate or consent to the entry into, amendment, modification, supplement, waiver, or termination of any provision of any EPC Contract (i) in a manner that is not permitted under the PF Indebtedness or FinCo Indebtedness, in each case as in existence as of the Closing Date, (ii) that would be a Material P1 EPC Contract Amendment (as defined in the P1 JVCo LLC Agreement as in effect on the Closing Date), ~~or~~ a Material T4 EPC Contract Amendment (as defined in the T4 JVCo LLC Agreement as in effect on the Closing Date), or a Material T5 EPC Contract Amendment (as defined in the T5 JVCo LLC Agreement as in effect on the Closing Date), or (iii) that otherwise would have a Material Adverse Effect.
(h)Other Material Project Documents. Neither Super FinCo Borrower will, and neither Super FinCo Borrower will permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for any Liquefaction Owner or other RG Entity to enter into, amend, modify, supplement, waive, or terminate or consent to the entry into, amendment, modification, supplement, waiver, or termination of any provision of any Material Project Document (other than any Designated Offtake Agreement or an EPC contract) to which such entity is a party in a manner that (i) would have a Detrimental Effect, (ii) would have a material Economic Effect, or (iii) that is not permitted under the PF Indebtedness or FinCo Indebtedness, in each case as in existence as of the Closing Date.
(i)Other. Neither Super FinCo Borrower shall, and neither Super FinCo Borrower shall permit an Upper-Tier Intermediate Entity to, vote its voting interests in any JVCo or their respective Lower-Tier Intermediate Entities in any manner that would allow for any Liquefaction Owner or other RG Entity to enter into any agreement or binding obligation with respect to, or otherwise committing to do, any of the foregoing matters.
Article 7.
EVENTS OF DEFAULT
7.1Events of Default. Each of the specified events set forth below shall constitute an “Event of Default”:
(a)Payments. The Super FinCo Borrowers shall fail to pay when due (A) any principal (including PIK Interest) of any Loan due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (unless (x) such failure is caused by an administrative or technical error and (y) payment is made within one Business Day of its due date), (B) any interest, Make Whole Premium or other call premium on any Loan or portion thereof and, in the case of this sub-clause (B), such failure shall continue unremedied for a period of three Business Days, or (C) any other Obligation (other than those described in clauses (A) and (B) above) and such failure shall continue unremedied for a period of five Business Days;
(b)Representations. Any representation, warranty or certification made or deemed made by any Credit Party or Sponsor in any Finance Document (including in any certificate, report, financial statement or other document furnished to any Secured Party hereunder ~~,~~or pursuant to any Finance Document) to which such Person is a party shall have been false when made or deemed made, confirmed, or furnished, such falsity (if capable of being remedied) is not remedied within thirty days after the earlier of notice or Borrowers’ Knowledge of such misrepresentation or false statement; provided, that if such default is not capable of remedy within such thirty day period, such thirty day period shall be extended to a total period of sixty days so long as (x) such default is susceptible to cure, (y) such Person commences and is diligently pursuing a cure and (z) no Material Adverse Effect has occurred and is continuing or could reasonably be expected to arise from such extension;

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(c)Covenants.
(i)Any Credit Party shall default in the due performance or observance of any term, covenant or agreement contained in Sections 5.1(a), 5.1(b), 5.2, 5.6, ~~5.8,~~ 5.9, or Article 6; or
(ii)Any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement under any Finance Document (subject to any applicable cure period) (other than the Obligations otherwise identified in this Section 7.1) and such default shall continue unremedied (i) with respect to a default in the due performance or observance of the obligations contained in Section 2.6(c), five Business Days after the relevant Quarterly Date and (ii) otherwise, for a period of thirty days after the earlier of (A) the Administrative Agent or any Lender giving written notice thereof and (B) Borrowers’ Knowledge thereof; provided, that if such default is not capable of remedy within such thirty day period, such thirty day period shall be extended to a total period of sixty days so long as (x) such default is susceptible to cure, (y) such Person commences and is diligently pursuing a cure and (z) no Material Adverse Effect has occurred and is continuing or could reasonably be expected to arise from such extension.
(d)Involuntary Bankruptcy, Etc. An involuntary proceeding shall have been commenced against any Credit Party or any RG Entity or, so long as the Cost Overrun Guaranty is in existence, the Sponsor, seeking that such Person be wound up or liquidated, adjudging such Person bankrupt or insolvent or seeking reorganization, arrangement, compromise, adjustment, protection, moratorium, relief, stay of proceedings of creditors, generally, adjustment or composition of or in respect of such Person or its debts or obligations under any applicable Government Rule or seeking the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, (or other similar official) of such Person or of any substantial part of its property or other assets or the winding up or liquidation of its affairs and in any such case, the proceeding continues undismissed, unstayed or unremedied for sixty days (or, to the extent any shorter period is available under applicable Government Rule to contest or controvert any such involuntary proceeding, such proceeding continues undismissed or unremedied for such shorter period);
(e)Voluntary Bankruptcy, Etc. The institution by any Credit Party or any RG Entity or, so long as the Cost Overrun Guaranty is in existence, the Sponsor, of proceedings to be adjudicated bankrupt or insolvent or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any applicable Government Rule or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any applicable Government Rule or to the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, visitor or conciliator (or other similar official) of any such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors such Person shall generally fail to pay its debts as they fall due or an admission by it in writing of its inability or unwillingness to pay its debts generally as they become due or any other event shall have occurred which under any applicable Government Rule would have an effect analogous to any of those events listed above in this Section 7.1(e) with respect to any such Person or any action is taken by any such Person for the purpose of effecting any of the foregoing;
(f)Final Judgments. A final judgment or judgments not capable of further appeal for the payment of money in respect of (i) any Super FinCo Borrower, the Upper-Tier Intermediate Entities which is in excess of $2,000,000 in the aggregate or (ii) so long as the Cost Overrun Guaranty is in existence, the Sponsor which is in excess of $10,000,000 in the aggregate (in each of case (i) and (ii), net of insurance proceeds which are reasonably expected to be paid) shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction and the same shall not be complied with, discharged (or provision shall not be made for such discharge) or a stay of execution shall not be procured, within thirty or more days from the date of entry of such judgment or judgments;
(g)Security. The Liens in favor of the Collateral Agent or the Secured Parties under the Security Documents shall at any time cease to constitute valid and fully perfected Liens granting a first priority security interest (to the extent available under applicable Government Rule and subject to Permitted Liens) in Collateral to the Secured Parties or any agent or trustee on their behalf;
(h)Illegality or Unenforceability of Finance Documents. Any Finance Document once executed or any material provision thereof (a) is declared by a court of competent jurisdiction to be illegal or unenforceable, (b) should otherwise cease to be valid and binding or in full force and effect or shall be

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materially impaired (in each case, except in connection with its expiration or termination in accordance with its terms or the terms of any other Finance Document in the ordinary course (and not related to any default hereunder or thereunder)), or (c) is expressly terminated, contested or repudiated by any Credit Party party thereto;
(i)ERISA. Any ERISA Event that could reasonably be expected to result in material liability to any Super FinCo Borrower under ERISA or under the Code with respect to any Pension Plan or Multiemployer Plan has occurred;
(j)Financial Covenant. On the first Quarterly Date to occur following the first anniversary of T4 Substantial Completion and on each Quarterly Date occurring thereafter, the Super FinCo Borrowers shall not permit the Consolidated Net Leverage Ratio to exceed the ratio set forth below for the applicable period:
(i)as of the first anniversary of T4 Substantial Completion, 14.00:1.00;
(ii)from the fifth Quarterly Date occurring after T4 Substantial Completion until the second anniversary of T4 Substantial Completion, 13.00:1.00; and
(iii)from the ninth Quarterly Date occurring after T4 Substantial Completion until the Maturity Date, 12.00:1.00;
(k)provided, that, within five Business Days of the delivery of the certificate demonstrating the Consolidated Net Leverage Ratio in accordance with Section 5.1(h), the Super FinCo Borrowers may cure any breach of this Section 7.1(j) by making a cash equity contribution to the Super FinCo Borrowers, which such cash equity contribution shall be included in the definition of Consolidated EBITDA for purposes of determining compliance herewith on such Quarterly Date and, unless a prepayment is made with such amounts in accordance with Section 8.3(a)(iii), on each subsequent Quarterly Date; provided, further, that (x) no more than two such cures may be exercised during any consecutive two Fiscal Quarter period and (y) no more than five such cures may be exercised during the term of this Agreement.
(l)Abandonment. An Event of Abandonment occurs;
(m)Cross-Acceleration. A PF Event of Default or FinCo Event of Default has occurred and continued beyond any applicable grace period and the relevant lenders under the applicable Project Financing Documents or FinCo Financing Documents, as applicable, have caused the entire amount of the applicable PF Indebtedness or FinCo Indebtedness, as applicable, to become due (or such amount has automatically become due or an offer to repurchase, prepay, defease or redeem such PF Indebtedness or FinCo Indebtedness, as applicable, has been required to be made prior to its stated maturity) and such Indebtedness remains unpaid or the acceleration of its stated maturity unrescinded;
(n)Cross- Default and Cross- Event of Default.
(i)A payment-related PF Default or payment-related FinCo Default has occurred and is continuing;
(ii)Prior to the satisfaction of the FERC Remand Condition, a PF Event of Default or FinCo Event of Default has occurred and is continuing, such PF Event of Default or FinCo Event of Default is subject to a temporary waiver or forbearance, but during the term of such waiver or forbearance any material portion of the work under the relevant EPC Contracts has ceased; or
(iii)A PF Event of Default or FinCo Event of Default has occurred and is continuing and such PF Event of Default or FinCo Event of Default is not subject to a temporary waiver or forbearance;
(iv)it being understood, for purposes of Section 7.1(m)(iii), that any such waiver or forbearance shall be deemed to result in a PF Default or FinCo Default being outstanding but no

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PF Event of Default or FinCo Event of Default having occurred and being continuing during the pendency thereof;
(v)provided that an Event of Default under Section 7.1(m)(iii) shall be deemed permanently waived if (i) either (x) the relevant lenders under the applicable FinCo Financing Documents or the Project Financing Documents, as applicable, agree to any permanent waiver of such PF Event of Default or FinCo Event of Default, as applicable, under such Project Financing Documents or FinCo Financing Documents, as applicable, or (y) the applicable PF Indebtedness or FinCo Indebtedness, as applicable, is prepaid in full, (ii) the underlying facts and circumstances do not otherwise constitute a standalone Event of Default without giving effect to this Section 7.1(m) and (iii) no consent by Lenders is required for such waiver, related curative actions or amendments, in each case, that are made on terms and conditions set forth in this Agreement;
(vi)provided, further, that, the Super FinCo Borrowers shall notify the Lenders of any PF Default or FinCo Default within one Business Day of becoming aware of such default and shall (and shall cause the other RG Entities to) consult with, and reasonably take into account the feedback of, the Lenders in respect of the cure any such PF Default or FinCo Default; and
(o)Cost Overrun Guaranty. The Sponsor shall default in the due performance or observance of any term, covenant or agreement contained in the Cost Overrun Guaranty.
7.2Remedies.
(a)Upon the occurrence and continuation of an Event of Default (except for any Event of Default under Section 7.1(d) or Section 7.1(e)), the Majority Lenders may by notice to the Super FinCo Borrowers, exercise any or all rights and remedies at law or in equity (in any combination or order that the Majority Lenders may elect in accordance with this Agreement), including without limitation or prejudice to the Lenders’ other rights and remedies, the following:
(i)declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Super FinCo Borrowers accrued hereunder and under any other Finance Document, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Super FinCo Borrowers; and
(ii)exercise all contractual and legal rights of secured creditors in relation to the Collateral, including setting off.
(b)Upon the occurrence of any Event of Default under Section 7.1(d) or Section 7.1(e), the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Super FinCo Borrowers accrued hereunder and under any other Finance Document, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Super FinCo Borrowers and the Majority Lenders may exercise any or all rights and remedies at law or in equity (in any combination or order that the Majority Lenders may elect in accordance with this Agreement).
Article 8.
CALL PROTECTION; PREPAYMENTS
8.1Call Protection.
(a)~~Series A~~ No Call. Notwithstanding anything to the contrary herein, prior to the fifth anniversary of the Series A Closing Date (the “~~Series A~~ No-Call Date”), the Super FinCo Borrowers will not be permitted to voluntarily prepay the ~~Series A~~ Loans; unless such prepayment is accompanied by the Make Whole Premium.
(b)Reserved.

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(c)Definition of Make-Whole. For purposes of this Article 8, (x) “Make Whole Premium” means the present value, using the Make Whole Discount Rate, of each interest payment that would be payable in respect of the relevant Series of Loans on each Quarterly Date from the date of such prepayment through the No Call Date (assuming all such interest was paid as PIK Interest and each installment thereof was added to the outstanding Loan balance on each applicable Quarterly Date and on the No Call Date) on the aggregate principal amount of such Series of Loans (including PIK Interest theretofore applied) being prepaid from the date of such prepayment through and including the No Call Date (treating such amount as maturing on the No Call Date) as determined in accordance with Section 2.6; (y) the “Make Whole Discount Rate” means the discount rate equal to the Treasury Rate as of the date of the relevant prepayment of the Loans plus 0.50%; and (z) the “Treasury Rate” means, as of the date of the applicable prepayment, the yield to maturity of United States Treasury securities with a weighted average life to maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days (but not more than five Business Days) prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of the applicable prepayment to the No Call Date (provided, that if such period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used). The GIP Lender shall determine the Make Whole Premium (consistent with the example calculation included in Schedule 8.1(c) hereto) and provide reasonable supporting documentation used in such determination.
(d)Par Calls. For the elimination of doubt, (i) any prepayment of the Loans made in accordance with Section 8.3(a)(ii) or Section 8.5 and (ii) prepayment of the Loans made on and after the No Call Date shall be made, in each case, at par without premium or penalty.
(e)Acceleration of the Loans. This Section 8.1 shall apply mutatis mutandis to any event or circumstance whereby all or any portion of the Loans or other Obligations are accelerated or otherwise become due and payable in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 7.1(d) or Section 7.1(e) (including the acceleration of claims by operation of law)), or if there shall occur any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to any Agent or any Lender in full or partial satisfaction of the Obligations acceleration of the Loans or other Obligations (each, an “Acceleration Event”). For purposes of the calculations set forth in this Section 8.1, the Super FinCo Borrowers shall be deemed to have voluntarily prepaid all Loans and other Obligations then outstanding on the date of any such Acceleration Event.
(f)Notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, it is understood and agreed that if an Acceleration Event occurs, the applicable Make Whole Premium or other call premium (in the case of an Acceleration Event occurring prior to the No Call Date) will also be automatically due and payable in accordance with clause (a) of this Section 8.1 as if such acceleration were a voluntary prepayment of such accelerated Loans or other Obligations in full on the date of such acceleration and such amounts shall constitute part of the Obligations (regardless of whether such Loans are or were voluntarily or involuntarily prepaid, satisfied or discharged (including satisfaction or release by foreclosure (whether by power of judicial proceeding), by deed in lieu of foreclosure or by any other similar means), in each case following an Acceleration Event), in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result of such acceleration.
(g)The Super FinCo Borrowers and the other Credit Parties acknowledge and agree that the Make Whole Premium and each other call premium hereunder constitutes, and shall be presumed to be, the liquidated damages sustained by each applicable Lender as the result of the early prepayment (or deemed prepayment), that the Make Whole Premium and each other call premium hereunder shall in no way constitute interest or “unmatured interest” (as such term is defined in Section 502(b) of the Bankruptcy Code), and that the Make Whole Premium and each other call premium hereunder is reasonable under the circumstances currently existing. EACH SUPER FINCO BORROWER AND EACH OTHER CREDIT PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE WHOLE PREMIUM OR ANY OTHER CALL PREMIUM (INCLUDING ANY CALL PREMIUM) PAYABLE PURSUANT TO THIS SECTION 8.1 IN CONNECTION WITH ANY SUCH ACCELERATION EVENT. The Super FinCo Borrowers and the other Credit Parties expressly agree (to the fullest extent they may lawfully do so) that: (A) each of the Make Whole Premium and each other call premium hereunder contemplated in clause (a) of this Section 8.1 is reasonable and is the product of an arm’s length transaction between sophisticated business people,

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ably represented by counsel; (B) the Make Whole Premium or the applicable call premium hereunder (if any) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Super FinCo Borrowers giving specific consideration in this transaction for the Super FinCo Borrowers’ agreement to pay the Make Whole Premium and such other call premiums hereunder; (D) each of the Make Whole Premium and each other call premium hereunder represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and are not intended to act as a penalty or punish the Super FinCo Borrowers or the Credit Parties for any prepayment, repayment, or acceleration of the Loans or other Obligations but rather compensation for the cost of the Lenders’ investment opportunities; (E) each of the Make Whole Premium and each other call premium hereunder represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders; and (F) the Super FinCo Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Super FinCo Borrowers expressly acknowledge that the agreement of the Super FinCo Borrowers to pay the Make Whole Premium and the other call premiums (if any) to Lenders is a material inducement to the Lenders to enter into the transactions contemplated by this Agreement.
(h)The Administrative Agent shall have no duty to calculate any premium set forth in this Section 8.1, including, for the avoidance of doubt, the Make Whole Premium.
8.2COC Put Right. The Super FinCo Borrowers shall offer in writing to prepay the Loans in full and at par (plus accrued interest and, prior to the No Call Date, the Make Whole Premium) within three Business Days following a Change of Control. Such offer shall be delivered to each Lender and the Administrative Agent and attach such information as is reasonably necessary for the Lenders to identify the beneficial owners of the Super FinCo Borrowers and each of their Subsidiaries and evaluate the financial wherewithal of such Persons. Each Lender will have thirty days from receipt of such offer to accept or decline prepayment of all (but not less than all) of the Loans held by such Lender (the “COC Put Right”) by delivering written notice of such election to the Administrative Agent and the Super FinCo Borrowers. If any Lender exercises the COC Put Right, then the Super FinCo Borrowers shall prepay the entire pro rata portion of the Loans held by such Lender (at par and with accrued interest and, with respect to a Change of Control that occurs prior to the No Call Date, the Make Whole Premium) within three Business Days following such exercise. If any Lender fails to respond to such offer within such thirty-day period, then such Lender shall be deemed to have declined to exercise the COC Put Right.
8.3Certain Proceeds.
(a)The Super FinCo Borrowers shall offer in writing to apply the following proceeds (the “Relevant Proceeds”) to the prepayment of the Loans within three Business Days following receipt thereof:
(i)any and all proceeds actually received by the Super FinCo Borrowers in respect of (A) without prejudice to any other remedies under this Agreement, any incurrence or issuance by the Super FinCo Borrowers or any RG Entity of Indebtedness other than Permitted Indebtedness, (B) Relevering Debt, (C) Incremental Debt, and (D) without prejudice to any other remedies under this Agreement, the sale, lease, transfer or other disposition of assets, other than dispositions made in accordance with Section 6.4, which such proceeds shall be applied to the prepayment of principal of the Loans at par, accrued interest on such principal, and, prior to the No Call Date, the Make Whole Premium in respect of such principal (such that the amount of such proceeds equals such principal plus such accrued interest plus (if applicable) such Make Whole Premium);
(ii)any and all proceeds received by the Super FinCo Borrowers in respect of (A) insurance proceeds or condemnation proceeds and (B) except to the extent covered by clause (a)(i), distributions from their Subsidiaries resulting from any mandatory prepayment event under the FinCo Financing Documents or Project Financing Documents (including with respect to an LNG Sales Mandatory Prepayment Event (as defined in the Project Financing Documents as in effect on the Closing Date)) that are not applied to the restoration of the Rio Grande Facility or required to be applied to a mandatory prepayment in accordance with Section 4.10 of the CD Credit Agreement (as in effect on the Closing Date), Section 3.9 of the T4 Credit Agreement (as in effect on the Closing Date), Section 4.10 of the TCF Credit Agreement (as in effect on the Closing Date), Section 3.9 of the T5 Credit Agreement (as in effect on the Closing Date), Sections 4.8, 4.13, 4.14 or 4.15 of the T5 Indenture (as in effect on the Closing Date), Section 5.9 of the FinCo Credit Agreement (as in effect on the Closing Date) or, without limiting Sections 6.2 or 6.18, any comparable sections under any refinancings of the PF Indebtedness or the FinCo Indebtedness, as applicable, to the extent actually received by the Super FinCo Borrowers to the prepayment of the Loans at par and accrued interest thereupon (but without the Make Whole

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Premium) (such that the amount of such proceeds equals such principal plus such accrued interest); and
(iii)except to the extent contributed to the Liquefaction Owners or applied to the prepayment of the FinCo Indebtedness, any and all cash equity contributions to the Super FinCo Borrowers made to cure a breach of Section 7.1(j).
(b)Any offer made under this Section 8.3 shall be delivered to each Lender and the Administrative Agent and identify the amount and source of Relevant Proceeds. Each Lender will have thirty days from receipt of such offer to accept or decline prepayment of Loans held by such Lender with such Lender’s pro rata portion of the Relevant Proceeds (the “RP Prepayment Right”) by delivering written notice of such election to the Administrative Agent and the Super FinCo Borrowers. If any Lender exercises the RP Prepayment Right, then the Super FinCo Borrowers shall prepay that portion of the Loans held by such Lender at par (plus accrued interest and, solely with respect to a prepayment under the foregoing clause (a)(i) prior to the No Call Date, the Make Whole Premium) in an amount equal to the pro rata portion of the Relevant Proceeds received by the Super FinCo Borrowers within three Business Days following such exercise. If any Lender fails to respond to such offer within such thirty-day period, then such Lender shall be deemed to have declined to exercise the RP Prepayment Right.
8.4Voluntary Prepayments. Subject in all relevant cases to Section 8.1, the Super FinCo Borrowers may, upon delivery of a Prepayment Notice to the Administrative Agent, from time to time make voluntary prepayments against amounts owing under the Loans in minimum amounts of $500,000 in multiples of $100,000 or, if less, the remaining balance of the Loan. Such voluntary prepayments shall be applied pro rata among the Lenders. All such voluntary prepayments shall be made together with all accrued and unpaid interest on the amount to be prepaid and together with, prior to the No Call Date, the Make Whole Premium.
8.5ECF Sweep. On and after T4 Substantial Completion, concurrently with the delivery of the certificate contemplated in Section 5.1(h), the Super FinCo Borrowers shall prepay the Loans at par (plus accrued interest) with 100% of Net Available Cash (such that the amount of such Net Available Cash equals such principal plus such accrued interest). For the elimination of doubt, prepayments made in accordance with this Section 8.5 will not require the payment of a Make Whole Premium.
8.6Notice of Prepayment. Prior to any voluntary prepayment of the Loans pursuant to Section 8.4 or any mandatory prepayment of the Loans pursuant to Section 8.2, Section 8.3, or Section 8.5, the Super FinCo Borrowers shall deliver a written notice of prepayment to the Administrative Agent (each such notice pursuant to this Section 8.6, a “Prepayment Notice”), appropriately completed and signed by an Authorized Officer of the Super FinCo Borrowers and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) five Business Days before the date of prepayment. Each Prepayment Notice shall specify (x) the prepayment date, (y) the aggregate principal amount of the Loans to be prepaid, and (z) the relevant portion of such principal amount of the Loans to be allocated to each Lender in accordance herewith. The Administrative Agent will promptly notify each Lender and the Collateral Agent of the contents of the Prepayment Notice.
Article 9.
NET PAYMENTS; ILLEGALITY; MITIGATION
9.1Taxes.
(a)Defined Terms. For purposes of this Section 9.1, the term “Government Rule” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any Obligations of the Super FinCo Borrowers shall be made without deduction or withholding for any Taxes, except as required by Government Rules. If any Government Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and, if such Tax is an Indemnified Tax, then the sum payable by the Super FinCo Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 9.1) the applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholdings been made.

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(c)Payment of Other Taxes by the Super FinCo Borrowers. Without limiting the provisions of paragraph (b) above, the Super FinCo Borrowers shall timely pay, or cause to be paid, to the relevant Government Authority in accordance with applicable Government Rule or, at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(d)Indemnification by the Super FinCo Borrowers. The Super FinCo Borrowers shall indemnify or cause to be indemnified each Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 9.1) paid or payable by such Agent or Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. The amount of such payment or liability and the denomination thereof as set forth in a certificate delivered to the Super FinCo Borrowers by the Collateral Agent or a Lender, or by the Administrative Agent on its own behalf or on behalf of the Collateral Agent or a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Super FinCo Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Super FinCo Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.15(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Finance Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.1.
(f)Evidence of Payments. As soon as practicable after the date of any payment of Taxes by the Super FinCo Borrowers or any Withholding Agent to a Government Authority pursuant to this Section 9.1, the Super FinCo Borrowers shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Forms.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Super FinCo Borrowers and the Administrative Agent, on or before the date such Lender becomes a party hereto and at the time or times reasonably requested by the Super FinCo Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Super FinCo Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Super FinCo Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Government Rule or reasonably requested by the Super FinCo Borrowers or the Administrative Agent as will enable the Super FinCo Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 9.1(g)(ii)(A), (B) and (D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that any Super FinCo Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Super FinCo Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable

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request of the Super FinCo Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Super FinCo Borrowers and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Super FinCo Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of Super FinCo Borrower (or its regarded owner) within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Super FinCo Borrowers and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Super FinCo Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable Government Rule as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Government Rule to permit the Super FinCo Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Finance Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), such Lender shall deliver to the Super FinCo Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Super FinCo Borrowers or the Administrative Agent such documentation prescribed by

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applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Super FinCo Borrowers or Administrative Agent as may be necessary for the Super FinCo Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 9.1(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the ~~date of this Agreement~~ Series B Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Super FinCo Borrowers and the Administrative Agent in writing of its legal inability to do so.
(h)Status of Administrative Agent. The Administrative Agent (and any successor or supplemental Administrative Agent on the date it becomes the Administrative Agent), if it is not a U.S. Person, shall provide the Super FinCo Borrowers with a copy of IRS Form W-8ECI or any successor thereto with respect to payments to be received by it as a beneficial owner and IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Super FinCo Borrowers to the extent it is legally entitled to do so. In the event that the Administrative Agent is a U.S. Person, the Administrative Agent shall provide the Super FinCo Borrowers with a duly completed copy of IRS Form W-9 or any successor thereto.
(i)Refunds. If any Agent or Lender determines, in such Person’s sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Super FinCo Borrowers pursuant to this Section 9.1 (including by the payment by the Super FinCo Borrowers of additional amounts pursuant to this Section 9.1), it shall pay over such refund to the Super FinCo Borrowers (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all of its reasonable out-of-pocket expenses (including Taxes), without interest (other than any interest paid by the relevant Government Authority with respect to such refund); provided, that the Super FinCo Borrowers, upon the request of such Agent or Lender, as the case may be, agrees to repay the amount paid over to the Super FinCo Borrowers (plus any penalties, interest or other charge imposed by the relevant Government Authority) to such Agent or Lender, as the case may be, in the event such Agent or Lender, as the case may be, is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will an Agent or Lender be required to pay any amount to the Super FinCo Borrowers pursuant to this paragraph (i) the payment of which would place the Agent or Lender in a less favorable net after-Tax position than the Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 9.1(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)Survival. Each party’s obligations under this Section 9.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all obligations under any Finance Document.
9.2Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

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(ii)subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Super FinCo Borrowers or to reduce the amount of any sum received or receivable by such Lender or Agent (whether of principal, interest or otherwise), the Super FinCo Borrowers will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender or Agent for such additional costs actually incurred or reduction suffered.
(b)Capital Requirements. If, after the date of this Agreement, any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Super FinCo Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually incurred or suffered.
(c)Certificates for Reimbursement. A Lender intending to make a claim under paragraph (a) or (b) above shall notify the Administrative Agent of the circumstances giving rise to and the amount of the claim, following which the Administrative Agent will promptly notify the Super FinCo Borrowers. A Lender making a claim under paragraph (a) or (b) above shall, as soon as practicable after a request by the Administrative Agent, provide a certificate confirming in reasonable detail the amount and calculation of the amount claimed, when such increased costs or reductions were suffered or incurred (provided, that such Lender shall not be required to provide any confidential or other information if against such Lender’s internal policies). Such a certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 9.2 and delivered to the Super FinCo Borrowers shall be conclusive absent manifest error. The Super FinCo Borrowers shall pay to such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9.2 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Super FinCo Borrowers shall not be required to compensate a Lender pursuant to this Section 9.2 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Super FinCo Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof).
9.3Mitigation. If any Lender requests compensation under Section 9.2, or if the Super FinCo Borrowers are required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then such Lender shall (a) file any certificate or document reasonably requested in writing by the Super FinCo Borrowers to the extent it is legally entitled to do so and/or (b) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.2 or Section 9.1, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Super FinCo Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing, designation or assignment.
9.4Replacement of Lenders.
(a)If any Lender requests compensation under Section 9.2, or if the Super FinCo Borrowers are required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then the Super FinCo Borrowers may, at their sole expense and effort, upon

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notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.15), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Super FinCo Borrowers shall have received the prior written consent of the Administrative Agent, which consent, in the case of the Administrative Agent, shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Super FinCo Borrowers (in the case of all other amounts) and (iii) such assignment will result in the elimination or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Super FinCo Borrowers to require such assignment and delegation cease to apply. Nothing in this Section 9.4 shall be deemed to prejudice any rights that the Super FinCo Borrowers may have against any Lender that is a Defaulting Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 11.7 requires the consent of all of the Lenders affected and with respect to which the Majority Lenders shall have granted their consent, then the Super FinCo Borrowers shall have the right to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans and Commitments (in accordance with and subject to the restrictions contained in Section 11.15) to one or more assignees acceptable to the Administrative Agent, acting reasonably; provided, that (x) any such Non-Consenting Lender must be replaced with a Lender that grants the applicable consent, (y) all obligations of the Super FinCo Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (z) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest and fees thereon. In connection with any such assignment, the Super FinCo Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 11.15.
9.5Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for long as such Lender is a Defaulting Lender:
(a)The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.7);
(b)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority Lenders”. The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.7); and
(c)Any payment of principal, interest, fees or other amounts received by the Administrative Agent with respect to Loans and/or the Commitments for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, as the Super FinCo Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (iii) third, to the payment of any amounts owing to the applicable Lenders as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by any such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iv) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Super FinCo Borrowers as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by the Super FinCo Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement with respect to the Loans; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided, that, with respect to this sub-clause (v), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans and applicable

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reimbursement obligations owed to, all applicable Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans or applicable reimbursement obligations owed to such Defaulting Lender).
9.6Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Article 10.
ADMINISTRATIVE AGENT; COLLATERAL AGENT; AGENT INDEMNIFICATION
10.1Appointment of Administrative Agent and Collateral Agent. The Lenders party hereto hereby appoint GLAS USA LLC to act as Administrative Agent and as Collateral Agent and authorize it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms of this Agreement and the other Finance Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. By its signature below, GLAS USA LLC (or any successor thereto pursuant to this Section 10.1) accepts such appointments. The rights, privileges, protections, immunities and benefits provided to the Administrative Agent and Collateral Agent hereunder, including rights to indemnification, are extended to, and shall be enforceable by, each of the Administrative Agent and the Collateral Agent in each of its capacities hereunder and under each Finance Document.
10.2Duties and Responsibilities.
(a)The Administrative Agent’s duties under this Agreement and in any other Finance Document are solely mechanical and administrative in nature. The Administrative Agent shall have no fiduciary duties and shall not have any duties, obligations or responsibilities except those expressly set out in this Agreement or in any other Finance Document, shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Finance Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Finance Document or applicable Government Rule; or

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(iii)except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, nor shall the Administrative Agent be liable for any failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Super FinCo Borrowers or a Lender.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Administrative Agent.
10.3Rights and Obligations.
(a)The Administrative Agent may:
(i)assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Person in connection with any Finance Document is true, (B) no Default or Event of Default exists, (C) no Person is in breach of or in default under its obligations under any Finance Document and (D) any right, power, authority or discretion vested herein upon any other Agent has not been exercised;
(ii)assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Person has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;
(iii)assume, absent written notice to the contrary, that the address, email and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 10.3 until it has received from such Person a written notice designating some other office of such Person to replace any such address or email or telephone number and act upon any such notice until the same is superseded by a further such written notice;
(iv)employ, at the expense of the Super FinCo Borrowers, attorneys, consultants, accountants or other experts whose advice or services the Administrative Agent may reasonably determine is necessary (provided, that in connection with an exercise of remedies following the occurrence of an Event of Default, the Administrative Agent shall be permitted to employ any such Person at the expense of the Super FinCo Borrowers as it determines to be necessary in its sole discretion), may pay reasonable and documented fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided, that the Administrative Agent shall be under no obligation to act upon such advice if it does not deem such action to be appropriate;
(v)rely on any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such party;
(vi)rely upon any communication, certification, notice or document reasonably believed by it to be genuine;
(vii)refrain from acting or continuing to act in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with

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any Finance Document until it shall have received such indemnity or security from the Lenders as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions; provided, that nothing in this clause (vii) shall be deemed to obligate any Lender to provide any such indemnity or security;
(viii)seek instructions from the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, in accordance with the terms hereof) as to the exercise of any of its rights, powers, authorities or discretions hereunder and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder; provided, that, if any actions requested or permitted to be taken by the Administrative Agent pursuant to the Finance Documents are, in the reasonable judgment of the Administrative Agent, of a routine or administrative nature, the Administrative Agent shall be permitted to take or decline to take such requested or contemplated action as it determines in the exercise of its discretion (consistent with the terms of the Finance Documents) without prior consultation with the Majority Lenders; and
(ix)in determining compliance with any condition hereunder to the funding of any advance or other action that by its terms must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or counsel to such Lender prior to the funding of such advance or taking of such other action.
(b)The Administrative Agent shall:
(i)promptly deliver to the Lenders the non-administrative notices, certificates, reports, opinions, agreements and other documents which it receives under this Agreement and the other Finance Documents in its capacity as Administrative Agent;
(ii)perform its duties in accordance with the Finance Documents and any instructions given to it by the Majority Lenders, which instructions shall be binding on all Lenders party hereto; and
(iii)if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it hereunder or under the other Finance Documents (other than rights arising under this Section 10.3(b)(iii)).
(c)Each Person serving as the Administrative Agent hereunder or under any other Finance Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Super FinCo Borrowers or Affiliates of the Super FinCo Borrowers as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to any Lender.
10.4No Responsibility for Certain Conduct.
(a)Notwithstanding anything to the contrary expressed or implied herein, the Administrative Agent shall not:
(i)be bound to inquire as to (A) whether or not any representation made by any other Person in connection with any Finance Document is true, (B) the occurrence or otherwise of any Default or Event of Default, (C) the performance by any other Person of its obligations under any of the Finance Documents or (D) any breach of or default by any other Person of its obligations under any of the Finance Documents;
(ii)be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as provided in this Agreement;

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(iii)be bound to disclose to any Person any information relating to any Project or to any Person if such disclosure would or might in its opinion, constitute a breach of any applicable Government Rule or be otherwise actionable at the suit of any Person; or
(iv)be under any fiduciary duties or obligation.
(b)The Administrative Agent shall have no responsibility for the accuracy or completeness of any information supplied by any Person in connection with any Project or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by or on behalf of any Credit Party or any other Person contained in this Agreement or any other Finance Document or in any certificate or other document referred to or provided for in or received by the Administrative Agent, hereunder or thereunder. The Administrative Agent shall not be liable as a result of any failure by any Credit Party or its Affiliates or any Person party hereto or to any other Finance Document to perform their respective obligations hereunder or under any other Finance Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Finance Document, except to the extent of the Administrative Agent’s gross negligence, fraud or willful misconduct.
(c)It is understood and agreed by each Lender (for itself and any Person claiming through it) that, except as expressly set forth herein, it has itself been and will continue to be, solely responsible for making its own independent appraisal of and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Lender warrants to the Administrative Agent that it has not relied on and will not hereafter rely on the Administrative Agent:
(i)in making its decision to enter into this Agreement or any other Finance Document or any amendment, waiver or other modification hereto or thereto;
(ii)to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the Administrative Agent); or
(iii)to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.5Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actual knowledge of such Default or Event of Default or has received a notice from a Lender, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent has received notice from a Person describing a Default or Event of Default or receives such a “Notice of Default,” the Administrative Agent shall give prompt notice thereof to each other Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as is provided in Section 7.2; provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.
10.6No Liability. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Person for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of Administrative Agent, as determined by a court of competent jurisdiction. The Lenders party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Administrative Agent for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction. The Administrative Agent will not be

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liable for any delay (or any related consequences) in crediting an account with an amount required under any Finance Document to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Administrative Agent for that purpose.
10.7Indemnification of Agent by Borrower; Lenders.
(a)The Super FinCo Borrowers shall indemnify each Agent and each of their respective Affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons, representatives and members of each of the foregoing (each, an “Agent Indemnitee”) from and hold each of them harmless against, any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (“Indemnified Liabilities”) imposed on or asserted against any such Persons based on or arising or resulting from any of the transactions contemplated by this Agreement and the other Finance Documents, except to the extent such Indemnified Liabilities are determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Agent Indemnitee. The Super FinCo Borrowers shall indemnify each Agent against any Indemnified Liability incurred by such Agent as a result of investigating any event which it reasonably believes is a Default or Event of Default or acting or relying on any notice, request or instruction of the Super FinCo Borrowers. Without limitation of the foregoing, the Super FinCo Borrowers shall reimburse the Agents promptly upon demand for its share of any out-of-pocket expenses (including legal fees and expenses and any transaction-related expenses relating to the maintenance of an IntraLinks (or equivalent) website) incurred by it in connection with the preparation, execution, administration, amendment, waiver, modification and enforcement of or legal advice in respect of rights or responsibilities under, the Finance Documents.
(b)To the extent that the Super FinCo Borrowers for any reason fail to indefeasibly pay any amount required under Section 10.7(a) to be paid by them to the Agents (or any sub-agent thereof) or any Affiliate of any of the foregoing, each Lender severally agrees to pay to each Agent (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s pro rata portion of the Loans held by such Lender) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against either Agent (or any such sub-agent), or against any Affiliate of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (b) are subject to the provisions of Section 2.1(d).
(c)No party hereto shall assert, and hereby waives, any claim against any Agent (and any sub-agent thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Finance Document or any agreement instrument or the transactions contemplated thereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein or in a Finance Document to which it is a party), any Loan or any use of proceeds thereof. No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties or exercise any of its rights or powers under any Finance Document if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The provisions of this Section 10.7 shall survive the rescission or termination of this Agreement and the other Finance Documents. This Section 10.7 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages etc. arising from any non-Tax claim.
10.8Resignation and Removal.
(a)Subject to Section 10.9, the Administrative Agent may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.
(b)Subject to Section 10.9, the Majority Lenders may remove the Administrative Agent from its appointment hereunder with or without cause by giving prior written notice to that effect to the Administrative Agent and the Super FinCo Borrowers.

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10.9Successor Administrative Agent.
(a)No resignation or removal pursuant to Section 10.8 shall be effective until:
(i)a successor for the Administrative Agent is appointed in accordance with (and subject to) the provisions of this Section 10.9;
(ii)the resigning or removed Administrative Agent has transferred to its successor all of its rights and obligations in its capacity as an Administrative Agent under this Agreement and the other Finance Documents; and
(iii)the successor Administrative Agent has executed and delivered an agreement to be bound by the terms of this Agreement and the other Finance Documents and to perform all duties required of the Administrative Agent hereunder and under the other Finance Documents.
(b)If the Administrative Agent has given notice of its resignation pursuant to Section 10.8(a) or if the Majority Lenders give the Administrative Agent notice of removal thereof pursuant to Section 10.8(b), then a successor to the Administrative Agent may be appointed by the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, with the written consent of the Super FinCo Borrowers, which consent shall not unreasonably be withheld or delayed) during a ninety day period beginning on the date of such notice but, if no such successor is so appointed within ninety days after the above notice, (i) the resigning or removed Administrative Agent may (but shall not be obligated to), on behalf of the Majority Lenders, appoint a successor Administrative Agent or (ii) the resigning or removed Administrative Agent or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. If a resigning or removed Administrative Agent appoints a successor, such successor shall (i) be authorized under all applicable Government Rules to exercise corporate trust powers and (ii) be acceptable to the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, the Super FinCo Borrowers, approval by which shall not unreasonably be withheld or delayed); provided, that if the Majority Lenders and the Super FinCo Borrowers, if applicable, do not confirm such acceptance in writing within thirty days following selection of such a successor by the resigning or removed Administrative Agent or otherwise appoint a successor within such thirty day period, then the Majority Lenders and the Super FinCo Borrowers, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Administrative Agent hereunder.
(c)If a successor to the Administrative Agent is appointed under the provisions of this Section 10.9, then:
(i)the predecessor Administrative Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);
(ii)the resignation pursuant to Section 10.8(a) or removal pursuant to Section 10.8(b) of the predecessor Administrative Agent notwithstanding, the provisions of this Agreement shall inure to the predecessor Administrative Agent’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Finance Documents while it was Administrative Agent;
(iii)the successor Administrative Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Administrative Agent had been a party hereto beginning on the date of this Agreement; and
(iv)the predecessor Administrative Agent shall make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the Finance Documents.
10.10Authorization. The Administrative Agent is hereby authorized by the Lenders party hereto to execute, deliver and perform each of the Finance Documents to which the Administrative Agent is or is intended to be a party.
10.11Administrative Agent as Lender. With respect to its Commitments and the Loans made by it, any Person serving as Administrative Agent hereunder shall have the same rights and powers under the Finance

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Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender,” or “Secured Party,” when used with respect to the Administrative Agent, shall unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as financial advisor or in any other advisory capacity for and generally engage in any kind of business with, any Person as if the Administrative Agent were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders, Lenders or Secured Parties.
10.12Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Super FinCo Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.13Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection or supervision of such sub-agents.
10.14Erroneous Payments.
(a)If the Administrative Agent (i) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.14 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment, or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution, or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.14(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.14(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Finance Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Finance Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Super FinCo Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Super FinCo Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Subject to Section 11.5, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of

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such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies, and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (i) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (ii) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(f)The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Finance Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Super FinCo Borrowers; provided, that this Section 10.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Super FinCo Borrowers relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Finance Document), the Super FinCo Borrowers for the purpose of a payment on the Obligations.
(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Notwithstanding anything to the contrary herein or in any other Finance Document, neither any Credit Party nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the Administrative Agent in connection therewith) directly or indirectly arising out of this Section 10.14 in respect of any Erroneous Payment (other than having consented to the assignment referenced in clause (d) above).
(h)Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Finance Document.
The provisions of this Article 10 applicable to the Administrative Agent shall apply to the Collateral Agent, mutatis mutandis, and shall be in addition to the powers, rights, remedies, privileges and indemnities provided to the Collateral Agent pursuant to the terms of the Security Documents.
Article 11.
MISCELLANEOUS
11.1Payment of Expenses, Etc.; Indemnification.
(a)The Super FinCo Borrowers shall reimburse such fees, costs and expenses of the Lenders and the Agents (including fees and charges of one legal counsel to the non-Restricted Lenders and one legal counsel to the Agents (provided, that, in the case of the continuation of an Event of Default, any Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Super FinCo Borrowers shall pay all reasonable and documented professional fees of such additional counsel)) in connection with the preparation and negotiation of the Finance Documents executed at each Financial Close in accordance

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with, and to the extent required by, the Fee Letters. Any such costs and expenses (including fees and charges of one legal counsel to the non-Restricted Lenders and one legal counsel to the Agents (provided, that, in the case of the continuation of an Event of Default, any Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Super FinCo Borrowers shall pay all reasonable and documented professional fees of such additional counsel)) that are not paid or reimbursed at the relevant Financial Close shall be payable in full in cash no later than thirty days after the relevant Closing Date.
(b)The Super FinCo Borrowers will pay (i) the reasonable and documented professional fees and costs of the Agents and one legal counsel to the non-Restricted Lenders and one legal counsel to the Agents (provided, that, in the case of the continuation of an Event of Default, any Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Super FinCo Borrowers shall pay all reasonable and documented professional fees of such additional counsel) with respect to the administration of the transaction, the preservation of any of their respective rights under the Finance Documents or in connection with any amendments, waivers or consents or other implementation and administrative actions required under the Finance Documents, (ii) all fees payable to any Agent in connection with the performance of its duties under the Finance Documents in accordance with the relevant Fee Letter, (iii) all actual out-of-pocket costs and expenses incurred by any Lender or any Agent in connection with the occurrence of a Default or an Event of Default or the enforcement of any of its (or any Lender’s) rights or remedies under the Finance Documents following the occurrence of a Default or an Event of Default, and (iv) without limiting the preceding clause (iii), all other actual out-of-pocket costs and expenses incurred by any Lender and any Agent in connection with the administration of the credit, the preservation of its rights under the Finance Documents and/or the performance of its duties thereunder and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby. Notwithstanding the foregoing, in the event that either the Collateral Agent or the Administrative Agent reasonably believes that a conflict exists in using one counsel, each of the Collateral Agent or the Administrative Agent, as applicable, may engage its own counsel.
(c)The Super FinCo Borrowers shall indemnify each Lender and each Agent and each of their respective Affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons and partners of each of the foregoing (each, an “Indemnitee”) from and hold each of them harmless from and against all reasonable and documented costs, expenses (including reasonable fees, disbursements and other charges of counsel), losses, claims, damages, and liabilities of such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (each, a “Claim”) (regardless of whether such Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party, any Credit Party or any of their respective Affiliates) based on or arising or resulting from:
(i)the execution or delivery of this Agreement, any other Finance Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)any Loan or the use or proposed use of the proceeds therefrom;
(iii)any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by any Super FinCo Borrower or any other Credit Party or any of any Super FinCo Borrower’s or any other Credit Party’s members, managers or creditors or by any other Person, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Finance Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or
(iv)any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Super FinCo Borrowers, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Lender, or any Affiliates or Related Parties of any of the foregoing;

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provided, that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.
(d)To the extent that the undertaking in the preceding paragraphs of this Section 11.1 may be unenforceable because it is violative of any law or public policy, the Super FinCo Borrowers will contribute the maximum portion that it is permitted to pay and satisfy under applicable Government Rule to the payment and satisfaction of such undertaking.
(e)All sums paid and costs incurred by any Indemnitee with respect to any matter indemnified hereunder shall be added to the Obligations and be secured by the Security Documents and, unless otherwise provided, shall be immediately due and payable promptly after demand therefor. Each such Indemnitee shall promptly notify the Super FinCo Borrowers in a timely manner of any such amounts payable by the Super FinCo Borrowers hereunder together with reasonable details and calculation thereof; provided, that any failure to provide such notice shall not affect the Super FinCo Borrowers’ obligations under this Section 11.1.
(f)Each Indemnitee pursuant to Section 11.1(c) above, within thirty days after the receipt by it of notice of any Claim for which indemnity may be sought by it or by any Person controlling it, from the Super FinCo Borrowers on account of the agreements contained in this Section 11.1, shall notify the Super FinCo Borrowers in writing of the commencement thereof; provided, that failure to so notify shall not prejudice any Claim for which indemnity may be sought except to the extent that the Super FinCo Borrowers are harmed thereby. This Section 11.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.2Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Agent and Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender or for the credit or the account of the Super FinCo Borrowers against any Obligations of the Super FinCo Borrowers owed to such Agent or Lender, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and without presentment, protest or other notice of any kind to the Super FinCo Borrowers, all of which are hereby expressly waived. Any exercise by an Agent or a Lender of its setoff rights hereunder shall be subject to the sharing provisions hereunder and, without limiting the waivers set forth in this Section 11.2, each Agent and Lender shall provide notice to the Super FinCo Borrowers with respect to the exercise by it of any setoff rights hereunder; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
11.3Notices.
(a)Except as otherwise expressly provided herein or in any Finance Document, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in paragraph (b) below. Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified in Schedule 10.3, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving written notice to the other parties in the manner set forth herein) hereto.
(b)Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, the Collateral Agent and the Super FinCo Borrowers; provided, that the foregoing shall not apply to notices pursuant to Article 2 if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notice under Article 2 by electronic communication. Each Super FinCo Borrower and each Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by them, respectively; provided, that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in.pdf format.

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(c)Notices and communication delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in Schedule 10.3, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, (i) notices and other communication delivered through electronic communications as provided in paragraph (b) above shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not given during normal business hours on a Business Day for recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(d)The Super FinCo Borrowers and each Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent have any liability to any Super FinCo Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Super FinCo Borrower’s or the Administrative Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Super FinCo Borrowers pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications, including through the Platform.
11.4No Third-Party Beneficiaries. The agreement of the Lenders to make the Loans to the Super FinCo Borrowers, on the terms and conditions set forth in this Agreement, is solely for the benefit of the Credit Parties and the Secured Parties, and no other Person (including any contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of any Project) shall have any benefit or any legal or equitable right or remedy under this Agreement or under any other Finance Document or with respect to any extension of credit contemplated by this Agreement.
11.5No Waiver; Remedies Cumulative. Subject to applicable Government Rule, no failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between the Credit Parties or any of their respective Affiliates, on the one hand and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Finance Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on the Super FinCo Borrowers in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.
11.6Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.7Amendments, Etc.
(a)Neither this Agreement nor any other Finance Document (other than any Security Document, each of which may only be waived, amended or modified in accordance with the terms thereof) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Super FinCo Borrowers and the Majority Lenders and acknowledged by the Administrative Agent, or by the Super FinCo Borrowers and the Administrative

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Agent with the consent of the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such agreement shall in any way:
(i)increase any Commitment of any Lender without the written consent of such Lender;
(ii)reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable under the Finance Documents, without the written consent of each Lender affected thereby;
(iii)postpone the scheduled date of payment of the principal amount of any Loan under Section 2.5(a) or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby;
(iv)change Section 2.8 or Section 2.10 without the consent of each Lender affected thereby;
(v)change any of the provisions of this Section 11.7 or the percentage in the definitions of the terms “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vi)release all or substantially all portions of the Collateral or release Sponsor or any Credit Party from its obligations under the Finance Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Finance Documents); or
(vii)contractually subordinate the Liens in favor of the Collateral Agent over the Collateral under and pursuant to the Finance Documents to Liens over the Collateral securing any other Indebtedness (it being understood that this subclause (vii) shall not (i) override the permission for (x) Permitted Liens (including Permitted Priority Liens) or (y) Indebtedness expressly permitted by Section 6.2 or (ii) apply to the incurrence of financing provided to the Super FinCo Borrowers pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any other applicable debtor relief laws) without the written consent of each Lender;
(viii)provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent; provided, further, that notwithstanding anything to the contrary in any Finance Document, (x) no Affiliated Lender shall have any right to approve or disprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than the Affiliated Lenders), except that any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms disproportionately, materially and adversely affects any Affiliated Lender (in its role as Lender) to a greater extent than other affected Lenders shall require the consent of such affected Affiliated Lender and (y) no Participating Lender shall have any right to approve or disprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than the Participating Lenders), except (i) any (x) increase of the Commitment of the Participating Lender and (y) amendment to (1) reduce the principal amount of any Loan or reduce the rate of interest thereon, (2) reduce the amount of interest payable, (3) extend the Maturity Date or (4) release all or substantially all portions of the Collateral shall require the consent of such affected Participating Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms disproportionately,

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materially and adversely affects any Participating Lender (in its role as Lender) to a greater extent than other affected Lenders shall require the consent of such affected Participating Lender.
(b)Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 11.7 and any waiver, amendment, or modification authorized in accordance with this Section 11.7 shall bind any Person subsequently acquiring a Loan from such Lender. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Finance Document in accordance with this Section 11.7 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
(c)Notwithstanding anything to the contrary in this Agreement or any other Finance Document to the contrary, the parties hereto agree that if (i) the P1 Financing Documents or the T4 Financing Documents are no longer in full force and effect, (ii) the Maturity Date extends beyond the maturity date under the PF Indebtedness under either the P1 Financing Documents or the T4 Financing Documents, (iii) any representation, covenant, event of default or other restriction on a RG Entity contained in the P1 Financing Documents or the T4 Financing Documents as of the Closing Date is removed or otherwise amended or replaced with a looser restriction (from the perspective of the RG Entities), this Agreement will be automatically and without the further action of any Person be deemed to include all covenants from such PF Indebtedness as in effect as of the Closing Date (or, in the case of clause (iii), to include such representation, covenant, event of default or other restriction as in effect as of the Closing Date) and the Super FinCo Borrowers, Majority Lenders and the Administrative Agent shall cooperate reasonably to prepare a conformed version hereof reflecting such updates.
11.8Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic means will for all purposes be treated as the equivalent of delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment and Assumption or any Restricted Lender Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.9Effectiveness. This Agreement shall become effective upon delivery of the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.10Survival. All covenants, agreements, representations and warranties made by the Super FinCo Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 9.1, 9.2, 10.7, 10.12, 11.1, 11.3, 11.10, 11.13, 11.14, and 11.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
11.11Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.12Entire Agreement. This Agreement, the other Finance Documents, and the documents referred to herein, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings of the parties hereto relating to the subject matter herein contained. All covenants of the Credit Parties set forth in this Agreement and the other Finance Documents (including Article 5 and Article 6) and all Defaults and Events of Default set forth in Section 7.1 shall be given independent effect so that, in the event that a particular action or condition is not permitted by the terms of any such covenant or would result in a Default, the fact that such event or condition could be permitted by an exception to, or be otherwise within the limitations of, another covenant or another Default or Event of Default shall not avoid the occurrence of a Default or Event of Default in the event that such action is taken or condition exists.

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11.13Reinstatement. The obligations of the Super FinCo Borrowers under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Super FinCo Borrowers in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Super FinCo Borrowers agree that they will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
11.14Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial; Waiver of Consequential Damages, Etc.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)To the extent permitted by applicable Government Rule, any legal action or proceeding with respect to this Agreement or any other Finance Document shall, except as provided in paragraph (d) below, be brought in the courts of (i) the State of New York in the County of New York or (ii) the United States for the Southern District of New York, and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts and submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the parties hereto hereby expressly and irrevocably waives the benefit of jurisdiction derived from each of its present or future domicile or otherwise in any such action or proceeding. Nothing in this Agreement or in any other Finance Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Finance Document against any Super FinCo Borrower or its properties in the courts of any jurisdiction if applicable Government Rule does not permit a claim, action or proceeding referred to in the first sentence of this Section 11.14(b) to be filed, heard or determined in or by the courts specified therein.
(c)Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(d)To the extent that any Super FinCo Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Super FinCo Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Finance Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 11.14(d) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(e)Nothing in this Section 11.14 shall limit the right of the Secured Parties to refer any claim against the Super FinCo Borrowers to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY

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TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(g)Except with respect to any indemnification obligations of the Super FinCo Borrowers under Section 10.7 and Section 11.1 or any other indemnification provisions of the Super FinCo Borrowers under any other Finance Document, to the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.
11.15Successors and Assigns.
(a)Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Super FinCo Borrower shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by any Super FinCo Borrower without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.15. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may assign to one or more Persons (other than a natural person, a Super FinCo Borrower, and its Subsidiaries and Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld; provided that no such consent of the Administrative Agent shall be required if such assignment is to another Lender or an Affiliate or an Approved Fund of a Lender); provided, that:
(i)the prior written consent of the Super FinCo Borrowers shall be required for each assignment other than (A) an assignment by a Lender to another Lender, (B) an assignment by a Lender to an Affiliate or an Approved Fund of such Lender or (C) an assignment by a Lender that is a Debt Fund or an Affiliate of a Debt Fund to a Qualifying Investor in such Debt Fund;
(ii)any such prior written consent shall not be unreasonably withheld, conditioned, or delayed unless the assignee is a Disqualified Institution (in which case such prior written consent may be withheld in the Super FinCo Borrowers’ sole discretion); provided, that the Super FinCo Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(iii)except in the case of an assignment by a Lender to a Lender, to an Affiliate of such first Lender, to an Approved Fund of such first Lender, or a Qualifying Investor in such first Lender, or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) unless each of the Super FinCo Borrowers and the Administrative Agent otherwise consent;
(iv)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

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(v)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (other than with respect to assignments to Affiliates and Approved Funds of a Lender and to Qualifying Investors of a Lender and its Affiliates) a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);
(vi)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(vii)the assignee shall satisfy all “know your customer” or similar identification procedures required by the assignor;
provided, further, that any consent of the Super FinCo Borrowers otherwise required under this paragraph (b) shall not be required if any Default or Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (c) of this Section 11.15, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.1, 9.2, and 11.1) with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e)(e) of this Section 11.15.
(c)Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Super FinCo Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption and each Restricted Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (including stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Super FinCo Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Super FinCo Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.15 and any written consent to such assignment required by paragraph (b) of this Section 11.15, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).
(e)Participations. Subject to Section 11.15(i), any Lender may, without the consent of the Super FinCo Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Finance Documents (including all or a portion of its Commitments and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement and the other Finance Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Super FinCo Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Finance Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Finance Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Finance Document. Subject to paragraph (f) of this Section 11.15, the Super FinCo Borrowers agree that each Participant shall be entitled

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to the benefits of Sections 9.1 and 9.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.15; provided, that such Participant (A) agrees to be subject to the provisions of Sections 9.3 and 9.4 as if it were an assignee under paragraph (b) above. Each Lender that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Super FinCo Borrowers, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loans or other obligations under the Finance Documents held by it (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Finance Document) except to the extent that such disclosure is necessary to establish that the Loans or other Obligations are ~~is~~ in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 9.1 and 9.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Super FinCo Borrowers’ prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(g)Certain Pledges. Any Lender may at any time, and without notice to, or consent by, any other Person, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 11.15 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Restricted Lenders.
(i)Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a Person who is or will become, after such assignment, an Restricted Lender through (i) Dutch auctions open to all Lenders on a pro rata basis in accordance with the procedures set forth on Exhibit J hereto or (ii) open market purchases on a pro rata or non-pro rata basis, in each case subject to the following limitations (which, for the avoidance of doubt, except for clause (A) below shall apply to any Restricted Lender, regardless whether such Restricted Lender was party to this Agreement on the Series B Closing Date or became party through an Restricted Lender Assignment Agreement):
(A)the assigning Lender and the Restricted Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit B-2 hereto (a “Restricted Lender Assignment Agreement”);
(B)Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2;
(C)Except as set forth in Section 11.7, no Restricted Lender shall have any voting or approval rights under the Finance Documents or be permitted to require the Administrative Agent or Collateral Agent to undertake any action (or refrain from taking any action) pursuant to or with respect to the Finance Documents;
(D)Affiliated Lenders will not have any rights of inspection or access relating to the Super FinCo Borrowers or any other RG Entity;

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(E)the aggregate principal amount of Loans held at any one time by Restricted Lenders shall not exceed 25% of the principal amount of all Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Restricted Lender Cap”); provided, that, to the extent any assignment to an Restricted Lender would result in the aggregate principal amount of all Loans held by Restricted Lenders exceeding the Restricted Lender Cap, the assignment of such excess amount will be void ab initio; and
(F)no Restricted Lender shall be permitted to make or bring any claim, in its capacity as Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to the duties and obligations of such Person under the Finance Documents other than in the case of a material breach by the Administrative Agent, the Collateral Agent or any other Lender or to such Restricted Lender (except with respect to any such breaches applicable to the Lenders generally unless the other Lenders have made or brought such claims).
(ii)Each Restricted Lender, solely in its capacity as a Lender, hereby agrees, that, if any Credit Party or other RG Entity or, for so long as the Cost Overrun Guaranty is outstanding, the Sponsor, or any of their assets shall be subject to any voluntary or involuntary proceeding (“Bankruptcy Proceedings”), (A) such Restricted Lender, solely in its capacity as a Lender, shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Restricted Lender’s claim with respect to its Loans (an “Restricted Lender Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Restricted Lender is treated in connection with such exercise or action on the same or better terms as the other Lenders and (B) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), (1) the Loans held by such Restricted Lender (and any Restricted Lender Claim with respect thereto) shall be deemed to be voted in such Bankruptcy Proceeding in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Restricted Lenders, so long as such Restricted Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Lenders and (2) the Restricted Lenders shall agree that the Administrative Agent shall vote on behalf of such Restricted Lenders. For the avoidance of doubt, the Lenders and each Restricted Lender, solely in its capacity as a Lender, agrees and acknowledge that the provisions set forth in this Section 11.15(h) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where any Credit Party or other RG Entity or, for so long as the Cost Overrun Guaranty is outstanding, the Sponsor, has filed for protection under the Bankruptcy Code.
(i)Disqualified Institutions. Notwithstanding anything to the contrary contained in this Agreement:
(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement (including through a participation) to such Person (unless the Super FinCo Borrowers have consented to such assignment or participation in writing in their sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date or any Person that the Super FinCo Borrowers remove from the DQ List (including as a result of the delivery of a notice pursuant to, or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) any additional designation or removal permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation, as applicable, to any Lender or Participant and (B) any designation or removal after Financial Close of a Person as a Disqualified Institution shall become effective three Business Days after such designation or removal. Any assignment or participation in violation of this Section 11.15(i)(i) shall not be void, but the other provisions of this Section 11.15(i) shall apply. The Super FinCo Borrowers shall deliver notices of any designation or removal of a Disqualified Institution to the Administrative Agent.

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(ii)If any assignment or participation is made to any Disqualified Institution without the Super FinCo Borrowers’ prior written consent in violation of Section 11.15(i)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, then the Super FinCo Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay such Loans as are held by such Disqualified Institution by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans or such participation in such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.15(i)), all of its interest, rights and obligations under this Agreement to one or more other assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Super FinCo Borrowers or the Administrative Agent, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Finance Documents, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any debtor relief plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such debtor relief plan, (2) if such Disqualified Institution does vote on such debtor relief plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall have the right, and the Super FinCo Borrowers hereby expressly authorize the Administrative Agent, to (A) post the DQ List on an intranet website and notify the Lenders or (B) provide the DQ List to each Lender requesting the same.
11.16PATRIOT Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the PATRIOT Act.
11.17Limited Recourse. The obligations of each Super FinCo Borrower under this Agreement and the other Finance Documents to which it is party thereto shall be secured solely by the Security Documents. Subject to the final paragraph of this Section 11.17, except as set forth in the Cost Overrun Guaranty, no recourse shall be had for the payment of any Obligations under any Loan or upon any other obligation, covenant or agreement under this Agreement or any other Finance Document, against the Sponsor or any incorporator, direct or indirect stockholder, member, partner, officer, director, employee or agent as such (including members of any management committee or similar body), whether past, present or future, of any Super FinCo Borrower or any Affiliate or direct or indirect parent thereof or of any successor corporation thereto or any Subsidiary of any Super FinCo Borrower (each, hereinafter, a “Non-Recourse Person”), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Notwithstanding the foregoing to the contrary, in no event shall this Section 11.17 or any provision hereof impair or in any way limit or reduce any liabilities or obligations of any Non-Recourse Person: (i) under or pursuant to any Finance Document or any document, instrument or certificate delivered in connection therewith to which such Non-Recourse Person is party (but then only to the extent set forth in and arising under such Finance Document or such other document, instrument or certificate) or (ii) for misappropriation of funds, fraud, gross negligence, or willful misconduct.

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11.18Treatment of Certain Information; Confidentiality.
(a)Each Super FinCo Borrower acknowledges that (i) from time to time financial advisory, investment banking and other services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more subsidiaries or Affiliates of such Lender and (ii) information delivered to each Lender by any Credit Party may be provided to each such subsidiary and Affiliate, it being understood that any such subsidiary or Affiliate receiving such information shall agree with the relevant Lender to be bound by the provisions of Section 11.18(b) as if it were a Lender under this Agreement.
(b)Each of the Lenders hereby agrees (on behalf of itself and each of its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, prospective partners, directors, officers, employees, agents, advisors, auditors, service providers, and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any information supplied to it by or on behalf of any Credit Party in connection with the Finance Documents; provided, that nothing in this Agreement shall limit the disclosure of any such information (i) to the extent requested by any regulatory authority or required by any applicable Government Rule or judicial process, (ii) to counsel for any of the Lenders or any Agent, so long as counsel to such parties agrees, with the relevant Lenders before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b), (iii) to any direct or indirect provider of credit protection to any Lender (so long as each such provider agrees with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b)) or any bank examiners, rating agencies, auditors or accountants, (iv) to any Agent or any other Lender (or any subsidiary or Affiliate of any Lender referred to in Section 11.18(a)), (v) after notice to any Credit Party (to the extent such prior notice is legally permitted), in connection with any litigation to which any one or more of the Lenders or any Agent is a party and pursuant to which such Lender or any Agent has been compelled or required to disclose such information upon the advice of counsel to such Lender or Agent, (vi) to any experts engaged by any Agent or any Lender in connection with this Agreement and the transactions contemplated by this Agreement and the other Finance Documents, so long as such parties agree with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b), (vii) to the extent that such information is required to be disclosed to a Government Authority in connection with a tax audit or dispute, (viii) in connection with any Event of Default and any enforcement or collection proceedings resulting from such Event of Default or in connection with the negotiation of any restructuring or “work out” (whether or not consummated) of the obligations of any Credit Party under the Finance Documents, (ix) subject to an agreement entered into with the relevant Lender before any such information is provided to it and containing provisions substantially the same as those of this Section 11.18, to any assignee or participant (or prospective assignee or participant), (x) to its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, prospective partners, directors, officers, employees, agents, advisors, auditors, service providers, and representatives or (xi) to pledgees or assignees of a Lender pursuant to Section 11.15(d). In no event shall any Lender or any Agent be obligated or required to return any materials furnished by any Credit Party; provided, that any confidential information retained by such Lender or Agent shall continue to be subject to the provisions of this Section 11.18(b). The obligations of each Lender under this Section 11.18 shall supersede and replace the obligations of such Lender under any confidentiality letter or other confidentiality obligation, in respect of this financing effective prior to the date of the execution and delivery of this Agreement.
11.19Blocked Lenders. Notwithstanding anything to the contrary in Section 4.15, Section 5.5(a)(iii), or Section 6.13 of this Agreement, in relation to each Lender that is incorporated in a non-US jurisdiction or that otherwise notifies the Administrative Agent to this effect (each a “Blocked Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Blocked Lender and shall only be given by the Super FinCo Borrowers to such Blocked Lender to the extent that the sanctions provisions would not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96, (ii) section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (iii) a similar anti-boycott statute or other applicable Government Rule as in effect in that Blocked Lender’s home jurisdiction.
11.20Acknowledgment Regarding Any Supported QFCs
(a)To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the

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Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(c)As used in this Section 11.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
11.21OID Legend. To the extent required by Sections 1272, 1273 and 1275 of the Code, and the Treasury Regulations promulgated thereunder, each note evidencing ~~the~~ a Loan shall bear a legend in substantially the following form, and including (a) the name and title and (b) either the address or telephone number of an Authorized Officer of the Super FinCo Borrowers who will provide the following information: “FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST, THE SUPER FINCO BORROWERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND THE ISSUE DATE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.”
11.22Joint and Several Liability. It is the intent of the parties hereto that the Super FinCo Borrowers shall be jointly and severally obligated hereunder and under the Loans, as co-borrowers under this Agreement, in respect of the principal of and interest on, and all other amounts owing in respect of, the Obligations. In that connection, each Super FinCo Borrower hereby (i) jointly and severally and irrevocably and unconditionally

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accepts, not merely as a surety, but also as a co-debtor, joint and several liability with the other Super FinCo Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each Super FinCo Borrower without preferences or distinction among them and that the obligations of each Super FinCo Borrower hereunder shall be unconditional irrespective of any circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, and (ii) further agrees that if any of such obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment or cash collateralization, by acceleration or otherwise), the Super FinCo Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever.
11.23Certain Matters with respect to the T5 Project and Series B Loans. Notwithstanding anything to the contrary in this Agreement or any other Finance Document to the contrary, the parties hereto agree that if (i) the T5 Financing Documents are no longer in full force and effect, (ii) the Maturity Date extends beyond the maturity date under the PF Indebtedness under the T5 Financing Documents or (iii) any representation, covenant, event of default or other restriction on an RG Entity contained in the T5 Financing Documents as of the Closing Date is removed or otherwise amended or replaced with a looser restriction (from the perspective of the RG Entities), then this Agreement will be automatically and without the further action of any Person be deemed to include all covenants from such PF Indebtedness as in effect as of the Closing Date (or, in the case of clause (iii), to include such representation, covenant, event of default or other restriction as in effect as of the Closing Date) and the Super FinCo Borrowers, Majority Lenders and the Administrative Agent shall cooperate reasonably to prepare a conformed version hereof reflecting such updates.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.
RIO GRANDE LNG PHASE 1 SUPER FINCO, LLC
as P1 Super FinCo Borrower
By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

RIO GRANDE LNG PHASE 2 SUPER FINCO, LLC
as P2 Super FinCo Borrower
By:/s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

Signature Page to Credit Agreement

GLAS USA LLC
as Administrative Agent
By: /s/ Tarik Johnson
Name: Tarik Johnson
Title: Administrative Agent
Signature Page to Credit Agreement

GLAS USA LLC, as Administrative Agent

By: /s/ Tarik Johnson
Name: Tarik Johnson
Title: Assistant Vice President

Signature Page to Credit Agreement

GIP CAPS II ALACRITY HOLDING PARTNERSHIP, L.P., as Series A Lender

By: GIP Capital Solutions GP II, L.P., its general partner
By: GIP Capital Solutions GP-GP II, Ltd, its general partner

By: /s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

GIP CAPS III ALACRITY HOLDING PARTNERSHIP, L.P., as Series A Lender

By: GIP Capital Solutions GP III, L.P., its general partner
By: GIP Capital Solutions GP-GP III, Ltd, its general partner

By: /s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

Signature Page to Credit Agreement

GIP CAPS III ALACRITY HOLDING PARTNERSHIP (T5), L.P., as Series B Lender

By: GIP Capital Solutions GP III, L.P., its general partner
By: GIP Capital Solutions GP-GP III, Ltd, its general partner

By: /s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

SET ONSHORE HOLDINGS MASTER, L.P. as Series A Lender and Series B Lender

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

HPS ELBE UNLEVERED DIRECT LENDING FUND, SCSP, as Series A Lender

By: HPS Investment Partners, LLC, its Portfolio Manager

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP V HOLDINGS MASTER, L.P. as Series A Lender and Series B Lender

By: HPS Strategic Investment Management V, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP V AP HOLDINGS MASTER, L.P. as Series A Lender and Series B Lender

By: HPS Strategic Investment Management V, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP V ONSHORE HOLDINGS MASTER, L.P. as Series A Lender and Series B Lender

By: HPS Strategic Investment Management V, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP VI HOLDINGS MASTER, L.P. as Series B Lender

By: HPS Strategic Investment Management, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP VI AP HOLDINGS MASTER, L.P. as Series B Lender

By: HPS Strategic Investment Management, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

SIP VI ONSHORE HOLDINGS MASTER, L.P. as Series B Lender

By: HPS Strategic Investment Management, LLC, its Investment Manager
By: HPS Investment Partners, LLC, its Sole Member

By: /s/ Piero Russo
Name: Piero Russo
Title: Managing Director

PSP INVESTMENTS CREDIT USA LLC, as Series A Lender

By: /s/ Alicia Ma
Name: Alicia Ma
Title: Authorized Signatory

By: /s/ Francis Blair
Name: Francis Blair
Title: Authorized Signatory

PSP INVESTMENTS CREDIT USA LLC, as Series B Lender

By: /s/ Alicia Ma
Name: Alicia Ma
Title: Authorized Signatory

By: /s/ Francis Blair
Name: Francis Blair
Title: Authorized Signatory

SCHEDULE I
DEFINITIONS
1.Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
~~“Account Bank” means JP Morgan Chase or another nationally recognized bank or securities intermediary selected by the Super FinCo Borrowers in consultation with the Administrative Agent at which each of the Super FinCo Accounts is maintained by the Super FinCo Borrowers.~~
“A&R Cost Overrun Guaranty” means a guaranty from the Sponsor in substantially the form attached as Exhibit D or otherwise in a form approved by the Administrative Agent and the Lenders.
“Acceleration Event” has the meaning set forth in Section 8.1(e).
“Accounts Agreement” means the P1 Accounts Agreement, ~~or~~ the T4 Accounts Agreement, or the T5 Accounts Agreement, as applicable.
“Administrative Agent” means GLAS USA LLC, not in its individual capacity, but solely as Administrative Agent hereunder, and each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.1.
“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, is under common Control with or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person or (b) any Person solely by reason of their capacity as a Secured Party.
“Affiliated Lender” means, at any time, any Lender that is an Equity Owner or any Affiliate of an Equity Owner or a Non-Debt Fund Affiliate of an Equity Owner at such time or a creditor or an Affiliate of any creditor to any Equity Owner. Notwithstanding anything to the contrary herein, (a) any Lender that is (i) General Atlantic, an Approved Fund or an Affiliate thereof (including APSC II Holdco I, L.P.) and (ii) Bardin Hill or an Approved Fund and an Affiliate thereof shall be an Affiliated Lender hereunder and (b) any GIP Lender shall not be an Affiliated Lender hereunder.
“Agent Indemnitee” shall have the meaning ascribed thereto in Section 10.7(a).
“Agents” means the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning ascribed thereto in the introductory paragraph.
“AML Laws” means (i) the USA Patriot Act of 2001, (ii) the U.S. Money Laundering Control Act of 1986, as amended, (iii) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (iv) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (v) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (vi) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the U.S. Code of Federal Regulations), and (vii) any other similar laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its relevant subsidiaries from time to time concerning or relating to anti-money laundering.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78m, 78dd-1 through 78dd-3 and 78ff, et seq., and all similar laws, rules, and regulations of any jurisdiction prohibiting bribery or corruption applicable to any Credit Party or any of its relevant subsidiaries.

“Anti-Terrorism Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations), (b) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (c) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (d) any other similar federal Government Rule having the force of law and relating to combatting terrorist acts or acts of war, and (e) any regulations promulgated under any of the foregoing.
“Approved Fund” means any fund (or a special purpose vehicle of a fund) or entity administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.15), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Authorized Officer” means (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, the manager, the managing member, or a duly appointed officer of such Person.
“Available Cash” means, as of any date of determination, the aggregate amount of cash actually received by the Super FinCo Borrowers, net of the payment of expenses of the Super FinCo Borrowers that are permitted by the Finance Documents.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq.
“Bankruptcy Proceeding” shall have the meaning ascribed thereto in Section 11.15(h)(ii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Lender, the Administrative Agent, and the Collateral Agent.
“BHC Act Affiliate” shall have the meaning ascribed thereto in Section 11.20(c).
“Blocked Lender” shall have the meaning ascribed thereto in Section 11.19.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower Power” means, with respect to each applicable action, event or circumstance of the Joint Subsidiaries, such action, event or circumstance that is within the actual power and authority of the Super FinCo Borrowers (acting directly or indirectly) to cause the Joint Subsidiaries to take or do such action, event or circumstance, as applicable, or to prevent the Joint Subsidiaries from taking, doing or allowing to exist such action, event or circumstance as applicable, subject to any fiduciary or similar duties. For the avoidance of doubt, no reference to “Borrower Power” in this Agreement shall require the Super FinCo Borrowers to seek or obtain any amendments to Organic Documents of any of the Joint Subsidiaries or contractual obligation as in effect on the Closing Date to expand or modify any right, power, or authority of any Super FinCo Borrower or any Joint Subsidiary thereunder.
“Borrowers’ Knowledge” means the knowledge (which shall be to the best of such Person’s knowledge after diligent inquiry) of the Persons listed on Schedule III or any senior or supervisory personnel of the Sponsor, NEXT or the Super FinCo Borrowers with responsibility for the administration of the Finance Documents that replace such Persons in their respective roles. Any notice delivered to the Super FinCo Borrowers in accordance with the requirements hereunder by a Secured Party shall be deemed to provide the Super FinCo Borrowers with Borrowers’ Knowledge of the facts included therein.
“Business Day” means any day that is not a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Capital Percentage” has the definition set forth in the relevant JVCo LLC Agreement.
“Cash Equivalents” means:
(a)Dollars;
(b)readily marketable securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(c)marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating from any other Recognized Credit Rating Agency);
(d)certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;
(e)repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (b), (c), and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency) and, in each case, maturing within one year after the date of acquisition; and
(g)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition or a money market fund or a qualified investment fund given one of the two highest long-term ratings available from S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency).
“Cash on Hand” means, as of any Quarterly Date, an amount equal to the sum of (a) the aggregate amount of Cash Equivalents held by the Super FinCo Borrowers as of such Quarterly Date plus (b) the aggregate amount of cash held by the FinCo Borrowers as of such Quarterly Date plus (c) the P1 Member’s Capital Percentage of Cash Equivalents held by the P1 Liquefaction Owner as of such Quarterly Date plus (d) the T4 Member’s Capital Percentage of Cash Equivalents held by the T4 Liquefaction Owner as of such Quarterly Date plus (e) the T5 Member’s Capital Percentage of Cash Equivalents held by the T5 Liquefaction Owner as of such Quarterly Date; provided that any amounts netted to determine the aggregate Cash On Hand shall not exceed $50,000,000 in the aggregate during the term of this Agreement.

“CD Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the P1 Liquefaction Owner, the P1 Administrative Agent, the P1 Collateral Agent, the CD Revolving LC Issuing Banks (as defined therein) that are party thereto from time to time, and the CD Senior Lenders (as defined therein) that are party thereto from time to time, as amended by the Amendment No. 1 to CD Credit Agreement, dated as of November 1, 2023.
“CFCo” shall have the meaning ascribed thereto in the recitals.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 9.2(b), by any lending office of such Lender or by the Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means:
(a)any de-listing or “take-private” of NEXT or any Person or group of Persons (excluding, in each case, Global LNG North America Corp., Hanwha, or Mubadala Investment Company PJSC) acquires greater than 50% of the voting power of NEXT;
(b)the Sponsor and NEXT fail to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of any Super FinCo Pledgor;
(c)the P1 Super FinCo Pledgor fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P1 Super FinCo Borrower;
(d)the P2 Super FinCo Pledgor fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P2 Super FinCo Borrower;
(e)the Super FinCo Borrowers fail to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests in each of the Upper-Tier Intermediate Entities;
(f)P1 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the P1 JVCo;
(g)P2 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the T4 JVCo;
(h)P2 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the T5 JVCo;
(i)T4 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the T4 Liquefaction Owner;
(j)T5 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the T5 Liquefaction Owner;

(k)P1 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P1 Liquefaction Owner; or
(l)P1 Liquefaction Owner, ~~or~~ T4 Liquefaction Owner, or T5 Liquefaction Owner fails to legally and beneficially hold their respective direct or indirect voting and economic Equity Interests of the RG Facility Subsidiaries in accordance with the Organic Documents of the RG Facility Subsidiaries.
“Claim” shall have the meaning ascribed thereto in Section 11.1(c).
“Class A Units” means (a) with respect to the P1 JVCo, the “Class A Units” as such term is defined in the P1 JVCo LLC Agreement, ~~and~~ (b) with respect to the T4 JVCo, the “Class A Units” as such term is defined in the T4 JVCo LLC Agreement, and (c) with respect to the T5 JVCo, the “Class A Units” as such term is defined in the T5 JVCo LLC Agreement.
“Closing Date” means the ~~date upon which Financial Close occurs~~ Series A Closing Date or the Series B Closing Date, as applicable; provided, that any reference herein to “as of the Closing Date” or “as in effect at the Closing Date” (or any similar language herein) with respect to (a) (i) the P1 Financing Documents, or the T4 Financing Documents, (ii) the Organic Documents of (A) the P1 Upper-Tier Intermediate Entities, (B) the T4 Upper-Tier Intermediate Entities, (C) the P1 Liquefaction Owner, (D) the T4 Liquefaction Owner and (E) the RG Facility Subsidiaries, or (iii) the P1 Material Project Documents or the T4 Material Project Documents, in each case, shall be a reference to the Series A Closing Date and (b) (i) the T5 Financing Documents or the FinCo Financing Documents, (ii) the Organic Documents of (A) the Super FinCo Borrowers, (B) the T5 Upper-Tier Intermediate Entities, (C) the T5 Lower-Tier Intermediate Entities and (D) the T5 Liquefaction Owner or (iii) the T5 Material Project Documents, in each case, shall be a reference to the Series B Closing Date.
“Closing Date Financial Model” means the ~~financial projections in the form attached as Exhibit H~~ Series A Closing Date Financial Model or the Series B Closing Date Financial Model, as applicable.
“COC Put Right” shall have the meaning ascribed thereto in Section 8.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all “Collateral” as such term is defined in the Security Documents and all other real and personal property which is subject, from time to time, to the security interests or Liens granted by the Security Documents.
“Collateral Agent” means GLAS USA LLC, or any successor to it appointed pursuant to the terms of the Security Agreement.
“Commitments” means the ~~commitments of the Lenders set forth on Schedule II~~ Series A Commitments or the Series B Commitments, as applicable.
“Common Facilities” shall have the meaning ascribed thereto in the Definitions Agreement.
“Communications” shall have the meaning ascribed there to in Section 11.3(d).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, as of any Quarterly Date, with respect to the immediately preceding twelve-month period, the sum of (a) with respect to the P1 Super FinCo Borrower, the sum of (i) the P1 Member’s Capital Percentage of the net income of the P1 JVCo and its Subsidiaries plus (ii) without duplication, 100% of the net income of the P1 Super FinCo Borrower and the P1 Upper-Tier Intermediate Entities (if any) plus (iii) solely to the extent deducted in calculating net income for such period, the P1 Member’s Capital Percentage of the ITDA of the P1 JVCo and its Subsidiaries plus (iv) without duplication, and solely to the extent deducted in calculating net income for such period, 100% of the ITDA of the P1 Super FinCo Borrower and the P1 Upper-Tier Intermediate Entities and (b) with respect to the P2 Super FinCo Borrower, the sum of (i) the T4 Member’s Capital Percentage of the net income of the T4 JVCo and its Subsidiaries plus (ii) the T5 Member’s Capital Percentage of the net income of the T5 JVCo and its Subsidiaries plus (iii) without duplication, 100% of the net income of the P2 Super FinCo Borrower and the P2 Upper-Tier Intermediate Entities (if any) plus (iv) solely to the extent deducted in calculating net income for such period, the T4 Member’s Capital Percentage of the ITDA of the T4 JVCo and its Subsidiaries plus (v) solely to the extent deducted in calculating net income for such period, the T5 Member’s Capital Percentage of the ITDA of the T5 JVCo and its Subsidiaries plus (~~v~~ vi) without duplication, and solely to the extent deducted in calculating net income for such period, 100% of the ITDA of the P2 Super FinCo Borrower and the P2 Upper-Tier Intermediate Entities.
“Consolidated Net Debt” means, as of any Quarterly Date, the sum of (a) the P1 Member’s Capital Percentage of the aggregate principal amount of the PF Indebtedness of the P1 Liquefaction Owner on such Quarterly Date plus (b) the T4 Member’s Capital Percentage of the aggregate principal amount of the PF Indebtedness of the T4 Liquefaction Owner plus (c) the T5 Member’s Capital Percentage of the aggregate principal amount of the PF Indebtedness of the T5 Liquefaction Owner plus (d) 100% of the aggregate principal amount of the FinCo Indebtedness on such Quarterly Date plus (~~d~~ e) the aggregate principal amount of the Super FinCo Indebtedness (including PIK Interest) on such Quarterly Date minus (~~e~~ f) Cash on Hand.
“Consolidated Net Leverage Ratio” means, as of any Quarterly Date, the ratio of (x) Consolidated Net Debt to (y) Consolidated EBITDA.
“Contest” or “Contested” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or with respect to obligations under ERISA or any mechanics’ lien (each, a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim in accordance with GAAP.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning greater than 50% of the voting securities of another Person shall be deemed to Control that Person.
“Control Agreement” ~~shall mean, with respect to the Super FinCo Accounts, one or more~~ means (a) that certain Blocked Account Control Agreement (Shifting Control), dated as of September 23, 2025, by and among the P1 Super FinCo Borrower, the Collateral Agent, and JPMorgan Chase Bank, N.A., as account bank and (b) each other control agreement~~s~~ (if any) entered into by the applicable Super FinCo Borrower, the Collateral Agent, and an account bank, which is sufficient to establish the Collateral Agent’s control pursuant to Section 9-104 of the UCC over such account, in a form reasonably satisfactory to the Collateral Agent.
“Cost Overrun Guaranty” means ~~a guaranty from the Sponsor in substantially the form attached as Exhibit D or otherwise in a form approved by the Administrative Agent and the Lenders~~ (a) on and after the Series A Closing Date and prior to the Series B Closing Date, the Original Cost Overrun Guaranty and (b) on and after the Series B Closing Date, the A&R Cost Overrun Guaranty.
“Covered Entity” shall have the meaning ascribed thereto in Section 11.20(c).
“Covered Party” shall have the meaning ascribed thereto in Section 11.20(b).
“Credit Party” means the Super FinCo Borrowers and the Super FinCo Pledgors.
~~"Date Certain" shall have the meaning ascribed thereto in the T4 Financing Documents as in effect as of the Closing Date.~~
“Debt Fund” means a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments.
“Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default.
“Default Right” shall have the meaning ascribed thereto in Section 11.20(c).

“Defaulting Lender” means a Lender which (a) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (b) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a Person which is Solvent, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Super FinCo Borrowers and each Lender.
“Definitions Agreement” means that certain Amended and Restated Definitions Agreement, dated as of September 4, 2025, by and among, inter alia, the Sponsor, the P1 Liquefaction Owner, the T4 Liquefaction Owner, the RG Facility Subsidiaries, and, upon its accession thereto on the Series B Closing Date, the T5 Liquefaction Owner.
“Designated Offtake Agreements” means the P1 Designated Offtake Agreements, ~~or~~ the T4 Designated Offtake Agreements, or the T5 Designated Offtake Agreements, as applicable.
“Detrimental Effect” means to (a) cause a Material Adverse Effect, (b) cause a Diversionary Effect, or (c) incur indebtedness other than Permitted Indebtedness.
“Development” means the development, acquisition, ownership, occupation, construction, financing, equipping, testing, repair, operation, maintenance and use of a Project and the import and export of LNG from such Project. “Develop” and “Developed” shall have the correlative meanings.
“Discharge Date” means the date on which (a) the Collateral Agent, the Administrative Agent, and the Secured Parties shall have received payment in full in cash of all of the Obligations and all other amounts owing to the Collateral Agent, the Administrative Agent, the Secured Parties under the Finance Documents (other than Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Secured Parties) and (b) the Commitments shall have terminated, expired or been reduced to zero Dollars.
“Disqualified Institution” means (a) any Person set forth on the DQ List and (b) any Person clearly identifiable (solely on the basis of its name or as identified by the Super FinCo Borrowers to the Administrative Agent) as an Affiliate of any Person set forth on the DQ List; provided, that “Disqualified Institution” shall not include in each case a Disqualified Institution Debt Fund Affiliate of any entity not listed under the heading “Group A” in the DQ List; provided, further, that any designation as a “Disqualified Institution” shall not apply retroactively to any then current Lenders or any entity that has acquired an assignment or participation interest in any Loans in accordance with and under this Agreement.
“Disqualified Institution Debt Fund Affiliate” means a Debt Fund with respect to which (a) any such Disqualified Institution Debt Fund Affiliate has in place customary information barriers between it and the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution, and (c) the Disqualified Institution and investment vehicles managed or advised by such Disqualified Institution that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Distributions” means any of the following:
(a)(i) any dividend or distribution (in cash, property or obligations) on or any other payment or distribution on account of or any payment for or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any ownership interests in any Super FinCo Borrower, (ii) any option or warrant for the purchase or acquisition of any such ownership interests, (iii) interest and principal repayment on any intercompany loans or (iv) the setting apart of any money for a sinking or other analogous fund for any of the foregoing; and
(b)(i) any payment (in cash, property or obligations) with respect to principal or interest on or any other payment or distribution on account of or any payment for, the purchase, redemption, retirement or other acquisition of, Permitted Subordinated Debt or (ii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.
“Diversionary Effect” means to (a) adversely modify the allocation of distributable cash from the JVCos to the Super FinCo Borrowers, (b) restrict the making of distributions of cash by any RG Entity, or (c) change the timing of any distribution of available cash by any RG Entity to either Super FinCo Borrower or any Upper-Tier Intermediate Entity to delay such distribution (in each of cases (a) and (b) to the extent not constituting solely an Economic Effect).
“Dollars” and “$” mean the lawful currency of the United States from time to time.
“DQ List” means the list of Disqualified Institutions set forth on Schedule 11.15(i)(iv), as of the Series B Closing Date, as updated by the Super FinCo Borrowers by three Business Days’ prior written notice to the Administrative Agent (a) on a semi-annual basis, to add additional entity names at the option of the Super FinCo Borrowers which are vulture funds or competitors of NEXT and (b) following the consummation of any transaction of at least $100,000,000 in the aggregate, any asset manager providing or managing capital provided to NEXT or any of its subsidiaries, and such asset manager’s Affiliates; provided, that the Super FinCo Borrowers shall not add more than two additional entity names per calendar year to “Group A” of the DQ List following the Series B Closing Date.
“Economic Effect” means to adversely modify (a) the amount of cash available for distribution from any RG Entity directly or indirectly to either Super FinCo Borrower or any Upper-Tier Intermediate Entity absent the relevant action or (b) the date on which an amount of cash will be available for distribution from any RG Entity directly or indirectly to either Super FinCo Borrower or any Upper-Tier Intermediate Entity absent the relevant action.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Claim” shall have the meaning ascribed thereto in the applicable Project Financing Document.
“Environmental Law” shall have the meaning ascribed thereto in the applicable Project Financing Document.
“EPC Contracts” means the P1 EPC Contract, ~~or~~ the T4 EPC Contract, or the T5 EPC Contract, as applicable.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“Equity Owner(s)” means any direct or indirect holders of Equity Interests of any Super FinCo Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person, trade, or business (whether or not incorporated) that, together with the Super FinCo Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Super FinCo Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Super FinCo Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Super FinCo Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is or is expected to be “insolvent” (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is or is expected to be in “endangered status”, “critical status” or “critical and declining status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Super FinCo Borrower or any ERISA Affiliate; (j) the engagement by any Super FinCo Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Super FinCo Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” shall have the meaning ascribed thereto in Section 11.14(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning ascribed thereto in Section 10.14(d).
“Erroneous Payment Return Deficiency” shall have the meaning ascribed thereto in Section 10.14(d).
“Erroneous Payment Subrogation Rights” shall have the meaning ascribed thereto in Section 10.14(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Abandonment” means any of the following shall have occurred:
(a) the abandonment, suspension or cessation of all or a material portion of the activities related to the Development of (w ~~x~~) two or more of the Train 1 Facility, the Train 2 Facility, or the Train 3 Facility, (x ~~y~~) the Train 4 Facility, (y) the Train 5 Facility or (z) the Common Facilities then required for the then-remaining Train Facilities, in each case; provided, that the relevant Liquefaction Owner shall have 120 days (or 365 days if the cessation is caused by force majeure) to resume such activities following such abandonment, suspension or cessation (and no Event of Abandonment shall have occurred during such period) so long as (i) the relevant Liquefaction Owner is diligently attempting to mitigate or cure such issues and has the intent to re-start development, construction and operation of the relevant Project and (ii) the Super FinCo Borrowers are in compliance with Section 5.1(a)(i)(O); provided, further, that the initial 120 day period may be extended for an additional sixty days if the relevant Liquefaction Owner has not been able to resume such activities during such initial 120 day period, the relevant Liquefaction Owner and the Super FinCo Borrowers are each in compliance with the immediately prior proviso, and such Liquefaction Owner reasonably expects (as evidenced by a certification of an Authorized Officer of the Super FinCo Borrowers) to be able to resume such activities during such additional sixty day period;
(b) a formal, public announcement by a Liquefaction Owner of a decision to abandon or indefinitely defer or suspend Development of (w) two or more of the Train 1 Facility, the Train 2 Facility, or the Train 3 Facility, (x)

the Train 4 Facility, (y) the Train 5 Facility or (z) the Common Facilities then required for the then-remaining Train Facilities for any reason;
(c) any Train Abandonment by the relevant Liquefaction Owner of (x) two or more of the Train 1 Facility, Train 2 Facility, or Train 3 Facility, (y) the Train 4 Facility or (z) the Train 5 Facility; or
(d) a Liquefaction Owner shall make any filing with FERC giving notice of the intent or requesting authority to abandon all or any material portion of (w) two or more of the Train 1 Facility, Train 2 Facility, or Train 3 Facility, (w) the Train 4 Facility, (y) the Train 5 Facility or (z) the Common Facilities then required for the then-remaining Train Facilities for any reason.
“Event of Default” shall have the meaning ascribed thereto in Section 7.1.
“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Super FinCo Borrowers under any Finance Document (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any Taxes imposed as a result of the failure of any Agent or any Lender to comply with Section 9.1(g) or Section 9.1(h), (c) any U.S. federal withholding Taxes imposed under FATCA, and (d) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a Finance Document pursuant to the laws and treaties in effect on the date on which (i) such Person acquires such interest in the Finance Document (other than pursuant to an assignment request by the Super FinCo Borrowers under Section 9.4) or (ii) such Person changes its lending office, except in each case to the extent, pursuant to Section 9.1, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person becomes a party hereto or to such Person immediately before it changed its lending office.
“Facility Independent Engineer” shall have the meaning ascribed thereto in the Definitions Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letters” means each of the fee letters, dated as of the relevant Closing Date, between the Super FinCo Borrowers, on the one hand, and the Lenders, the Administrative Agent and/or the Collateral Agent, on the other hand, as the case may be.
“FERC” means the Federal Energy Regulatory Commission, and any successor agency.
“FERC Remand Condition” means the issuance by the FERC of the FERC Remand Order and such FERC Remand Order being final and non-appealable to the FERC (that is, the first to occur of (a) expiration of the rehearing period for the FERC Remand Order without any requests for rehearing being filed, (b) denial of rehearing of the FERC Remand Order by operation of law, or (c) the issuance of an order denying rehearing of the FERC Remand Order on substantive grounds (with respect to any rehearing request that may have been filed)).
“FERC Remand Order” ~~an order by the FERC maintaining its Section 3 authorization of the Rio Grande Facility following its preparation of the supplemental environmental impact statement in Docket Nos. CP16-454, CP16-455, and CP20-481 to address the issues identified by the August 2024 opinion of the U.S. Court of Appeals for the District of Columbia Circuit, as modified on rehearing in March 2025~~ means Rio Grande LNG et al., Order on Remand, issued August 29, 2025, available at 192 FERC ¶ 61,198.
“FID” means the final investment decision by the board of directors of NEXT.

“Finance Documents” means, individually or collectively, as the context may require, each of the following:
(c)this Agreement (including any joinder or accession agreement hereto);
(d)the Fee Letters;
(e)the Security Documents;
(f)the Cost Overrun Guaranty;
(g)each promissory note delivered pursuant to Section 2.5(b); and
(h)any other agreement, document or instrument agreed as such by the Administrative Agent, Lenders and the Super FinCo Borrowers.
“Financial Close” means ~~the date hereof, which is the date on which all the conditions in Article 3 are met (or waived in accordance with Section 11.7)~~, (a) with respect to the Series A Loans, Series A Financial Close or (b) with respect to the Series B Loans, Series B Financial Close.
“FinCo Borrowers” means the P1 FinCo Borrower and the P2 FinCo Borrower.
“FinCo Credit Agreement” means the Credit Agreement, dated as of the Series A Closing Date and amended and restated as of the Series B Closing Date, by and among the FinCo Borrowers, MUFG Bank Ltd., as administrative agent, HSBC Bank USA, N.A., as collateral agent, the ~~T4~~ FinCo LC Issuing Banks and the ~~T4~~ FinCo Lenders (each as defined therein) that are party thereto from time to time, and the other parties thereto.
“FinCo Default” means a “Default” under and as defined in the FinCo Financing Documents.
“FinCo Event of Default” means an “Event of Default” under and as defined in the FinCo Financing Documents.
“FinCo Financing Documents” has the meaning set forth in the FinCo Credit Agreement or any FinCo Successor Debt Instrument.
“FinCo Indebtedness” means Indebtedness of the FinCo Borrowers under the FinCo Financing Documents.
“FinCo Lenders” shall have the meaning ascribed thereto in the FinCo Credit Agreement.
“FinCo Successor Debt Instrument” means the credit agreement, indenture, or other document under which FinCo Indebtedness is extended in accordance with Section 6.2(b)(ii).
“Fiscal Quarter” means each three-month period commencing on each January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.
“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foundation Customer” shall have the meaning ascribed thereto in the Definitions Agreement.
“GAAP” means generally accepted accounting principles and standards in the United States, as in effect from time to time.
“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state at a temperature of 15° Celsius and at an absolute pressure of 1,013.25 millibars.

“GIP Lender” means GIP CAPS II Alacrity Holding Partnership, L.P., GIP CAPS III Alacrity Holding Partnership, L.P., GIP CAPS III Alacrity Holding Partnership (T5), L.P., and their respective Approved Funds and Affiliates; provided that, with respect to any matters requiring the vote of the GIP Lender hereunder, “GIP Lender” shall refer to only those Approved Funds and Affiliates which have become Lenders under this Agreement.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
~~"Guaranteed Substantial Completion Date" shall have the meaning ascribed thereto in the T4 EPC Contract.~~
“Hanwha” means HGC NEXT INV LLC, Hanwha Impact Partners Inc., Hanwha Impact Global Corporation, Hanwha Aerospace Co., Ltd., Hanwha Ocean USA International LLC, Hanwha Ocean USA Holdings Corp., and Hanwha Ocean Co., Ltd.
“Hedging Agreement” means any agreement in respect of any interest rate swap, forward rate transaction, commodity swap, commodity option, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
“Incremental Debt” shall have the meaning ascribed thereto in (a) the T4 Financing Documents or (b) the T5 Financing Documents (as applicable), in each case as in effect on the Closing Date.
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for or in respect of borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person for representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as financial leases; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) whether or not so included as liabilities in accordance with GAAP, Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (h) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 10.7(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Super FinCo Borrowers under any Finance Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning ascribed thereto in Section 11.1(c).
“Interest Election Notice” means a notice by the Super FinCo Borrowers to apply PIK Interest substantially the form attached as Exhibit E or otherwise in a form approved by the Administrative Agent.
“Interest Payment Date” means each Quarterly Date, each date that the Loans are ~~is~~ partially or fully prepaid, and the Maturity Date.

“Intermediate Entities” means the Upper-Tier Intermediate Entities and the Lower-Tier Intermediate Entities.
“Investment” means, for any Person:
(i)the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale); and
(j)the making of any deposit with or advance, loan, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold in the ordinary course of business).
“IRS” means the United States Internal Revenue Service.
“ITDA” means (i) net interest expense, (ii) unrealized derivative gains or losses, (iii) income tax expense, (iv) depreciation and amortization expense and (v) without limiting the foregoing, extraordinary, unusual or nonrecurring losses or charges.
“Joint Subsidiary” means any Subsidiary that is not wholly-owned (directly or indirectly) by any Super FinCo Borrower or any Upper-Tier Intermediate Entity.
“JVCo LLC Agreements” means the P1 JVCo LLC Agreement, ~~and~~ the T4 JVCo LLC Agreement, and the T5 JVCo LLC Agreement.
“JVCos” means the P1 JVCo, ~~and~~ the T4 JVCo, and the T5 JVCo.
“Lenders” means any Lender with a Commitment or an outstanding Loan and any other Person that shall have become a Lender pursuant to an Assignment and Assumption or a Restricted Lender Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or an Restricted Lender Assignment and Assumption.
“Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, trust, charge, lease, easement, servitude, hypothec, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Liquefaction Owners” means the P1 Liquefaction Owner, ~~and~~ the T4 Liquefaction Owner, or the T5 Liquefaction Owner, as applicable.
“Loans” means the Series A Loan, the Series B Loan, and any other Loan extended hereunder.
“Lower-Tier Intermediate Entities” means the P1 Lower-Tier Intermediate Entities, ~~and~~ the T4 Lower-Tier Intermediate Entities, and the T5 Lower-Tier Intermediate Entities.
“Majority Lenders” means, at any time, Lenders having outstanding Loans, representing more than 50% of the sum of the total outstanding Loans at such time. The Loans of any Defaulting Lender or Restricted Lender shall be disregarded in determining Majority Lenders at any time.
“Make Whole Discount Rate” shall have the meaning ascribed thereto in Section 8.1(c).
“Make Whole Premium” shall have the meaning ascribed thereto in Section 8.1(c).
“Material Adverse Effect” means a material adverse effect on: (a) the financial condition and results of operations of the Super FinCo Borrowers and their Subsidiaries; (b) the ability of any RG Entity to perform its respective material obligations under any applicable Material Project Document then in effect and to which it is a party; (c) the ability of the Super FinCo Borrowers, taken as a whole, to fully and timely perform and comply with their payment and other obligations under the Finance Documents; or (d) the security interests of the Secured Parties.
“Material Project Documents” means, collectively, the P1 Material Project Documents, ~~and~~ the T4 Material Project Documents, and the T5 Material Project Documents.
“Maturity Date” shall have the meaning ascribed thereto in Section 2.1(c).
“Maximum Accrual” shall have the meaning ascribed thereto in Section 2.11.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to by the Super FinCo Borrowers or any ERISA Affiliate.
“Net Available Cash” means, as of any date of determination, Available Cash minus cash payments of interest due and payable by the Super FinCo Borrowers under this Agreement as of such date minus the aggregate amount of Distributions made in accordance with Section 6.10.
“NEXT” means NextDecade Corporation, a corporation formed under the laws of the State of Delaware.
“No Call Date” ~~means, with respect to the Series A Loans, the Series A No Call Date~~ shall have the meaning ascribed thereto in Section 8.1(a).
“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 9.4(b).
“Non-Debt Fund Affiliate” means any Affiliate of an Equity Owner other than (a) any Credit Party or any RG Entity and (b) any natural Person.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
“Non-Recourse Person” shall have the meaning ascribed thereto in Section 11.17.
“Obligations” means all obligations and liabilities of the Super FinCo Borrowers arising under or in connection with a Finance Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of (a) the principal of (including PIK Interest) and interest on all Loans, (b) fees (including upfront fees and agency fees) payable under any Finance Document, (c) any Make Whole Premium or other call premium, and (d) all other amounts payable by any Credit Party to any Agent or any Lender pursuant to any Finance Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent or any Lender) due and payable to any Agent or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Credit Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and, with respect to any Person that is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Original Cost Overrun Guaranty” means the guaranty from the Sponsor dated as of the Series A Closing Date in substantially the form attached as Exhibit D to the Credit Agreement as in effect at the Series A Closing Date.

“Other Connection Taxes” means, with respect to any Agent, any Lender, or any other recipient of any payment made pursuant to any obligation of the Super FinCo Borrowers under any Finance Document, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or any of the Finance Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Finance Document or from the execution, delivery, performance, registration, or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document.
“P1 Accounts Agreement” means that certain Accounts Agreement, dated as of July 12, 2024, among the P1 Liquefaction Owner, Mizuho Bank (USA) as the P1 Collateral Agent and JP Morgan Chase Bank, N.A., as P1 Accounts Bank.
“P1 Administrative Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Collateral Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Common Facilities” shall have the meaning ascribed thereto in the Definitions Agreement.
“P1 Common Terms Agreement” means that certain Common Terms Agreement, dated as of July 12, 2023, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the P1 Intercreditor Agent, as amended by the Amendment No. 1 to Common Terms Agreement, dated as of November 2, 2023, ~~and~~ the Amendment No. 2 to Common Terms Agreement, dated as of December 28, 2023, and the Amendment No. 3 to Common Terms Agreement, dated as of September 4, 2025.
“P1 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined (and as such definition exists on the Closing Date) in the P1 Common Terms Agreement.
“P1 EPC Contract” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Financing Documents” shall have the meaning ascribed thereto in the P1 Common Terms Agreement and includes, without limitation, the CD Credit Agreement and the TCF Credit Agreement.
“P1 FinCo Borrower” means Rio Grande LNG Phase 1 FinCo, LLC, a Delaware limited liability company.
“P1 FinCo Pledgor” means Rio Grande LNG Phase 1 FinCo Holdings, LLC, a Delaware limited liability company.
“P1 Holdings” means Rio Grande LNG Phase 1 Holdings, LLC, a Delaware limited liability company.
“P1 Intercreditor Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 JVCo” means Rio Grande LNG Intermediate Holdings, LLC, a Delaware limited liability company.
“P1 JVCo LLC Agreement” means Amended and Restated Limited Liability Company Agreement of P1 JVCo, dated as of July 12, 2023, by and among P1 JVCo and the other parties thereto.
“P1 Liquefaction Owner” shall have the meaning ascribed thereto in the recitals.
“P1 Lower-Tier Intermediate Entities” means P1 JVCo and the wholly-owned direct and indirect subsidiaries of the P1 JVCo that own the P1 Liquefaction Owner.
“P1 Material Project Documents” means each agreement defined as a “Material Project Document” in the P1 Common Terms Agreement.
“P1 Member” means Rio Grande LNG Intermediate Super Holdings, LLC, a Delaware limited liability company.

“P1 Pledgor” means Rio Grande LNG Holdings, LLC, a Delaware limited liability company.
“P1 Project” shall have the meaning ascribed thereto in the recitals.
“P1 Project Default” means a “Default” under and as defined in the P1 Financing Documents.
“P1 Project Event of Default” means an “Event of Default” under and as defined in the P1 Financing Documents.
“P1 Project Indebtedness” means Indebtedness of the P1 Liquefaction Owner under the P1 Financing Documents.
“P1 Super FinCo Borrower” shall have the meaning ascribed thereto in the introductory paragraph.
“P1 Super FinCo Pledgor” means Rio Grande LNG Phase 1 Super FinCo Holdings, LLC, a Delaware limited liability company.
“P1 Train Facilities” shall have the meaning ascribed thereto in the Definitions Agreement.
“P1 Upper-Tier Intermediate Entities” means the wholly-owned direct and indirect subsidiaries of the P1 Super FinCo Borrower that own the P1 JVCo.
“P2 FinCo Borrower” means Rio Grande LNG Phase 2 FinCo, LLC, a Delaware limited liability company.
“P2 FinCo Pledgor” means Rio Grande LNG Phase 2 FinCo Holdings, LLC, a Delaware limited liability company.
“P2 Member” means Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC, a Delaware limited liability company.
“P2 Super FinCo Borrower” shall have the meaning ascribed thereto in the introductory paragraph.
“P2 Super FinCo Pledgor” means Rio Grande LNG Phase 2 Super FinCo Holdings, LLC, a Delaware limited liability company.
“Participant” shall have the meaning ascribed thereto in Section 11.15(e).
“Participant Register” shall have the meaning ascribed thereto in Section 11.15(e).
“Participating Lender” means PSP Investments Credit USA LLC, its Approved Funds and its Affiliates.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
“Payment Recipient” shall have the meaning ascribed thereto in Section 10.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by any Super FinCo Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permitted Business” means (a) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of the Rio Grande Facility, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of any facilities reasonably related to or using by-products of the Rio Grande Facility (including carbon capture and sequestration by the Super FinCo Borrowers or their Affiliates), (b) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of carbon capture and sequestration projects, all activity reasonably necessary or undertaken in connection with the foregoing, and any activities incidental or related to any of the foregoing, and (c) any business activities reasonably related to the foregoing.
“Permitted Indebtedness” shall have the meaning ascribed thereto in Section 6.2.
“Permitted Interest Rate Swap Agreements” means any interest rate swap or similar derivative instrument or agreement entered into solely for purpose of hedging interest rate exposure of applicable Permitted Indebtedness that complies with the requirements under the applicable Project Financing Documents or FinCo Financing Documents, as applicable, and that is otherwise on arm’s-length terms and not for speculative (or any other) purposes.
“Permitted Lien” shall have the meaning ascribed thereto in Section 6.3.
“Permitted Priority Liens” means Liens that pursuant to Government Rules, are entitled to the same or a higher priority than the Liens granted for the benefit of the Collateral Agent under the Security Documents.
“Permitted Subordinated Debt” means any unsecured Indebtedness of any Super FinCo Borrower for borrowed money that is fully subordinated to the Obligations and to the rights of the Secured Parties pursuant to a subordination agreement, that is satisfactory to the Administrative Agent, acting reasonably.
“Permitted Tax Distributions” means, for a taxable period, Tax Distributions in respect of such period; provided, that such Tax Distributions shall not exceed the lesser of (x) the actual tax liability of NEXT for such period with respect to NEXT’s interest in the applicable Super FinCo Borrower, (y) the amount of tax distributions for the applicable period calculated consistent with Exhibit K hereto and (z) the amount of distributions in respect of such period received by the Super FinCo Borrowers which were indirectly distributed from the Liquefaction Owners specifically to satisfy such liability in accordance with the applicable Accounts Agreement.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or Government Authority.
“PF Default” means P1 Project Default, ~~or~~ T4 Project Default, or T5 Project Default, as applicable.
“PF Event of Default” means P1 Project Event of Default, ~~or~~ T4 Project Event of Default, or T5 Project Event of Default, as applicable.
“PF Indebtedness” means the P1 Project Indebtedness, ~~or~~ the T4 Project Indebtedness, or the T5 Project Indebtedness, as applicable.
“PIK Interest” shall have the meaning ascribed thereto in Section 2.6(b).
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of any Super FinCo Borrower, or any such plan to which any Super FinCo Borrower is required to contribute on behalf of any of its employees or with respect to which any Super FinCo Borrower has or may have any liability.
“Platform” shall have the meaning ascribed thereto in Section 11.3(d).
“Pledge Agreement” means that Pledge Agreement, dated as of the Series A Closing Date, by and between the Super FinCo Pledgors and the Collateral Agent.
“Prepayment Notice” shall have the meaning ascribed thereto in Section 8.6.

~~"Project Completion Date" shall have the meaning ascribed thereto in the P1 Common Terms Agreement, as in effect on the Closing Date, or the T4 Common Terms Agreement, as in effect on the Closing Date, as applicable.~~
“Project Financing Documents” means the P1 Financing Documents, ~~or~~ the T4 Financing Documents, or the T5 Financing Documents, as applicable.
“Projects” means the P1 Project, ~~and~~ the T4 Project, and the T5 Project.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“QFC” shall have the meaning ascribed thereto in Section 11.20(c).
“QFC Credit Support” shall have the meaning ascribed thereto in Section 11.20(a).
“Qualifying Investor” means, in respect of any Debt Fund, any Person that holds limited partnership or other Equity Interests in or has made capital commitments to make an Investment in and acquire limited partnership or other Equity Interests in such Debt Fund (in each case in material amounts and not solely for the purpose of qualifying as a Qualifying Investor).
“Quarterly Date” means the last Business Day of each April, July, October, and January that occurs after the Series A Closing Date.
“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally recognized rating agency as approved by the Administrative Agent (on behalf of the Majority Lenders) in its reasonable judgment.
“Register” shall have the meaning ascribed thereto in Section 11.15(c).
“Reinstatement Debt” shall have the meaning ascribed thereto in the P1 Financing Documents, the T4 Financing Documents or the T5 Financing Documents, as applicable, in each case as in effect on the Closing Date.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
~~"Relevant Governmental Body" means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.~~
“Relevant Proceeds” shall have the meaning ascribed thereto in Section 8.3(a).
“Relevering Debt” shall have the meaning ascribed thereto in the P1 Financing Documents as in effect on the Closing Date.
“Replacement Debt” shall have the meaning ascribed thereto in the P1 Financing Documents, ~~or~~ the T4 Financing Documents or the T5 Financing Documents, as applicable, in each case as in effect on the Closing Date.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restored” shall have the meaning ascribed thereto in the Definitions Agreement.
“Restricted Lender” means, as applicable, an Affiliated Lender or a Participating Lender and “Restricted Lenders” shall mean, collectively, the Affiliated Lenders and the ~~Restricted~~ Participating Lenders.

“Restricted Lender Assignment Agreement” shall have the meaning ascribed thereto in Section 11.15(h)(i)(A).
“Restricted Lender Cap” shall have the meaning ascribed thereto in Section 11.15(h)(i)(E).
“Restricted Lender Claim” shall have the meaning ascribed thereto in Section 11.15(h)(ii).
“Restricted Person” means at any time, any Person that is: (a) the target of Sanctions; (b) listed on a Sanctions List; (c) any Person located, organized or ordinarily resident in, or any governmental entity or governmental instrumentality of, a Sanctioned Country; or (d) any Person 50% or more directly or indirectly owned by, controlled, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.
“RG Entities” means, collectively, the Super FinCo Borrowers, the Intermediate Entities, the Liquefaction Owners and the RG Facility Subsidiaries.
“RG Facility Agreements” shall have the meaning ascribed thereto in the Project Financing Documents.
“RG Facility Subsidiaries” shall have the meaning ascribed thereto in the Definitions Agreement.
“RG Subsidiaries” means, collectively, the Liquefaction Owners and the RG Facility Subsidiaries.
“Rio Grande Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“RP Prepayment Right” shall have the meaning ascribed thereto in Section 8.3(b).
“S&P” means S&P Global Ratings or any successor thereto.
“Sanctioned Country” means at any time, a country, region, or territory which is the subject or target of comprehensive territorial Sanctions broadly restricting or prohibiting dealings with such country, region, or territory (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic).
“Sanctions” means economic or financial sanctions or trade embargoes or similar restrictive measures enacted, imposed, administered and enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, or (g) any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject.
“Sanctions Authorities” means (a) the United States, (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state), (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, and (g) any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject; or (h) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Sanctions Violation” shall have the meaning ascribed thereto in Section 5.5(b).
“Secured Parties” means, without duplication, (a) each Lender and (b) each Agent.

“Security Agreement” means the Security Agreement, dated as of the Series A Closing Date, entered into by and between the Super FinCo Borrowers and the Collateral Agent.
“Security Documents” means, individually or collectively, as the context may require, each of the following:
(k)the Security Agreement;
(l)the Pledge Agreement;
(m)~~upon the execution thereof,~~ the Control Agreement; and
(n)any other document, agreement, instrument or filing executed in favor of the Collateral Agent for the benefit of any Secured Party (including any replacement of or supplement to the Security Documents set forth above) pursuant to Section 5.3.
“Series A Closing Date” means September 9, 2025, the date upon which Series A Financial Close occurred.
“Series A Closing Date Financial Model” means the financial projections in the form attached as Exhibit H-1.
“Series A Commitment” means the commitments of the Lenders set forth on Schedule II under the heading “Series A Commitment”.
“Series A Financial Close” means the satisfaction (or waiver in accordance with Section 11.7) of the conditions in Section 3.1 and the disbursement of the Series A Loan in accordance with this Agreement.
“Series A Lender” means each Lender holding a Series A Loan.
“Series A Loans” shall have the meaning ascribed thereto in Section 2.1(a).
“Series B Closing Date” means the date upon which Series B Financial Close occurs.
“Series B Closing Date Financial Model” means the financial projections in the form attached as Exhibit H-2.
“Series B Commitment” means the commitments of the Lenders set forth on Schedule II under the heading “Series B Commitment”.
“Series B Financial Close” means the satisfaction (or waiver in accordance with Section 11.7) of the conditions in Section 3.2 and the disbursement of the Series B Loan in accordance with this Agreement.
“Series B Lender” means each Lender holding a Series B Loan.
“Series of Loans” means the Series A Loans or the Series B Loans, as applicable.
“SFC LD Distributions” means the distributions permitted (a) to be made by (i) the P1 Liquefaction Owner pursuant to (A) Section 9.4(b)(iii) (Performance Liquidated Damages and Termination Payments) of the P1 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the P1 Common Terms Agreement pursuant to clause (a) of the definition of “Extraordinary Distributions” under the P1 Common Terms Agreement, and (C) Section 3.9(e)(ii) (P1 Proceeds Account) of the P1 Accounts Agreement, (ii) the T4 Liquefaction Owner pursuant to (A) Section 9.4(b)(iii) (Performance Liquidated Damages and Termination Payments) of the T4 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the T4 Common Terms Agreement pursuant to clause (a) of the definition of “Extraordinary Distributions” under the T4 Common Terms Agreement, and (C) Section 3.8(e)(ii) (T4 Proceeds Account) of the T4 Accounts Agreement, or (iii) the T5 Liquefaction Owner pursuant to (A) Section 9.4(b)(iii) (Performance Liquidated Damages and Termination Payments) of the T5 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the T5 Common Terms Agreement pursuant to clause (a) of the definition of “Extraordinary Distributions” under the T5 Common Terms Agreement, and (C) Section 3.8(e)(ii) (T5 Proceeds Account) of the T5 Accounts Agreement and (b) to

be further made by the FinCo Borrowers as permitted by clause (b) of the definition of “FinCo Extraordinary Distributions” under the FinCo Credit Agreement.
“SFC LNGSMPE Distribution(s)” means the distributions permitted (a) to be made by (i) the P1 Liquefaction Owner pursuant to (A) Section 5.10 (Distributions) of the P1 Common Terms Agreement pursuant to clause (f) of the definition of “P1 Project Costs” under the P1 Accounts Agreement, clause (e) of the definition of “Extraordinary Distributions” under the P1 Common Terms Agreement and Section 3.1(c) of the P1 Accounts Agreement or (B) clause (j) of the definition of “Extraordinary Distributions” under the P1 Common Terms Agreement and Section 3.7(c)(i) (P1 Distribution Reserve Account) of the P1 Accounts Agreement, (ii) the T4 Liquefaction Owner pursuant to Section 5.10 (Distributions) of the T4 Common Terms Agreement pursuant to (A) clause (f)(i) of the definition of “T4 Project Costs” under the T4 Accounts Agreement, clause (e) of the definition of “Extraordinary Distributions” under the T4 Common Terms Agreement and Section 3.1(c) of the T4 Accounts Agreement or (B) clause (i) of the definition of “Extraordinary Distributions” under the T4 Common Terms Agreement and Section 3.7(c)(i)(A) (P1 Distribution Reserve Account) of the T4 Accounts Agreement or (iii) the T5 Liquefaction Owner pursuant to Section 5.10 (Distributions) of the T5 Common Terms Agreement pursuant to (A) clause (f)(i) of the definition of “T5 Project Costs” under the T5 Accounts Agreement, clause (e) of the definition of “Extraordinary Distributions” under the T5 Common Terms Agreement and Section 3.1(c) of the T5 Accounts Agreement or (B) clause (i) of the definition of “Extraordinary Distributions” under the T5 Common Terms Agreement and Section 3.7(c)(i)(A) (P1 Distribution Reserve Account) of the T5 Accounts Agreement and (b) to be further made by the FinCo Borrowers as permitted by clause (b) of the definition of “FinCo Extraordinary Distributions” under the FinCo Credit Agreement
“SFC Restoration Distributions” means the distributions permitted (a) to be made by (i) the P1 Liquefaction Owner pursuant to (A) Section 9.2(b) (Loss Proceeds) of the P1 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the P1 Common Terms Agreement pursuant to clause (c) of the definition of “Extraordinary Distributions” under the P1 Common Terms Agreement, and (C) Section 3.10(e)(ii) (P1 Insurance Proceeds Account) of the P1 Accounts Agreement, (ii) the T4 Liquefaction Owner pursuant to (A) Section 9.2(b) (Loss Proceeds) of the T4 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the T4 Common Terms Agreement pursuant to clause (c) of the definition of “Extraordinary Distributions” under the T4 Common Terms Agreement, and (C) Section 3.9(d)(ii) (T4 Insurance Proceeds Account) of the T4 Accounts Agreement (respectively), and (iii) the T5 Liquefaction Owner pursuant to (A) Section 9.2(b) (Loss Proceeds) of the T5 Collateral and Intercreditor Agreement, (B) Section 5.10 (Distributions) of the T5 Common Terms Agreement pursuant to clause (c) of the definition of “Extraordinary Distributions” under the T5 Common Terms Agreement, and (C) Section 3.9(d)(ii) (T5 Insurance Proceeds Account) of the T5 Accounts Agreement (respectively) and (b) to be further made by the FinCo Borrowers as permitted by clause (b) of the definition of “FinCo Extraordinary Distributions” under the FinCo Credit Agreement.
“Solvent” means, with respect to any Person, as of the date of any determination, that on such date: (a) the fair valuation of the property of such Person is greater than the total liabilities, including contingent liabilities, of such Person; (b) the present fair saleable value of and the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means NextDecade LNG, LLC.
“Subject Compliance Person” means each of the following: (a) the Super FinCo Borrowers and the Upper-Tier Intermediate Entities; (b) each director and officer of, and, to the knowledge of the Super FinCo Borrowers, each employee and agent of, any Super FinCo Borrower or Upper-Tier Intermediate Entity; and (c) to the Borrowers’ Knowledge, each director, officer, employee and agent of the Joint Subsidiaries.
“Subscription Agreements” means the T4 Subscription Agreements or the T5 Subscription Agreements, as applicable.
“Subsidiary” means, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or Controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof; ~~provided that, with respect to any RG Entity, Subsidiary shall not include any T5 Entity~~.
“Super FinCo Accounts” means the accounts set forth on Schedule 4.24 and each other account (if any) established by the Super FinCo Borrowers and subject of a Control Agreement; provided that the establishment of any such other account shall be subject to the prior written consent of the GIP Lender.
“Super FinCo Borrowers” shall have the meaning ascribed thereto in the introductory paragraph.
“Super FinCo Pledgors” means the P1 Super FinCo Pledgor and the P2 Super FinCo Pledgor.
“Supplemental Debt” shall have the meaning ascribed thereto in the P1 Financing Documents, the T4 Financing Documents or the T5 Financing Documents, as applicable, in each case as in effect on the Closing Date.
“Supported QFC” shall have the meaning ascribed thereto in Section 11.20(a).
“T4 Accounts Agreement” means the Accounts Agreement, dated as of the Series A Closing Date, among the T4 Liquefaction Owner, Mizuho Bank (USA) as T4 Collateral Agent and JPMorgan Chase Bank, N.A., as T4 Accounts Bank.
“T4 Common Facilities” shall have the meaning ascribed thereto in the recitals.
“T4 Common Terms Agreement” means that certain Common Terms Agreement, dated as of the Series A Closing Date, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the T4 Intercreditor Agent.
“T4 Credit Agreement” means the Credit Agreement, dated as of the Series A Closing Date, by and among the T4 Liquefaction Owner, MUFG Bank, Ltd, as administrative agent, Mizuho Bank (USA), as collateral agent, the Construction/Term Lenders (as defined therein) that are party thereto from time to time, and the other parties thereto.
“T4 Date Certain” shall have the meaning ascribed thereto in the T4 Financing Documents as in effect as of the Closing Date.
“T4 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined (and as such definition exists on the Closing Date) in the T4 Common Terms Agreement.
“T4 EPC Contract” means the “T4 EPC Contract” as defined in the T4 Common Terms Agreement.
“T4 Financing Documents” shall have the meaning ascribed thereto in the T4 Common Terms Agreement and includes, without limitation, the T4 Credit Agreement.
“T4 Guaranteed Substantial Completion Date” shall have the meaning ascribed thereto in the T4 EPC Contract.
“T4 Intercreditor Agent” shall have the meaning ascribed thereto in the T4 Common Terms Agreement.
“T4 JVCo” means Rio Grande LNG Train 4 Intermediate Holdings, LLC, a Delaware limited liability company.
“T4 JVCo LLC Agreement” means Amended and Restated Limited Liability Company Agreement of T4 JVCo, dated as of the Series A Closing Date, by and among T4 JVCo and the other parties thereto.
“T4 Liquefaction Owner” shall have the meaning ascribed thereto in the recitals.
“T4 Lower-Tier Intermediate Entities” means T4 JVCo and the wholly-owned direct and indirect subsidiaries of the T4 JVCo that own the T4 Liquefaction Owner.
“T4 Material Project Documents” means each agreement defined as a “Material Project Document” in the T4 Common Terms Agreement.

“T4 Pledgor” means Rio Grande LNG Train 4 Holdings, LLC, a Delaware limited liability company.
“T4 Project” shall have the meaning ascribed thereto in the recitals.
“T4 Project Default” means a “Default” under and as defined in the T4 Financing Documents.
“T4 Project Event of Default” means an “Event of Default” under and as defined in the T4 Financing Documents.
“T4 Project Indebtedness” means Indebtedness of the T4 Liquefaction Owner under the T4 Financing Documents.
“T4 Subscription Agreements” means (a) the Subscription Agreement dated as of August 7, 2025 by and among the Sponsor, the P2 Member and the T4 JVCo, (b) the Subscription Agreement dated as of August 7, 2025 by and among Global LNG North America Corp., the Sponsor, the P2 Member and the T4 JVCo, and (c) the Subscription Agreement dated as of August 7, 2025 by and among, inter alia, GIP V Velocity Aggregator T4, L.P., the Sponsor, the P2 Member and the T4 JVCo.
“T4 Substantial Completion” shall have the meaning ascribed to “Substantial Completion” in the T4 Common Terms Agreement.
“T4 Term Conversion Date” shall have the meaning ascribed to “Term Conversion Date” in the T4 Credit Agreement.
“T4 Upper-Tier Intermediate Entities” means the wholly-owned direct and indirect subsidiaries of the P2 Super FinCo Borrower that own the T4 JVCo.
“T5 Accounts Agreement” means the Accounts Agreement, dated as of the Series B Closing Date, among the T5 Liquefaction Owner, Mizuho Bank (USA) as T5 Collateral Agent and JPMorgan Chase Bank, N.A., as T5 Accounts Bank.
“T5 Common Facilities” shall have the meaning ascribed thereto in the recitals.
“T5 Common Terms Agreement” means that certain Common Terms Agreement, dated as of the Series B Closing Date, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the T5 Intercreditor Agent.
“T5 Credit Agreement” means the Credit Agreement, dated as of the Series B Closing Date, by and among the T5 Liquefaction Owner, MUFG Bank, Ltd, as administrative agent, Mizuho Bank (USA), as collateral agent, the Construction/Term Lenders (as defined therein) that are party thereto from time to time, and the other parties thereto.
“T5 Date Certain” shall have the meaning ascribed thereto in the T5 Financing Documents as in effect as of the Closing Date.
“T5 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined (and as such definition exists on the Closing Date) in the T5 Common Terms Agreement.
“T5 EPC Contract” means the “T5 EPC Contract” as defined in the T5 Common Terms Agreement.
“T5 Financing Documents” shall have the meaning ascribed thereto in the T5 Common Terms Agreement and includes, without limitation, the T5 Credit Agreement, T5 Indenture and T5 Note Purchase Agreement.
“T5 Guaranteed Substantial Completion Date” shall have the meaning ascribed thereto in the T5 EPC Contract.
“T5 Intercreditor Agent” shall have the meaning ascribed thereto in the T5 Common Terms Agreement.

“T5 JVCo” means Rio Grande LNG Train 5 Intermediate Holdings, LLC, a Delaware limited liability company.
“T5 JVCo LLC Agreement” means Amended and Restated Limited Liability Company Agreement of T5 JVCo, dated as of the Series B Closing Date, by and among T5 JVCo and the other parties thereto.
“T5 Liquefaction Owner” shall have the meaning ascribed thereto in the recitals.
“T5 Lower-Tier Intermediate Entities” means T5 JVCo and the wholly-owned direct and indirect subsidiaries of the T5 JVCo that own the T5 Liquefaction Owner.
“T5 Material Project Documents” means each agreement defined as a “Material Project Document” in the T5 Common Terms Agreement.
“T5 Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Series B Closing Date, by and among T5 Liquefaction Owner, as issuer, the purchasers party thereto and Wilmington Trust, National Association, as trustee.
“T5 Pledgor” means Rio Grande LNG Train 5 Holdings, LLC, a Delaware limited liability company.
“T5 Project” shall have the meaning ascribed thereto in the recitals.
“T5 Project Default” means a “Default” under and as defined in the T5 Financing Documents.
“T5 Project Event of Default” means an “Event of Default” under and as defined in the T5 Financing Documents.
“T5 Project Indebtedness” means Indebtedness of the T5 Liquefaction Owner under the T5 Financing Documents.
“T5 Indenture” means the Indenture, dated as of the Series B Closing Date, by and between T5 Liquefaction Owner and Wilmington Trust, National Association, as trustee.
“T5 Subscription Agreements” means (a) the Subscription Agreement dated as of October 15, 2025 by and among the Sponsor, the P2 Member and the T5 JVCo and (b) the Subscription Agreement dated as of October 15, 2025 by and among, inter alia, GIP V Velocity Aggregator T5, L.P., the Sponsor, the P2 Member and the T5 JVCo.
“T5 Substantial Completion” shall have the meaning ascribed to “Substantial Completion” in the T5 Common Terms Agreement.
“T5 Upper-Tier Intermediate Entities” means the wholly-owned direct and indirect subsidiaries of the P2 Super FinCo Borrower that own the T5 JVCo.
“Tax Distributions” means an amount sufficient to allow the direct or indirect members of the Super FinCo Borrowers to pay their estimated and final federal tax liabilities (based on the highest, then applicable, federal tax rate for individuals (or corporations, if higher) resident in New York, New York) deemed to arise from the net federal taxable income relating to the operations of the RG Entities.
“Taxes” means all present or future taxes of every kind (including gross and net income, gross and net receipts, contributions, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, harmonized, use, value-added, stamp, documentary, excise, property and other similar taxes), withholdings, levies, imposts, duties, deductions and other similar charges and fees now or in the future imposed by any Government Authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto.
“TCF Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the P1 Liquefaction Owner, TotalEnergies Holdings SAS, the TCF Administrative Agent (as defined therein), the P1

Collateral Agent, and the senior lenders party thereto from time to time, as amended by the Amendment No. 1 to TCF Credit Agreement, dated as of November 1, 2023.
“Trade Date” shall have the meaning ascribed thereto in Section 11.15(i)(i)2.6(c)(ii).
“Train 1 Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“Train 2 Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“Train 3 Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“Train 4 Facility” shall have the meaning ascribed thereto in the recitals.
“Train 5 Facility” shall have the meaning ascribed thereto in the recitals.
“Train Abandonment” shall have the meaning ascribed thereto in the Definitions Agreement as in effect on the Series B Closing Date.
“Train Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“Treasury Rate” shall have the meaning ascribed thereto in the Section 8.1(c).
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions of this Agreement relating to such perfection, priority or remedies.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” or “U.S.” means the United States of America.
“Upper-Tier Intermediate Entities” means the P1 Upper-Tier Intermediate Entities, the T4 Upper-Tier Intermediate Entities, and the T5 Upper-Tier Intermediate Entities.
“U.S. Person” means any Person that is (a) a “United States person” as defined in Section 7701(a)(30) of the Code or (b) disregarded as an entity separate from a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes.
“U.S. Special Resolution Regimes” shall have the meaning ascribed thereto in Section 11.20.
~~“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.~~
“U.S. Tax Compliance Certificate” shall have the meaning ascribed thereto in Section 9.1.
“Withholding Agent” means the Super FinCo Borrowers or the Administrative Agent.

“Working Capital Debt” shall have the meaning ascribed thereto in the P1 Financing Documents, the T4 Financing Documents or the T5 Financing Documents, as applicable, in each case as in effect on the Closing Date.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
2.Principles of Construction.
(a)In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)references to “Articles”, “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to sections of, and schedules, exhibits and appendices to, this Agreement;
(iii)references to “assets” includes property, revenues, and rights of every description (whether real, personal or mixed and whether tangible or intangible);
(iv)references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in herein;
(vii)references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)words importing the singular include the plural and vice versa;
(ix)words importing the masculine include the feminine and vice versa;
(x)the words “include”, “includes”, and “including” are not limiting;
(xi)the word “or” is not exclusive;
(xii)references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xiii)references to “months” shall mean calendar months and references to “years” shall mean calendar years; and
(xiv)unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.

(b)This Agreement is the result of negotiations among, and has been reviewed by, all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party hereto.
(c)All computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.
3.Divisions. For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.